  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998

                                                     REGISTRATION NO. 333-38351

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                               USWEB CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

            DELAWARE                              8742                            870551650
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                                ---------------

                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              JAMES J. HEFFERNAN
                            CHIEF FINANCIAL OFFICER
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                               MARK BONHAM, ESQ.
                               PAUL TOBIAS, ESQ.

                             SAM ZUCKER, ESQ.
                                ANN CRADY, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

PROSPECTUS

                               16,666,667 SHARES

                                [LOGO OF USWEB]

                                 COMMON STOCK

  This Prospectus relates to 16,666,667 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of USWeb Corporation ("USWeb" or the "Company") which may be issued by the Company and offered for sale from time to time in connection with future acquisitions of the assets, technologies or securities of complementary businesses in such amounts, at such prices and on such terms as may be determined at the time of offering. No period of time has been fixed within which the Shares may be offered or sold.

  The consideration for acquisitions may consist of shares of Common Stock, cash, assumptions of liabilities or a combination thereof as determined by negotiations between the Company's representatives and the owners or controlling persons, the assets, technologies or securities of the complementary businesses to be acquired. Factors taken into account in acquisitions include quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the acquisition candidates' managerial team, operation scalability and customer base, of the assets, technologies or securities of the complementary businesses to be acquired, market value of the Common Stock and other relevant factors. In addition, the Company may lease property from and enter into employment, management, consulting or non-competition agreements with former owners and key executive personnel of the businesses to be acquired. The Company's management anticipates that the Shares issued in any acquisition will be valued at a price reasonably related to the market price of the Common Stock, near the time of the acquisition.

  All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of Shares by the Company in business combination transactions or technology acquisitions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act").

  The Common Stock is traded on the Nasdaq National Market under the symbol "USWB." On March 12, 1998, the last reported sale price for the Common Stock on the Nasdaq National Market was $21.75 per share.

                               ----------------

           THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" COMMENCING ON PAGE 5.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS  PROSPECTUS. ANY REPRESENTATION TO
                        THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March 26, 1998

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-4 under the Securities Act and the rules and regulations promulgated thereunder with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in the Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to the Company and the Common Stock, reference is hereby made to such exhibits and schedules thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company intends to furnish its stockholders with annual reports containing financial statements audited by an independent accounting firm and make available to its stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

  USWeb, the USWeb logo, A Strategic Partner for the Information Age and the names of products and services offered by USWeb are trademarks, registered trademarks, service marks or registered service marks of USWeb Corporation. This Prospectus also includes product names, trade names and trademarks of other companies.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Pro Forma Consolidated Financial Information, including the Notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties and the Common Stock offered hereby involves a high degree of risk. The Company's actual results or experience could differ significantly from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. International Data Corporation estimates that the worldwide market for Internet professional services was $2.5 billion in 1996 and will grow to $13.8 billion in 2000. To take advantage of the opportunity presented by this market, the Company has invested substantial resources to establish a national network of consulting offices. Because of this investment, the Company believes it has built one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as its operations expand through acquisitions as well as internal growth. The Company has developed and is aggressively pursuing an acquisition program that uses a consistent methodology designed to identify, acquire and integrate qualified Internet professional services firms.

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. In addition, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise.

  The Company has developed central resources to provide clients with Internet solutions based on the most effective technologies and proven methodologies. The USWeb Internet Strategy and Solutions Center aggregates and redeploys the best practices, technologies and creative work delivered by USWeb consulting offices. The Strategy and Solutions Center provides the offices with efficient, real-time access to these resources through USWeb Central, the Company's secure Intranet, thereby enabling them to leverage the capabilities of the entire USWeb operation.

  The Company markets its services to medium-sized and large companies. Among the clients of Company owned offices during the year ended December 31, 1997 were Amgen, Barnes & Noble, Charles Schwab, Chevron, Harley-Davidson, Ingram Micro, Microsoft, REI, Silicon Graphics and Sony Music. Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implementing increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions.

  The Company has made a significant investment in building and maintaining the USWeb brand. Increasing recognition of the USWeb brand improves the ability of USWeb consulting offices to access and influence key client decision makers, hire skilled employees and leverage strategic relationships. The Company believes that its marketing, advertising, seminars and other brand development efforts have established USWeb as one of the most recognized Internet professional services firms.

  Strategic relationships are an important element of the Company's efforts to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content vendors. The Company currently has strategic relationships with Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and
SAP), Sun Microsystems and Reuters.

  The Company's objective is to become and remain the leading global Internet professional services firm. To achieve its goal, the Company's strategy is to continue to expand its network of consulting offices, develop additional Internet services and solutions, enhance the USWeb brand and leverage operational economies of scale. To add consulting offices through acquisitions, the Company uses a consistent valuation methodology that includes purchase price adjustments to align target company management objectives with those of the overall USWeb organization and stock bonus and stock option grants to all target company employees to provide them with an incentive to contribute to the success of the overall USWeb organization. As of February 28, 1998, the Company had acquired 20 companies and one additional acquisition was probable.

  The Company regularly evaluates potential acquisition candidates, is currently holding preliminary discussions with a number of such candidates and is in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to the Company and its stockholders, the Company may proceed with such acquisitions. The Company is also evaluating or negotiating acquisition transactions outside the United States. The Company expects most of its future acquisitions to include the issuance of additional shares of the Company's Common Stock in the future. The Company has filed a "shelf" Registration Statement on Form S-4 of which this Prospectus is a part to register 16,666,667 shares of its Common Stock for use in future acquisitions. See "Risk Factors--Risks Related to Acquisitions," "--Management of Growth; Integration of Acquisitions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," and "Business--Strategy" and "-- Consulting Office Network Development."

  The Company was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. The Company's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, its World Wide Web address is http://www.usweb.com and its telephone number is (408) 987-3200. As used in this Prospectus, the "Company" and "USWeb" refer to USWeb Corporation, a Delaware corporation and its Utah predecessor.

                                ----------------

  Unless otherwise indicated, all information contained in this Prospectus: (i) assumes the Company receives no proceeds from the offerings pursuant to this Prospectus; (ii) assumes the sale of 1,000,000 shares of Common Stock at an assumed public offering price of $21.75 per share in the Company's proposed public offering pursuant to the Registration Statement on Form S-1 (Registration No. 333-46821) but assumes no exercise of the underwriters' over-allotment option in connection with such offering; and (iii) unless otherwise indicated, refers to historical and not pro forma results of operations. See "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events," "Description of Capital Stock" and "Plan of Distribution." The phrase "Company-owned office" refers to an office managed by an entity included in the Company's Consolidated Financial Statements as of the date indicated.

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including the factors set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

  Limited Operating History; Accumulated Deficit. The Company was founded in December 1995 and enrolled its first franchisee ("Affiliate") in April 1996. Accordingly, the Company has only a limited operating history on which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the USWeb Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

  The Company has incurred net losses since inception, and as of December 31, 1997 had an accumulated deficit of $72.1 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. In addition, the Company intends to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, the Company expects to continue to incur substantial operating losses at least through 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks Related to Acquisitions. A key component of the Company's growth strategy is the acquisition of Internet professional service firms that meet the Company's criteria for revenues, profitability, growth potential and operating strategy. The successful implementation of this strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. As of February 28, 1997, the Company had acquired 20 companies and one additional acquisition was probable. There can be no assurance that the Company will be able to continue to identify additional suitable acquisition candidates or that the Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly underperform relative to the Company's expectations. Because substantially all of the Company's acquisitions completed in past 12 months, the Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. For all of these reasons, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations and financial condition. To the extent the Company chooses to use cash consideration for acquisitions in the future, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As the Company issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution. See "--Dilution," "-- Future Capital Needs; Uncertainty of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business--Consulting Office Network Development" and Note 1 to Consolidated Financial Statements.

  Potential Fluctuations in Quarterly Results. As a result of the Company's limited operating history, rapid growth and the emerging nature of the markets in which it competes, the Company's historical financial data is of limited value in planning future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations concerning future revenues and are fixed to a large extent. The Company's revenues are derived primarily from consulting fees for Internet solution engagements, which are difficult to forecast accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for the Company's services could have an immediate and material adverse effect on the Company's business, results of operations and financial condition. Further, the Company intends to increase its business development and marketing expenses significantly to expand operations and enhance the Company's brand name and to increase other operating expenses as required to build the Strategy and Solutions Center and support the operations of the Company's consulting offices. To the extent that such expenses precede or are not rapidly followed by increased revenues, the Company's business, results of operations and financial condition may be materially adversely affected.

  The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected and litigation may ensue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet professional services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

  Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard Company ("Hewlett-Packard"); advertising and media agencies such as CKS Group, Inc. ("CKS"), Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL Holding, Inc. ("iXL"), Organic Online, Inc. ("Organic Online"), Poppe Tyson and Proxicom, Inc. ("Proxicom"); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("NETCOM") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions. Furthermore, most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Company's competitors to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  Management of Growth; Integration of Acquisitions. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. As of February 28, 1998, the Company had grown to 606 employees since its inception in December 1995, and the Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate the organizations acquired by the Company, which, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. As a result, there can be no assurance that the Company will be able to integrate acquired businesses successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Strategy," "--Consulting Office Network Development" and "--Employees."

  Dilution. Investors participating in these offerings will incur immediate, substantial dilution. The Company also has outstanding a large number of stock options and warrants to purchase the Company's Common Stock with exercise prices significantly below the initial public offering price. To the extent such options or warrants are exercised, there will be further dilution. The Company expects to continue its acquisition program through at least the end of 1998, and pursuant to a "shelf" Registration Statement of which this Prospectus is a part, is registering 16,666,667 shares of its Common Stock which the Company intends to issue as acquisition consideration in addition to granting substantial stock options and stock bonuses to the employees of the acquired companies. Furthermore, the Company may be required, pursuant to the terms of the definitive acquisition agreements, to issue additional shares, stock options and stock bonuses to the shareholders and employees of the acquired companies at each of six and twelve months after acquisitions of the acquired companies. Although the Company's experience to date with such additional issuances has not resulted in significant changes, they could be material in the future. For these reasons, the Company's acquisition program will result in further substantial ownership dilution to investors participating in these offerings.

  Uncertain Maintenance and Strengthening of the USWeb Brand. The Company believes that maintaining and strengthening the USWeb brand is an important aspect of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services. Promoting and positioning the USWeb brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's services as meeting their needs, or if the Company fails to market those services effectively, the Company will be unsuccessful in maintaining and strengthening its brand. In addition, while the Company centralizes its marketing efforts, it provides client service through the individual consulting offices and client dissatisfaction with the performance of a single office could tarnish the perception of the USWeb brand as a whole. Furthermore, in order to promote the USWeb brand in response to competitive pressures, the Company may find it necessary to increase its marketing budget or otherwise increase its financial commitment to creating and maintaining brand loyalty among clients. If the Company fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Services" and "--Marketing."

  Reliance Upon Key Strategic Relationships. The Company has established a number of strategic relationships with leading hardware and software companies, including Intel Corporation ("Intel"), Microsoft, Hewlett-Packard, Pandesic LLC ("Pandesic," the Internet company from Intel) and SAP America Inc. ("SAP")), Sun Microsystems, Inc. ("Sun Microsystems") and Reuters Ltd. ("Reuters"). The loss of any one of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. Maintenance of the Company's strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship. The legal contracts associated with these relationships, certain of which are terminable at-will by the parties, would not be sufficient to force the strategic relationship to continue effectively if that were otherwise not in the strategic partners' best interests. In the event that any strategic relationship is terminated, the Company's business, results of operations and financial condition may be materially adversely affected. See "Business--Strategy" and "--Strategic Relationships."

  Uncertain Adoption of Internet Solutions; Dependence on Client
Outsourcing. The market for the Company's services will depend upon the adoption of Internet solutions by companies to improve their business processes. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, such as high speed modems and high speed communication lines, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to solve business problems. The adoption of Internet solutions for commerce and communications, particularly by those individuals and enterprises that have historically relied on alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information, which may be difficult for those with substantial investments in alternate means that might be made obsolete. If critical issues concerning the ability of Internet solutions to improve business processes are not resolved or if the necessary infrastructure is not developed, the Company's business, results of operations and financial condition will be materially adversely affected.

  Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Intranets, Extranets and Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for the Company's services does not continue to develop or develops more slowly than expected, or if the Company's services do not achieve market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Industry Background" and "--Strategy."

  Rapid Technological Change. The market for Internet professional services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected. See "Business--Strategy" and "--Clients."

  Risks Associated with International Operations and Expansion. The Company intends to expand its operations into international markets. However, to date the Company has acquired only one consulting office outside of the United States and has no experience in either managing an international network of consulting offices or in marketing services to international clients. The Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining an international network and of localizing the Company's marketing programs, the Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; potentially adverse differences in business customs, practices and norms; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; software piracy; seasonal reductions in business activity; and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Fixed-Price Engagements. The Company intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from the Company's current principal method of billing on a time and materials basis. To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Franchising. USWeb has entered into franchise agreements with Affiliates, which manage a number of its consulting offices. While these agreements permit the Company to terminate the franchise relationship if an Affiliate continues to underperform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect the Company's reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of the USWeb brand and other Company intellectual property or initiate litigation against the Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the Company's control over its market presence or enable the Affiliate to compete with Company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, USWeb may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Company's business, operating results and financial condition. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with USWeb and from soliciting USWeb employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with the USWeb brand, the Company's business, results of operations and financial condition could be materially adversely affected.

  Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services and on the performance of its executive officers and other key employees, many of whom have worked together for only a short period of time. Particularly in light of the Company's relatively early stage of development, the Company is dependent on retaining and motivating highly qualified personnel, especially its senior management. The Company does not have "key person" life insurance policies on any of its executive officers. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations or financial condition of the Company. See "Management."

  Intellectual Property Risks. The Company regards its copyrights, trademarks, trade secrets (including its methodologies, practices and tools) and other intellectual property rights as critical to its success. To protect its rights in these various intellectual properties, the Company relies on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with its employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. The Company has also registered several of its trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company offers or intends to offer its services. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks and similar proprietary rights, or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, although the Company believes that its proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

  Potential Liability to Clients. Many of the Company's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of its clients' businesses. The Company's failure or inability to meet a client's expectations in the performance of its services could injure the Company's business reputation or result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. In addition, the Company aggregates and makes available through the Strategy and Solutions Center methodologies, technologies and content which may include confidential or proprietary client information. Although the Company has implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. The Company attempts to limit contractually its damages arising from negligent acts, errors, mistakes or omissions in rendering Internet professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that are uninsured, exceed available insurance coverage or result in changes to the Company's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Company's business, results of operations and financial condition.

  Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and software used by many companies, including customers and potential customers of the Company, may need to be upgraded to comply with such "Year 2000" requirements. Although the Company believes that its internal systems are Year 2000 compliant, failure to provide Year 2000 compliant business solutions to its customers could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by the Company, which could result in a material adverse effect on the Company's business, results of operations and financial condition.

  Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources and credit facilities, combined with the net proceeds to the Company from the initial public offering, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its intellectual property. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition.

  Volatility of Stock Price. Prior to the Company's initial public offering, there was no public market for the Company's Common Stock. The market price of the Company's Common Stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market, which has recently been at or near historic highs, has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results and financial condition.

  Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock--Preferred Stock" and "--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

  Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates beneficially own a substantial portion, although less than a majority, of the outstanding Common Stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders" and "Description of Capital Stock--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

  No Specific Use of Proceeds. The Company has not designated any specific use for the net proceeds from the sale by the Company of the Common Stock offered hereby. The Company expects to use the net proceeds for general corporate purposes, including working capital. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."

                        FORWARD LOOKING STATEMENTS

  This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the "safe harbor" created by those sections. These forward-looking statements include, but are not limited to, statements concerning the Company's strategy, mission, acquisition program, opportunities and goals and the potential development of the market for Intranet, Extranet and Web site solutions and services.

  These forward-looking statements may be found in the "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements not specifically set forth above may also be found in these and other sections of this Prospectus. Actual results could differ materially and adversely from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus. See "Risk Factors."

                                USE OF PROCEEDS

  This Prospectus relates to shares of Common Stock that the Company may issue from time to time in connection with proposed acquisitions by the Company or one or more of its subsidiaries. The Company will not receive any proceeds from these offerings other than the value of the businesses or properties acquired by the Company or one or more of its subsidiaries in the proposed acquisitions.

                              MARKET INFORMATION

  The Company's Common Stock is traded on the Nasdaq National Market under the symbol "USWB." Prior to the completion of the Company's initial public offering on December 5, 1997, there had been no established trading market for the Common Stock. The Common Stock was first offered to the public at a price of $7.50 per share. The last report sales price by the Nasdaq National Market for the Common Stock on March 12, 1998, was $21.75.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends in the future will be at the discretion of the Board of Directors and subject to certain limitations under the Delaware General Corporation Law and will depend upon factors such as the Company's earnings levels, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. There can be no assurance that the Company will pay any dividends in the future.

                              CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1997 (i) on an actual basis, (ii) pro forma to reflect the probable acquisition by the Company of USWeb Boston and USWeb Germany and
(iii) as adjusted to give effect to the issuance of the 16,666,667 shares offered hereby and the sale by the Company of 1,000,000 shares of Common Stock offered pursuant to the Registration Statement on Form S-1 (Registration No. 333-46821) at an assumed public offering price of $21.75 per share and the application of the net proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and Pro Forma Consolidated Financial Information and Notes thereto included elsewhere in this Prospectus.

                                                       DECEMBER 31, 1997
                                                  -----------------------------
                                                                          AS
                                                   ACTUAL   PRO FORMA  ADJUSTED
                                                  --------  ---------  --------
                                                        (IN THOUSANDS)
Lease obligations, long-term portion............. $    372  $    577   $    577
                                                  --------  --------   --------
Stockholders' equity:
  Preferred Stock, $.001 par value, 1,000,000
   shares authorized; no shares issued and
   outstanding actual or as adjusted.............      --        --         --
  Common Stock, $.001 par value, 100,000,000
   shares authorized; 33,811,085 shares issued
   and outstanding actual; 33,962,395 shares
   issued and outstanding pro forma; 34,962,395
   shares issued and outstanding as adjusted (1).       29        29         30
  Additional paid-in capital.....................  138,804   141,157    161,064
  Accumulated deficit............................  (72,144)  (72,144)   (72,144)
                                                  --------  --------   --------
    Total stockholders' equity...................   66,689    69,042     88,950
                                                  --------  --------   --------
      Total capitalization....................... $ 67,061  $ 69,619   $ 89,527
                                                  ========  ========   ========

---------------------

(1) Excludes, as of December 31, 1997, (i) 12,600,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 9,492,403 shares were issuable upon exercise of outstanding options at a weighted average exercise price of $8.03 per share, (ii) 809,270 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $6.81 per share, (iii) 333,333 shares of Common Stock reserved for issuance under the Company's Affiliate Warrant Program, of which 267,284 shares were issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.55 per share, (iv) 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan, and (v) additional shares of Common Stock that are considered probable of issuance as stock bonuses and acquisition purchase price adjustments. See "Risk Factors--Dilution," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Business--Consulting Office Network Development," "Management--Employee Benefit Plans" and Notes 1, 9 and 10 to Consolidated Financial Statements.

                   SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the years ended December 31, 1996 and 1997 and the balance sheet data at December 31, 1996 and 1997 are derived from, and are qualified by reference to, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The unaudited pro forma consolidated statement of operations data for the year ended December 31, 1997 reflect the effects of the acquisitions of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix, USWeb Pittsburgh, USWeb Chicago Metro, USWeb Hollywood, USWeb Marin, USWeb Long Island, USWeb Detroit, USWeb San Mateo, USWeb LA Central, USWeb Houston and USWeb New York Central, as if each of the acquisitions had occurred on January 1, 1997. All intercompany transactions have been eliminated in consolidation. In addition, during the period from January 1, 1998 to March 12, 1998, the Company completed the acquisition of one additional company (USWeb Germany) and one additional acquisition became probable (USWeb Boston). The unaudited pro forma balance sheet reflects the acquisition of USWeb Germany which occurred subsequent to December 31, 1997, and the probable acquisition of USWeb Boston, as if such acquisitions occurred on December 31, 1997.

                                    YEAR ENDED DECEMBER 31,       PRO FORMA
                                    ------------------------     YEAR ENDED
                                       1996         1997      DECEMBER 31, 1997
                                    -----------  -----------  -----------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERA-
 TIONS DATA (1):
Revenues:
 Services.........................  $       --   $    18,366      $ 36,503
 Other............................        1,820          912           403
                                    -----------  -----------      --------
 Total revenues...................        1,820       19,278        36,906
                                    -----------  -----------      --------
Cost of revenues:
 Services.........................          --        13,468        26,286
 Other............................          208        1,294         1,294
 Stock compensation (2)...........          --         2,420         5,186
                                    -----------  -----------      --------
 Total cost of revenues...........          208       17,182        32,766
                                    -----------  -----------      --------
Gross profit......................        1,612        2,096         4,140
                                    -----------  -----------      --------
Operating expenses:
 Marketing, sales and support ....       12,764       20,672        26,932
 General and administrative.......        2,813       10,271        15,029
 Acquired in-process technology
  (2).............................          --         9,472         9,845
 Stock compensation (2)...........          --         6,698        16,029
 Amortization of intangible assets
  (2) ............................          --         9,476        25,297
                                    -----------  -----------      --------
 Total operating expenses.........       15,577       56,589        93,132
                                    -----------  -----------      --------
Loss from operations..............      (13,965)     (54,493)      (88,992)
Interest income...................          215          233           268
Interest expense..................          (58)         (76)         (315)
Impairment of investee carried at
 cost ............................          --        (4,000)       (4,000)
                                    -----------  -----------      --------
Net loss..........................  $   (13,808) $   (58,336)     $(93,039)
                                    ===========  ===========      ========
Net loss per share:
 Basic and diluted (3)............  $     (2.46) $     (4.78)     $  (5.41)
                                    ===========  ===========      ========
 Weighted average shares outstand-
  ing (3).........................        5,620       12,193        17,199
                                    ===========  ===========      ========
                                         DECEMBER 31,
                                    ------------------------      PRO FORMA
                                       1996         1997      DECEMBER 31, 1997
                                    -----------  -----------  -----------------
                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.........  $     3,220  $    44,145      $ 44,145
Working capital...................           73       40,516        37,324
Total assets......................        7,482       79,250        85,000
Lease obligations, long-term por-
 tion.............................          436          372           577
Mandatorily Redeemable Convertible
 Preferred Stock..................       16,200          --            --
Stockholders' equity (deficit)....      (12,492)      66,689        69,042

---------------------

(1) The Company was incorporated on December 6, 1995 and had insignificant activities from inception through December 31, 1995, which have been included in the 1996 financial statements to facilitate presentation.

(2) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.

(3) The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding excludes acquisition shares held in escrow which, based upon currently available information, are not probable of issuance and includes shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. The computation of diluted net loss per share excludes Mandatorily Redeemable Convertible Preferred Stock prior to its conversion date and outstanding stock options and warrants as their effect is antidilutive. Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the weighted average price of the Company's Common Stock during the period.

              PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma consolidated statement of operations data reflects the acquisitions of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix, USWeb Pittsburgh, USWeb Chicago Metro, USWeb Hollywood, USWeb Marin, USWeb Long Island, USWeb Detroit, USWeb San Mateo, USWeb LA Central, USWeb Houston, USWeb New York Central, USWeb Boston and USWeb Germany, as if each of the acquisitions had occurred on January 1, 1997. All intercompany transactions have been eliminated in consolidation. The pro forma consolidated statement of operations data is presented for informational purposes only and may not be indicative of the results of operations had the acquisitions occurred on January 1, 1997, nor do they purport to indicate the future results of operations of the Company. The following pro forma consolidated statement of operations data should be read in conjunction with the Consolidated Financial Statements and the Pro Forma Consolidated Financial Information and related notes appearing elsewhere in this Prospectus. Management believes that all adjustments necessary to present fairly such pro forma consolidated statement of operations data have been made.

                                                  THREE MONTHS ENDED
                             YEAR ENDED  ---------------------------------------
                            DECEMBER 31, MAR. 31,  JUNE 30,  SEPT. 30,  DEC. 31,
                                1997       1997      1997      1997       1997
                            ------------ --------  --------  ---------  --------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Revenues:
 Services.................    $ 36,503   $  7,201  $  8,245  $  9,748   $ 11,309
 Other....................         403        159        77        68         99
                              --------   --------  --------  --------   --------
 Total revenues...........      36,906      7,360     8,322     9,816     11,408
                              --------   --------  --------  --------   --------
Cost of revenues:
 Services.................      26,286      5,020     6,500     6,672      8,094
 Other....................       1,294        132        79       969        114
 Stock compensation (1)...       5,186      1,297     1,297     1,297      1,297
                              --------   --------  --------  --------   --------
 Total cost of revenues...      32,766      6,449     7,876     8,938      9,505
                              --------   --------  --------  --------   --------
Gross profit..............       4,140        911       446       878      1,903
                              --------   --------  --------  --------   --------
Operating expenses:
 Marketing, sales and
  support ................      26,932      5,169     6,370     7,272      8,121
 General and administra-
  tive....................      15,029      2,946     3,551     4,783      3,749
 Acquired in-process
  technology (1) .........       9,845      9,845       --        --         --
 Stock compensation (1)...      16,029      4,007     4,007     4,007      4,007
 Amortization of
  intangible assets (1)...      25,297      7,264     7,264     5,384      5,384
                              --------   --------  --------  --------   --------
 Total operating expenses.      93,132     29,231    21,192    21,446     21,262
                              --------   --------  --------  --------   --------
Loss from operations......     (88,992)   (28,320)  (20,746)  (20,568)   (19,358)
Interest income...........         268         30        72        98         68
Interest expense..........        (315)       (79)      (66)      (68)      (102)
Impairment of investee
 carried at cost..........      (4,000)       --     (4,000)      --         --
                              --------   --------  --------  --------   --------
Net loss..................    $(93,039)  $(28,369) $(24,740) $(20,538)  $(19,392)
                              ========   ========  ========  ========   ========
Pro forma net loss per
 share:
 Basic and diluted (2)....    $  (5.41)  $  (1.93) $  (1.60) $  (1.28)  $  (0.86)
                              ========   ========  ========  ========   ========
 Weighted average shares
  outstanding (2).........      17,199     14,708    15,503    16,104     22,484
                              ========   ========  ========  ========   ========

---------------------

(1) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.

(2) The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding excludes acquisition shares held in escrow which, based upon currently available information, are not probable of issuance and includes shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. The computation of diluted net loss per share excludes Mandatorily Redeemable Convertible Preferred Stock prior to its conversion date and outstanding stock options and warrants as their effect is antidilutive. Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the weighted average price of the Company's Common Stock during the period. Pro forma net loss per share is computed on the basis described above and giving effect to all acquisitions as if they occurred on January 1, 1997. See Pro Forma Consolidated Financial Information included elsewhere herein.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data," "Pro Forma Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and the Company's Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions, as well as financial trends. The cautionary statements made in Management's Discussion and Analysis of Financial Condition and Results of Operations should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. The Company has built a national network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. The Company markets its services to medium-sized and large companies.

  From December 6, 1995 (inception) to March 31, 1997, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular and conducting business as a franchisor of Internet professional services firms. Each such firm that entered into a franchise agreement with USWeb was designated an "Affiliate." In March 1997, the Company entered into its last Affiliate agreement and does not expect to enter into any additional Affiliate agreements. In the first quarter of 1997, the Company initiated the second phase of its corporate development strategy and began to acquire Internet professional services firms, starting with certain qualified Affiliates. To date, the Company has derived its revenues from a combination of service revenues generated by its Company-owned offices and fees paid by its Affiliates. The Company expects that revenues attributable to its Company-owned offices, which represented approximately 95% of total revenues for the year ended December 31, 1997, will increase as a percentage of total revenues. Because of this transition in business strategy from a franchising model to one based on Company-owned operations, the Company believes that its historical financial statements for periods ending on or before March 31, 1997 are not indicative of future operating results.

  The Company has only a limited operating history upon which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients, enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has incurred net losses since inception, and as of December 31, 1997 had an accumulated deficit of $72.1 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. The Company expects to continue to incur substantial operating losses through at least 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Risk Factors--Limited Operating History; Accumulated Deficit."

RECENT EVENTS

  The Company filed a Registration Statement on Form S-1 (Registration No. 333-46821) to register 5,000,000 shares of the Company's Common Stock plus an additional 750,000 shares of the Company's Common Stock solely to cover over-allotments, if any. Of the 5,000,000 shares proposed to be registered, 1,000,000 shares would be offered by the Company and 4,000,000 shares would be offered by stockholders of the Company. There can be no assurance that the offering contemplated in such registration statement will be consummated, or, if it is consummated, that the Company will be able to sell all of the shares proposed to be offered thereby. The Company may elect to increase or decrease the number of shares offered thereby.

ACQUISITION OF INTERNET PROFESSIONAL SERVICES FIRMS

  The Company began to acquire selected Internet professional services firms in the first quarter of 1997. The Company transitioned from a franchise-based business model to one based on Company-owned operations to provide greater economies of scale, enable the consulting offices to focus on providing Internet professional services and facilitate their growth by furnishing needed working capital. See Note 1 to Consolidated Financial Statements.

  The Company uses a consistent valuation and process methodology for its acquisitions. The Company determines the initial purchase price of each candidate company based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational scalability and customer base. The Company typically acquires suitable candidates through mergers in exchange for shares of USWeb Common Stock. Generally, on the closing date of the acquisition, at least fifty percent of the shares to be issued are deposited into a one-year escrow and the remaining shares are delivered to the acquired company's shareholders. The acquired company is valued again, typically at each of six and twelve months after acquisition, and additional shares are issued or escrowed shares are returned depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow are issued to the acquired company's shareholders. The Company expects to continue using this valuation methodology for future acquisitions. The Company's acquisition program will result in further substantial ownership dilution to investors participating in this offering. See "Risk Factors-- Dilution" and Note 1 to Consolidated Financial Statements.

  The acquisitions have been accounted for using the purchase method of accounting. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. Identifiable intangible assets include both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed is allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which ranges from one to two years. The results of operations of the acquired entity are consolidated with those of the Company as of the date the Company acquires effective control of the entity, which generally occurs prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration.

  All target company employees and non-employee shareholders that enter into consulting agreements are granted options to purchase shares of the Company's Common Stock. Each option becomes exercisable over a 36-month period and has an exercise price per share equal to at least the fair market value of a share of

USWeb Common Stock on the date of grant. Additional options are granted at the six and twelve-month re-valuation dates if the target company's formula-based valuation increases. Each optionee is also given the right to receive a stock bonus at the time an option is granted. The stock bonus, which has a share price equal to the fair market value of USWeb Common Stock at the time of exercise, vests at the same rate as the corresponding option and is equal in value to the aggregate exercise price of this option. The stock bonus is payable at the earlier of three years from the date of grant or, to the extent vested, upon termination of employment. The stock bonus amount is amortized ratably over a 36-month period and recorded as compensation expense. This charge is identified as "Stock Compensation" and allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a service delivery or administrative capacity.

  As a result of both the purchase accounting adjustments and the stock compensation charges described above, the Company has incurred significant non-cash expenses related to its acquisitions. For example, for the year ended December 31, 1997, stock compensation expense included in cost of revenues totaled $2.4 million, stock compensation expense included in operating expenses totaled $6.7 million and amortization of intangible assets totaled $9.5 million, all of which were related to the acquisition of the initial nineteen Company-owned offices. In addition, the Company has recognized an aggregate cost of $9.5 million for acquired in-process technology related to these acquisitions. The Company expects these acquisition-related non-cash expenses to increase as it continues its acquisition program.

  To capitalize on the growth opportunities for a newly acquired consulting office, the Company generally hires a number of additional Internet professionals during the three-month period following the office's integration into the USWeb network. The capacity utilization rates of these new employees are initially not as high as those of seasoned employees because of the time spent on training and professional development. Consequently, the Company expects that the cost of service revenues as a percentage of service revenues of an integrated office will generally increase during the first three months following such integration. The Company believes that this investment in training and professional development will contribute to its ability to meet its growth targets.

  The successful implementation of the Company's acquisition strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. There can be no assurance that the Company will be able to do so. Moreover, in pursuing acquisitions the Company may compete with companies with similar acquisition strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly under-perform relative to the Company's expectations. For all of these reasons, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations and financial condition. To the extent the Company chooses to use cash consideration in the future to pay for all or part of any acquisitions, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions," "--Future Capital Needs; Uncertainty of Additional Financing" and Note 1 to Consolidated Financial Statements.

SOURCES OF REVENUES

  The Company operated under its Affiliate model from December 1995 (inception) through the first quarter of 1997. During that period, revenues were derived almost exclusively from initial fees and monthly royalties from Affiliates. Initial fees were typically recognized when received because all obligations required of USWeb by the Affiliate agreement were substantially performed concurrently with the execution of the agreement. Monthly royalties are equal to the greater of (a) a minimum monthly payment or (b) the aggregate of a five percent royalty and a two percent marketing promotion fee applied to each Affiliate's "Adjusted Gross Revenues," defined as the Affiliate's gross revenues from Internet professional services less (i) rebates, discounts and taxes the Affiliate is required to collect, (ii) the Affiliate's direct cost for third-party hardware and software resold to clients, (iii) Internet access services purchased from USWeb-approved suppliers and resold to clients, and (iv) certain other goods and services purchased and resold to clients. Monthly royalty revenue is recognized as reported by the Affiliate to the Company. During the year ended December 31, 1997, revenues from Affiliates were insignificant.

  In the first quarter of 1997, the Company ended its program for attracting new Affiliates and initiated the acquisition phase of its corporate development strategy. As discussed above under "--Acquisition of Internet Professional Services Firms," the Company consolidates the financial statements of acquired entities beginning on the date the Company assumes effective control of those entities. Revenues from Company-owned operations consist of fees for consulting services rendered over the course of an engagement, recognized primarily on a percentage-of-completion basis. The services offered by the Company include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. Each engagement is billed over the course of the engagement on either a time and materials basis or a fixed-price basis. Billable rates vary by the service provided and geographical region and typically range from $100 to $250 per hour. Although a majority of engagements are currently performed on a time and materials basis, the Company intends to increase the percentage of engagements billed on a fixed-price basis. The pricing, management and execution of individual engagements are the responsibility of the consulting office that performs or coordinates the services. The Company also recognizes revenues from third-party hardware, software, Internet access and hosting services (which include hardware, software, connectivity and support that allows users to access a website) and certain other goods and services purchased and resold to clients; however, revenues from such activities have been immaterial to date.

  To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the resources and time required for an engagement, to manage effectively client expectations regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Risks of Fixed-Price Engagements."

COST STRUCTURE

  Consulting offices owned by the Company recognize revenues primarily using the percentage-of-completion method. Direct costs, such as personnel salaries and benefits and the cost of any third-party hardware or software included in an Internet solution, and related overhead expenses, such as depreciation and occupancy charges, associated with the generation of the revenues are classified as cost of revenues. The technology, sales, marketing and administrative costs of each Company-owned office are classified as operating expenses. Corporate expenses are primarily classified as operating expenses. Marketing, sales and support expenses include product and service research, advertising, brand name promotions and lead-generation activities, as well as the salary and benefits costs of the personnel in these functions. General and administrative expenses include accounting, legal and human resources costs.

PRO FORMA RESULTS OF OPERATIONS

  The following table presents unaudited pro forma quarterly results of operations as a percentage of pro forma total revenues. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly such quarterly information. The operating results for any quarter are not necessarily indicative of results for any subsequent period. Because of the Company's transition from a franchise business model to one based on Company-owned operations, the Company believes that its historical financial statements are not necessarily indicative of future operating results. The Company has therefore included its quarterly results of operations on a pro forma basis to facilitate the understanding of the effects of business acquisitions on the Company's operations. See "Pro Forma Consolidated Financial Information" following the Notes to Consolidated Financial Statements.


                                                    THREE MONTHS ENDED
                               YEAR ENDED  ------------------------------------
                              DECEMBER 31, MAR. 31, JUNE 30, SEPT. 30, DEC. 31,
                                  1997       1997     1997     1997      1997
                              ------------ -------- -------- --------- --------
Revenues:
 Services...................        99 %       98 %     99 %     99 %      99 %
 Other......................         1          2        1        1         1
                                  ----       ----     ----     ----      ----
 Total revenues.............       100        100      100      100       100
                                  ----       ----     ----     ----      ----
Cost of revenues:
 Services...................        71         68       78       68        71
 Other......................         4          2        1       10         1
 Stock compensation (1).....        14         18       16       13        11
                                  ----       ----     ----     ----      ----
 Total cost of revenues.....        89         88       95       91        83
                                  ----       ----     ----     ----      ----
Gross profit................        11         12        5        9        17
                                  ----       ----     ----     ----      ----
Operating expenses:
 Marketing, sales and sup-
  port......................        73         70       77       74        71
 General and administrative.        41         40       43       49        33
 Acquired in-process tech-
  nology (1)................        27        134      --       --        --
 Stock compensation (1).....        43         54       48       41        35
 Amortization of intangible
  assets (1)................        69         99       87       55        47
                                  ----       ----     ----     ----      ----
Total operating expenses....       252        397      255      218       186
                                  ----       ----     ----     ----      ----
Loss from operations........      (241)      (385)    (249)    (210)     (170)
Interest income.............         1          1        1      --          1
Interest expense............        (1)        (1)      (1)      (1)       (1)
Impairment of investee car-
 ried at cost...............       (11)       --       (48)     --        --
                                  ----       ----     ----     ----      ----
Net loss....................      (252)%     (385)%   (297)%   (209)%    (170)%
                                  ====       ====     ====     ====      ====

---------------------

(1) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "--Acquisition of Internet Professional Services Firms" and Note 1 to Consolidated Financial Statements.

PRO FORMA RESULTS OF OPERATIONS

  YEAR ENDED DECEMBER 31, 1997

  Revenues. Pro forma revenues for the year ended December 31, 1997 were $36.9 million. This amount is comprised primarily of service revenues generated by Company-owned offices, which totaled $36.5 million. The quarterly increases in revenues are primarily attributable to increases in the number of billable consultants, the addition of new clients and expanded relationships with existing clients.

  Cost of Revenues. Pro forma cost of revenues totaled $32.8 million for the year ended December 31, 1997. This amount consisted of cost of services, other costs and stock compensation totaling $26.3 million, $1.3 million and $5.2 million, respectively.

  Variations in cost of services as a percentage of total revenues during 1997 quarterly periods are primarily attributable to increases in revenue and costs associated with hiring additional consultants in various offices. Consultants typically are not fully utilized during the initial months of employment as they undergo training and become integrated into the Company's operations.

  Costs of other revenues represent costs associated with the Affiliate Warrant Program and other services costs such as web site hosting. The increase in cost of other revenues during the quarter ended September 30, 1997 to $969,000, or 10% of total revenues, was primarily attributable to estimated losses on certain hosting contracts and non-cash expenses associated with the Affiliate Warrant Program.

  Stock compensation represents a non-cash charge related to the amortization of stock bonuses.

  Marketing, Sales and Support Expenses. Pro forma marketing, sales and support expenses totaled $26.9 million for the year ended December 31, 1997. This amount is comprised primarily of expenditures and personnel-related costs incurred in advertising and promoting the USWeb brand. Marketing, sales and support expenses for the quarter ended December 31, 1997 include a one-time, non-cash charge of $1.3 million, or 11% of the total revenues, relating to the discounted sale of Common Stock to Intel at $6.00 per share contemporaneously with the Company's initial public offering.

  General and Administrative Expenses. Pro forma general and administrative expenses totaled $15.0 million for the year ended December 31, 1997. The amount consisted primarily of personnel costs related to growth of the Company's operations and professional services fees incurred in relation to the Company's acquisition program.

  General and administrative expenses in the quarter ended September 30, 1997 include a one-time non-cash compensation charge of $1.1 million related to the Company's decision to end its program for attracting new Affiliates.

  Acquired In-Process Technology. On a pro forma basis, assuming all of the acquisitions occurred on January 1, 1997, the Company recognized the cost of acquired in-process technology totaling $9.8 million during the year ended December 31, 1997. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use.

  Stock Compensation Expense. Pro forma stock compensation expense, including amounts allocated to cost of revenues, totaled $21.2 million for the year ended December 31, 1997 and represents amortization of stock bonuses awarded to employees of Company-owned offices. Such amount is amortized over the related vesting period of thirty-six months on a straight-line basis.

  Amortization of Intangible Assets. Pro forma amortization of intangible assets totaled $25.3 million for the year ended December 31, 1997. Such amount represents amortization of identified intangible assets and goodwill resulting from the Company's various acquisitions amortized over various periods ranging from six to twenty-four months. Decreases in amortization of intangible assets as a percentage of revenues result from increasing service revenues and completion of the amortization of capitalized technologies of Company-owned offices.

  Impairment of Investee. During June 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in Utopia Inc., an independent Internet consulting firm. In assessing the level of impairment, the Company considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

  Income Taxes. No provision for federal and state income taxes was recorded for 1997, because the Company incurred net operating losses during that year.

  Net Loss. Pro forma net loss was $93.0 million for the year ended December 31, 1997. The net loss was comprised primarily of revenues totaling $36.9 million offset by cost of revenues and operating expenses totaling $32.8 million and $93 million respectively. Included in cost of revenues and operating expenses are approximately $56.4 million of non-cash charges associated with the Company's ongoing acquisition program.

HISTORICAL RESULTS OF OPERATIONS

  YEARS ENDED DECEMBER 31, 1997 AND 1996

  Revenues. Total revenues increased to $19.3 million for the year ended December 31, 1997 from $1.8 million for the year ended December 31, 1996. This increase was primarily attributable to the Company beginning its acquisition program in the first quarter of 1997. No service revenues were recorded for the year ended December 31, 1996 because during this period the Company did not have any Company-owned offices and instead derived its revenues from initial fees and monthly royalties from Affiliates. The Company anticipates that revenues will be impacted in future periods as a result of internal growth and as a result of acquisitions of additional Internet professional service firms.

  Cost of Revenues. Cost of revenues increased to $17.2 million for the year ended December 31, 1997 from $208,000 for the year ended December 31, 1996. The increase in cost of revenues was primarily attributable to the cost of revenues associated with Company-owned offices subsequent to their respective acquisition dates. The Company anticipates that cost of revenues will increase in absolute dollars as service fees generated by the Company-owned offices and the level of services increases, and as a result of acquisitions of additional Internet professional service firms.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $20.7 million for the year ended December 31, 1997 from $12.8 million for the year ended December 31, 1996. This increase was primarily attributable to USWeb branding campaigns, increases in personnel to support the growth in the Company's operations and the consolidation of the results of operations of Internet professional services firms with those of the Company throughout 1997. In addition, during December 1997, the Company recognized a non-cash charge of $1.3 million associated with the discounted sale of Common Stock to Intel Corporation. The Company anticipates that marketing, sales and support expenses will increase in future periods in absolute dollars as it continues to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $10.3 million for the year ended December 31, 1997, from $2.8 million for the year ended December 31, 1996. This increase was primarily attributable to a non-cash compensation charge of $1.1 million during the quarter ended September 30, 1997, related to the Company's decision to end its program for attracting new Affiliates and increases in personnel to support the internal growth in the Company's operations and the consolidation of the results of operations of acquired Internet professional services firms with those of the Company throughout 1997. The Company believes that the absolute dollar level of general and administrative expenses will increase in future periods, as a result of increased staffing, fees for professional services, and costs associated with acquiring and consolidating the results of Internet professional service firms with those of the Company.

  Acquired In-Process Technology. The Company recognized the cost of acquired in-process technology totaling $9.5 million during the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996, because the Company did not acquire any entities during such period. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. The Company anticipates that acquired in-process technology expenses will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms with in-process technology.

  Stock Compensation. Stock compensation expense relating to stock bonus awards to employees of acquired entities totaled $6.7 million for the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996 because the Company did not acquire any entities during such period. The Company anticipates that stock compensation expense will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology and goodwill, was $9.5 million for the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996 because the Company did not acquire any entities during such period. The Company anticipates that costs related to the amortization of intangible assets will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Impairment of Investee. During June 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in Utopia Inc., an independent Internet consulting firm. In assessing the level of impairment, the Company considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the years ended December 31, 1997 and 1996 because the Company incurred net operating losses in each of those periods.

  Net Loss. Net losses for the years ended December 31, 1997 and 1996 were $58.3 million and $13.8 million, respectively. The increase in the net loss was primarily attributable to increases in marketing, sales and support expenditures, approximately $28.1 million of non-cash charges associated with the Company's acquisition program and a $4.0 million impairment charge relating to an investee carried at cost.

FACTORS AFFECTING OPERATING RESULTS

  The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future period the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected. See "Risk Factors-- Potential Fluctuations in Quarterly Results."

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in their financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately in their financial statements certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have any impact on the Company's consolidated financial results and is currently assessing the disclosure requirements of the new pronouncements.

LIQUIDITY AND CAPITAL RESOURCES

  At December 31, 1997, the Company had approximately $44.1 million in cash and cash equivalents. In December 1997, the Company completed an initial public offering of its Common Stock, resulting in net proceeds to the Company of approximately $38.3 million. The Company has also financed its operations through private sales of equity securities. For the period from December 6, 1995 (inception) to December 31, 1997, the Company used approximately $34.2 million and approximately $4.4 million to fund operating activities and capital equipment purchases, respectively. These operating and investing expenditures were financed primarily with the net proceeds from private sales of Preferred Stock totaling approximately $32.5 million, the issuance of Common Stock totaling approximately $2.0 million, the issuance of $500,000 in promissory notes that were subsequently converted into Common Stock and equipment lease obligations totaling approximately $1.0 million.

  In October 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to a maximum of $3.0 million to finance various equipment purchases. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431,000. Expenditures for property and equipment, including those subsequently financed under capitalized equipment leases, are primarily for purchases of computer hardware and software used in the Company's operations, including expenditures for management information and communications systems.

  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility the Company borrowed $2.0 million, which was secured by substantially all of the Company's assets. The loan accrued interest at the bank's prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount.

  In addition to the 5,750,000 shares of Common Stock sold by the Company in its initial public offering, including the underwriter's over-allotment option, contemporaneously with that offering the Company sold to Intel in a private placement 1,666,666 shares of unregistered Common Stock at a price of $6.00 per share. Such sale was effected pursuant to a separate agreement with Intel entered into in November 1997 and not pursuant to the Underwriting Agreement entered into by the Company in connection with its initial public offering.

  The Company believes that the net proceeds from this offering, combined with current cash and cash equivalent balances, borrowings available under its credit facilities and proceeds from the private placement, will be sufficient to fund its requirements for working capital and capital expenditures for at least the next 12 months. Thereafter the Company may sell additional equity or debt securities or seek additional credit facilities. Sales of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders. The Company may need to raise additional funds sooner in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. See "Risk Factors--Future Capital Needs; Uncertainty of Additional Financing."

                                 BUSINESS

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. The Company has built a national network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development and maintenance. The Company markets its services to medium-sized and large companies.

INDUSTRY BACKGROUND

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers or distributors. Forrester Research, Inc. ("Forrester") estimates that the worldwide market for Intranet development services will grow from approximately $100 million in 1996 to approximately $6.9 billion in 2000. Web sites, which are accessible by the general public, can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. Forrester estimates that the worldwide market for Web site content and electronic commerce solution development will grow from approximately $1.2 billion in 1996 to approximately $9.4 billion in 2000.

  Although businesses are adopting Internet solutions rapidly and at increasing rates, the basic technical differences of such solutions from earlier technologies and the broad scope of business process improvements that such solutions can provide require companies to take fundamentally new approaches toward implementing them. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy, new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must architect the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

  To perform this multitude of functions in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and trim workforces in the information technology management area. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites to independent professionals who can leverage accumulated strategic, technical and creative talent and stay current with ongoing developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. Most advertising and marketing communications agencies lack the extensive technical skills, such as application development and legacy system and database integration, required to produce the increasingly complex and functional solutions demanded by clients. Most national information technology consulting service providers have sizable corporate infrastructures and have therefore chosen to focus on multi-million dollar engagements such as Year 2000 projects and client/server enterprise resource planning software deployments, not Internet solution consulting engagements. Most large computer technology product and service vendors lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands. Internet access service providers, whose core strength is in providing Internet access and site hosting rather than solution development, typically lack both the necessary creative and application development skills.

  A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  The Company believes that the rapidly increasing demand for Internet solutions, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of local presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies significantly improve their business processes.

THE USWEB SOLUTION

  USWeb's mission is to provide clients with the vision, expertise and resources required to develop new strategies and improve business processes using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for such solutions combined with a fragmented group of organizations serving this demand, USWeb has built and is continuing to expand through acquisitions and internal growth an Internet professional services firm with 32 Company-owned and Affiliate offices as of February 28, 1998. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance.

  The Company delivers value to its clients through the application of its Internet strategy and solutions methodology. Through its focus on Internet technologies, the Company believes that it is well positioned to provide wide-ranging and leading edge expertise with regard to:

  . Internet browsers, servers and plug-ins
  . Electronic commerce and transaction systems
  . Security authentication and privacy technologies
  . E-mail and advanced collaboration systems
  . Digital asset management systems
  . Client/server and database application systems

  . Mainframe and legacy integration technologies
  . Advanced user interface and multimedia production

  . Internet-based video conferencing
  . Custom programming and tool applications
  . Site administration and reporting tools
  . Internet marketing systems and services
  . Client, server and routing hardware
  . Internet access and hosting services

  The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. Each consulting office also benefits from the resources of the overall USWeb organization. For example, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each consulting office also draws upon the USWeb Internet Strategy and Solutions Center, which aggregates the expertise of the entire USWeb network of offices to provide resources such as USWeb Business Solutions that target selected client market segments or business functions, a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry, executive briefing programs for client decision makers, SiteCast Internet solution education broadcasts and professional Internet technology certification programs. The consulting offices can leverage these central resources to provide clients efficiently with effective Internet business solutions. The Company believes that its methodology has a proven track record of delivering value to clients and is an important factor in retaining existing clients and marketing to new ones.

  USWeb believes that its operational model enables it to scale rapidly by leveraging its central resources as its operations expand. First, the Company believes that its aggregation and deployment of the accumulated experience and expertise of its network of offices provides clients with enhanced business solutions. Second, the Company's ability to leverage central technology and operational resources enables the Company to scale efficiently, both through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, the Company's aggressive brand development campaign, which reinforces the message that USWeb is a secure, reliable, high quality choice for the provision of Internet professional services, increases the Company's ability to access and influence key client decision makers.

STRATEGY

  The Company's objective is to become and remain the leading global Internet professional services firm. The Company's strategy to achieve this objective includes the following elements:

  Continue to Expand Network of Company-Owned Offices. The Company is continuing to build its network of Company-owned offices through acquisitions and internal growth. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide USWeb with a substantial competitive advantage. As of February 28, 1998, USWeb had Company-owned offices in 21 locations across the United States, including Atlanta, Austin, Boston, Chicago, Detroit, Los Angeles, Milwaukee, New York, Philadelphia, Phoenix, Pittsburgh, Santa Clara, San Diego, San Francisco, Seattle and Washington, D.C., as well as an office in Dusseldorf, Germany. The Company intends to acquire additional entities in both the U.S. and abroad by continuing to implement its acquisition methodology for identifying, acquiring and integrating Internet professional services firms that meet the Company's criteria for revenues, profitability, growth potential and operating strategy.

  Strengthen Position as a Leading Internet Professional Services Firm. The Company is continuing to strengthen its position as a leading Internet professional services firm in order to provide clients with superior Internet solutions. The Company intends to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. The Company is continuing to develop USWeb Business

Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. The Company's consulting offices intend to continue leveraging the Company's nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that USWeb can provide successful Internet solutions to meet the most demanding business needs. The Company also intends to remain both vendor and technology neutral in order to focus on delivering the Internet solution best suited to a client's needs.

  Enhance USWeb Brand. In a fragmented industry that lacks brands strongly identified with Internet professional services, USWeb believes that it has built one of the most well-recognized brands. The Company's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. The Company is continuing to build and differentiate this brand through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with selected strategic partners.

  Develop Additional Strategic Relationships. The Company intends to continue developing strategic relationships because they enable USWeb to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. USWeb has developed a number of strategic relationships with leading Internet hardware, software and content companies, including Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for co-marketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights.

  Leverage Operational Economies of Scale. USWeb provides certain operational and administrative services centrally, allowing the network of offices to benefit from the economies of scale created by a large operation while enabling the consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

SERVICES

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. The Company bills most of its engagements on a time and materials basis, although it has delivered several solutions on a fixed-price basis and intends to increase the percentage of engagements provided on such a basis.

  INTERNET SOLUTION DEVELOPMENT AND DEPLOYMENT. The Company's Internet solution development and deployment methodology consists of six phases:

  Strategy Consulting. USWeb works closely with the client to conduct a thorough study of the client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. The Company then delivers its recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  Analysis and Design. Once the strategic groundwork has been established, the Company translates the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing USWeb, the Company's clients receive vendor-neutral solutions prepared by Internet-focused consultants. USWeb researches, tests and evaluates virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. The Company's objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  Technology Development. In the development phase, the Company builds a testable version of the client's solution based on the blueprint produced in the analysis and design phase. The Company designs, codes, integrates and tests all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. USWeb's experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, USWeb professionals benefit from access to an extensive library of re-usable software and content objects.

  Implementation and Integration. In the implementation phase, USWeb tests the solution created in the development phase and readies it to be deployed into a full production system. The Company delivers the system to the client, installs it, converts and initializes all necessary data, performs acceptance testing and puts the system into operation. The Company also integrates Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. USWeb maintains third-party vendor relationships that offer its clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  Audience Development. The Company can work with the client to develop a strategy for achieving its online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. The Company provides online media planning and purchasing services and advice regarding online public relations. The Company has also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  Maintenance. USWeb can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. The Company's technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

  PROFESSIONAL CERTIFICATION PROGRAM. USWeb's Professional Certification Program is a comprehensive education and certification program for information technology professionals, combining the benefits of vendor-neutral knowledge and skills certification with product-specific technology training. The Professional Certification Program offers two tracks for becoming a Certified
Professional:

  USWeb Certified Specialist. The USWeb Certified Specialist Program is designed for specialists in one aspect of Internet solution design, such as Java programming, Web server administration or graphic design. The Certified Specialist Program focuses on developing a solid foundation of Internet technology skills and provides in-depth treatment of the products and tools used in current Internet solutions.

  USWeb Certified Architect. The USWeb Certified Architect Program is designed for project managers and consultants who must architect Internet solutions and evaluate the products, tools and resources needed for a successful implementation. The Certified Architect Program focuses on providing a thorough understanding of Internet solution development.

  The Company recently launched the Professional Certification Program and expects the first Certified Professionals to graduate in the first quarter of 1998. The Company's Strategy and Solutions Center develops the courseware, tests and education strategies; Wave Technologies International, Inc. and others provide the training facilities and classroom instruction; and Sylvan Learning Systems, Inc. administers the testing and certification.

  EXAMPLES OF USWEB INTERNET SOLUTIONS. The following examples illustrate the Company's Internet solution development capabilities.

  Ingram Micro E-Commerce Extranet. Ingram Micro Inc. ("Ingram Micro"), a leading wholesale distributor of technology products and services, teamed with USWeb to build and deploy an e-commerce Extranet for on-line distribution. The business-to-business commerce solution, called Auction Block, is a real-time, on-line bidding service that allows resellers to purchase new, unopened products that are not returnable to the manufacturer. USWeb developed a customized Java-based inventory auction system that automates inventory negotiation processes in real-time and integrated it with Ingram Micro's back-end database to facilitate user authentication and inventory tracking. This new Internet distribution channel has become a new source of revenues for Ingram Micro.

  Harley-Davidson Dealer Extranet. Harley-Davidson, a motorcycle manufacturer, was seeking ways to streamline two specific business processes: technical documentation distribution and warranty claims processing. To obtain instruction sheets, service bulletins or other technical documentation, dealers previously had to request the appropriate documents by telephone and then wait for Harley-Davidson to process the request manually and fax the documents back to the dealership. To process warranty claims, dealers previously had to mail such claims to Harley-Davidson and wait for them to be manually entered into a database and checked for errors through overnight batch processing. Both of these procedures were slow, inefficient and prone to errors. To improve these basic business processes, USWeb created an Extranet accessible via a Web browser that allows dealers to securely search, view and print technical documents at their convenience and submit warranty claims directly online. Using the Extranet has reduced turnaround time for documentation distribution and warranty claims processing, reduced the error rate and reduced overhead costs associated with providing information through paper forms or telephone support.

  Real Estate Tax Services Intranet. Real Estate Tax Services ("RETS"), a provider of corporate tax assessment and property appraisal services, wanted to improve its network infrastucture and its mission critical system of managing and distributing data. Processing more than 200,000 tax bills annually, RETS uses mainframe computers for storing client tax-related information. Frequently, RETS field agents require quick turn-around on custom client reports. To prepare these reports, administrators previously used proprietary software to import mainframe data into desktop spreadsheet applications. After manipulating and reformatting the content, the data was then exported into word-processing applications suitable for presentations. Following this highly administrative, time-consuming effort, RETS administrators would then forward these reports to agents around the country. Beginning with the deployment of a new high-speed network infrastructure, USWeb automated these processes by designing a database-integrated Intranet solution. The RETS Intranet streamlines internal resources and empowers field agents to easily and effectively store and retrieve data, as well as generate client presentations from any geographic location using lap-top computers and an intuitive Web browser.

  The foregoing examples of the Company's Internet solutions show the breadth of the Company's Internet solution capabilities. Because each USWeb client and its needs is different from others, the Internet solutions in these examples may be more extensive and successful than others that do not achieve all the goals of a particular client. There can be no assurance that any particular client project will meet the client's objectives, stay within budgeted expense levels, be completed at the desired or scheduled date or otherwise allow the Company's clients to realize the intended benefits of a project. Promoting and positioning the USWeb brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's solutions or services as meeting their needs, or if the Company fails to market those solutions or services effectively, the Company will be unsuccessful in maintaining and strengthening its brand, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Uncertain Maintenance and Strengthening of the USWeb Brand," "--Potential Liability to Clients" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONSULTING OFFICE NETWORK DEVELOPMENT

  USWeb has established and is continuing to expand a network of consulting offices. As of February 28, 1998, the Company had 32 consulting offices, 22 of which were Company-owned and 10 of which were owned by Affiliates. The number of Affiliate offices has decreased over time because of acquisitions of Affiliates by USWeb consolidation of offices and discontinuance of franchise relationships. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisition will provide USWeb with a substantial competitive advantage. The Company promotes internal growth through its continued investment in branded marketing programs, expansion and improvement of the Strategy and Solutions Center, new and existing strategic partnerships, and rigorous management of business fundamentals.

  The Company is aggressively pursuing its selective acquisition program. The Company typically uses a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to improve and expand their organizations. The Company also generally grants stock options to all employees of a target company to provide them with an incentive to contribute to the success of the overall USWeb organization. The Company believes that use of a consistent acquisition structure can speed the negotiation and closing of acquisitions.

  The Company has a team of professionals dedicated to identifying potential acquisition candidates and implementing the Company's acquisition methodology. This team identifies those Internet professional services firms that meet its acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether it meets USWeb's criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. The Company stresses to each desired candidate the advantages of merging with USWeb, including client recognition and acceptance of the USWeb brand, additional funding required to pursue profitably large, long-term client opportunities and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, the Company moves rapidly to integrate the new subsidiary into USWeb operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb Central, the Company's secure Intranet, and delivering a thorough orientation to all employees.

  The Company regularly evaluates potential acquisition candidates, is currently holding preliminary discussions with a number of such candidates and is in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to the Company and its stockholders, the Company may proceed with such acquisitions. The Company is also evaluating or negotiating acquisitions outside the United States. The Company expects most of its future acquisitions to include the issuance of additional shares of the Company's Common Stock. The Company filed a "shelf" Registration Statement on Form S-4 of which this Prospectus is a part to register 16,666,667 shares of its Common Stock for use in future acquisitions. See "Risk Factors--Risks Related to Acquisitions," "--Management of Growth; Integration of Acquisitions," and "-- Dilution," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms."

  As of February 28, 1998, the Company had acquired or signed an acquisition agreement with the following companies:

                                    OFFICE            MONTH OF        NUMBER OF
    NAME                           LOCATIONS      CONSOLIDATION (1) EMPLOYEES (2)
    ----                      ------------------- ----------------- -------------
    USWeb San Francisco.....  San Francisco, CA        March 1997         38
                              San Diego, CA
    USWeb Seattle...........  Seattle, WA              April 1997         34
    USWeb Milwaukee.........  Milwaukee, WI            April 1997         40
    USWeb LA Metro..........  Los Angeles, CA          April 1997         21
    USWeb Silicon Valley....  Santa Clara, CA            May 1997         24
    USWeb Atlanta...........  Atlanta, GA                May 1997         26
                              Austin, TX
    USWeb DC ...............  Washington, D.C.          June 1997         36
                              Philadelphia, PA
    USWeb Phoenix...........  Phoenix, AZ               June 1997         16
    USWeb Pittsburgh........  Pittsburgh, PA            July 1997         65
    USWeb Chicago Metro.....  Chicago, IL               July 1997         17
    USWeb DreamMedia (3)....  Hollywood, CA           August 1997         23
    USWeb Hollywood (3).....  Hollywood, CA           August 1997         --
    USWeb Marin.............  Sausalito, CA        September 1997         47
    USWeb Long Island.......  Long Island, NY      September 1997         12
    USWeb Detroit...........  Detroit, MI          September 1997         12
    USWeb San Mateo.........  San Mateo, CA        September 1997         13
    USWeb Houston...........  Houston, TX           November 1997         12
    USWeb LA Central........  Culver City, CA       November 1997         22
    USWeb New York Central..  New York, NY          November 1997         23
    USWeb Germany...........  Dusseldorf, Germany   February 1998          7
    USWeb Boston............  Boston, MA                  Pending         25

---------------------
(1) The Company consolidates the target entity's financial statements as of the date USWeb establishes effective control of the target entity, which date is generally in advance of the legal completion of the underlying merger.

(2) Represents the number of full-time employees as of February 28, 1998.

(3) USWeb Dream Media and USWeb Hollywood combined their operations into a single wholly owned subsidiary of the Company upon the consummation of the acquisitions. The combined entity had an aggregate of 23 employees. USWeb LA Central shares facilities and is expected to combine its operations with these entities in the future.

  The Company believes that there are many other potential acquisition candidates in the U.S. and abroad that satisfy its acquisition criteria. The Company is currently discussing on a non-binding basis the acquisitions of several companies in the U.S. To penetrate foreign markets, the Company may use joint ventures as well as acquisitions, so as to capitalize on a foreign partner's local knowledge and reputation as well as USWeb's brand name and central technical, marketing and administrative resources. The Company's acquisition strategy involves a number of risks and uncertainties, and there can be no assurance that the Company will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with those of the Company. As the Company issues stock to complete future acquisitions, there will be ownership dilution to existing stockholders. In addition, to the extent the Company chooses to pay cash consideration for such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions," "--Dilution," "--Management of Growth; Integration of Acquisitions" and "--Future Capital Needs; Uncertainty of Additional Financing."

  In addition to its Company-owned offices, as of February 28, 1998 USWeb had eight Affiliates which collectively managed an aggregate of ten consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use the Company's intellectual property and proprietary information, including the USWeb brand, the Company's Internet solution development methodology and the Strategy and Solutions Center. In exchange for these rights, most Affiliates paid the Company an initial fee and all Affiliates make monthly royalty payments to the Company. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the year ended December 31, 1997, initial fees and monthly royalty payments together represented 4% of the Company's total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Company selected a franchise business model as the first phase of its corporate development strategy because it enabled the Company to rapidly scale its operations and build its brand with relatively low risk and capital commitment while leveraging the existing infrastructure, expertise and client relationships of the Affiliates. The Company launched the second phase of its market entry strategy, the acquisition of those Affiliates and other Internet professional services firms that meet its acquisition criteria, in the first quarter of 1997. The Company last enrolled an Affiliate in March 1997 and does not intend to enter into any additional Affiliate agreements. The Company may also decide to terminate the Affiliate agreements of those Affiliates that do not meet the performance criteria required by such agreements to ensure their continuation. A significant number of Affiliates remain and the operation of franchises does entail certain risks to the Company's business. See "Risk Factors--Risks of Franchising."

CLIENTS

  The Company markets its services to medium-sized and large companies, which it defines as those with over 100 employees or $10 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. The Company tailors its professional services to meet the specific needs of these clients. No individual customer accounted for more than 10% of the Company's total revenues for the year ended December 31, 1997. The Company's top 10 clients accounted for 31% of the Company's total revenues during such period.

  The Company provides Internet professional services to clients in a variety of industries, as indicated by the selected clients set forth below, each of which was responsible for at least $50,000 in services revenues for the year ended December 31, 1997.

  Amgen                          Harley-Davidson          Real Estate Tax
  Bantam Doubleday Dell          Ingram Micro             Services
  Barnes & Noble                 Marcus & Millichap       Silicon Graphics
  Catalina Marketing             Microsoft                Thomasville
  Charles Schwab                 New York Magazine        Furniture
  Chevron                        Polk Audio               Time
                                                          Toshiba
                                                          World Economic Forum

  Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions. The Company targets clients whose Internet technology consulting needs will result in contracts ranging from $25,000 to $3,000,000 per engagement. The Company's 30 largest clients spent approximately $25,000 to $3,000,000 each for USWeb services, on a pro forma basis, for the year ended December 31, 1997.

USWEB INTERNET STRATEGY AND SOLUTIONS CENTER

  The Strategy and Solutions Center, located at the Company's headquarters in Santa Clara, California, is designed to provide clients with more effective Internet solutions by aggregating and redeploying the best methodologies, technologies and creative work delivered by USWeb consulting offices. The Company believes that the Strategy and Solutions Center provides USWeb consulting offices with a competitive advantage by giving them efficient, real time access to these assets, thereby allowing them to leverage the capabilities of the entire USWeb operation in their efforts on behalf of each client. The Strategy and Solutions Center is a centrally managed resource that can be made available to a large number of consulting offices through USWeb Central, the Company's secure Intranet.

  The Strategy and Solutions Center provides the following resources and programs for the USWeb Network and its clients:

  USWeb Solutions Library. The Strategy and Solutions Center aggregates the best demonstrated practices of its offices to develop USWeb Business Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. One of the first USWeb Business Solutions was designed for human resources in collaboration with Coopers & Lybrand and leading providers of Internet-based human resource management technologies. The Company intends to target each USWeb Business Solution toward a selected vertical market or business function and offer it at a fixed price range. The Company's goal is to provide through each USWeb Business Solution a large volume of high-quality sales and implementation tools that leverage the cumulative experience of all USWeb consulting offices.

  USWeb Technology Library. The Strategy and Solutions Center maintains and continually expands a technology library of proprietary reusable software and content objects developed during the course of client engagements. The Company believes that access to these assets helps reduce the costs of designing and implementing individual Internet solutions, improves the quality of client service and facilitates the Company's development of USWeb Business Solutions.

  USWeb Project Registry. The Strategy and Solutions Center has constructed a database in which each client engagement is summarized and registered, enabling each consulting office to find rapidly which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  USWeb Executive Briefing Program. The Strategy and Solutions Center has established a program that enables USWeb consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with senior USWeb executives on-site at the Strategy and Solutions Center. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.

  USWeb SiteCasts. The Strategy and Solutions Center develops and distributes the USWeb SiteCast Intranet Series, a sequence of Internet broadcasts designed to show businesses how to use Internet solutions to improve business processes. The Company sponsors the SiteCasts jointly with Microsoft and each SiteCast incorporates leading Microsoft Internet technologies. The first SiteCast, held on June 24, 1997 using Microsoft's NetShow 2.0, brought together computer industry leaders to discuss how to use Intranets to achieve business objectives. This SiteCast, which attracted approximately 800 participants, was the first Internet broadcast to incorporate simultaneous video conferencing, chat sessions and presentations and include both pre-taped and live video. The second SiteCast, held on September 16, 1997, attracted more than 2,300 participants and demonstrated how Internet solutions can automate business processes, using as an example the Intranet USWeb created for the Stanford University Graduate School of Business.

  On December 10, 1997, the Company held a third SiteCast to provide an interactive, online forum to discuss trends and issues surrounding electronic commerce. Attracting more than 3,400 participants, this SiteCast was broadcast live from the Intel booth at Internet World in New York and included a discussion on how e-Business solutions can improve business processes and profitability and create competitive advantages for businesses.

  In each area where methodologies, technologies and content are aggregated, the Company has implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

MARKETING

  The Company's marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of the USWeb organization in providing such solutions, to key decision makers in client organizations. The Company believes that a strong USWeb brand provides USWeb consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. The Company's marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by the Company's corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  The Company's marketing program includes the following initiatives:

  Enhance the USWeb Brand. The continued strengthening of the USWeb brand is crucial to the achievement of the Company's objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. The Company's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. The Company is continuing to build and differentiate this brand through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. The Company's marketing campaigns are intended to generate client leads for its consulting offices in several ways. First, central lead management programs direct leads generated by the Company's national advertising to consulting offices based on client zip code and other substantive lead attributes. Second, regional marketing derived from corporate advertising templates for multiple forms of media, including direct mail and tradeshow programs, are personalized for an office's target market to drive demand directly to that office. Third, the Company has implemented programs to encourage cross-office lead referral when clients have vertical market needs or proximity concerns that would be best addressed by another office. Finally, the Company has established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. The Company has developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of the Company's consulting offices by providing them with centralized expert advice and consistent, professional marketing tools.

STRATEGIC RELATIONSHIPS

  The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. The Company believes that these relationships, which typically are non-exclusive, enable it to deliver clients more effective solutions with greater efficiency because the strategic relationships provide the Company with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company also believes that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  The Company has strategic relationships with the following companies:

[LOGO] Intel. In November 1997, the Company entered into a Relationship Agreement with Intel pursuant to which the Company and Intel will jointly define and develop a program designed to establish and promote end-to-end e-business solutions running on high-end Intel Architecture-based platforms. Activities under the program will range from creation of specific business solutions to joint advertising. These programs will be administered by representatives of each party. Intel purchased
$10.0 million of the Company's Common Stock in a private placement transaction which closed contemporaneously with the Company's initial public offering.

[LOGO] Microsoft. The Company and Microsoft have entered into a joint marketing and technical information sharing agreement. The companies are engaging in a jointly branded marketing campaign designed to increase demand for Microsoft's Internet software products and USWeb's professional services. Microsoft is also providing USWeb consulting offices with education and support in the use of Microsoft's Internet products, and the USWeb consulting offices are providing Microsoft with product feedback and customer reactions.

[LOGO] Hewlett-Packard. The Company and Hewlett-Packard have entered into an agreement to launch collaborative marketing and technical support programs to offer business clients a complete set of Internet solutions. The companies are engaging in a joint branded marketing campaign designed to increase demand for Hewlett-Packard's Internet systems and USWeb's professional services. Hewlett-Packard is also providing USWeb consulting offices with education and support in the use of Hewlett-Packard's Internet systems and USWeb consulting offices are providing Hewlett-Packard with product feedback and client reactions.

[LOGO] Pandesic. Intel and SAP have formed Pandesic LLC to deliver a comprehensive hardware, software and service solution for managing Internet-based electronic commerce. The Company and Pandesic have entered into a letter agreement regarding plans to implement a joint systems integration program, develop joint marketing and sales programs, build field development programs and conduct ongoing technical exchanges to ensure the proper deployment and efficient utilization of the Pandesic electronic commerce platform.

[LOGO] Sun Microsystems. The Company and Sun Microsystems have entered into an agreement enabling USWeb consulting offices to become authorized resellers of Sun NETRA network servers after having filed the appropriate documentation and attended required training classes. This marketing program enables USWeb affiliates to deliver a complete UNIX Intranet solution to a customers.

[LOGO] Reuters. The Company and Reuters have entered into a letter agreement regarding plans to develop USWeb Business Solutions that will integrate Reuters data feeds into corporate Intranet environments. The two parties also intend to develop joint sales and marketing programs.

  The contractual agreements regarding these strategic relationships do not cover the entire scope of the strategic relationship and are typically terminable at will by either party. In the event that any strategic relationship is discontinued, either in connection with termination of an agreement or otherwise, the

Company's business, results of operations and financial condition may be materially adversely affected. See "Risk Factors--Reliance Upon Key Strategic Relationships."

  In early 1998, the Company assisted in the formation of USWeb Learning, Inc., a separate company with the mission to become the leading provider of education and certification services relating to Internet technologies to address the shortage of technology professionals. USWeb Learning will license the USWeb name from the Company and the Company will contribute certain training materials it has created. The Company intends to make a minority equity investment in USWeb Learning and add management experience through board representation. The Company will also have an option to acquire USWeb Learning in the future.

OPERATIONS

  The Company's organization includes its headquarters in Santa Clara, California and as of February 28, 1998, over 32 Company-owned and Affiliate consulting offices in the U.S. Each consulting office is responsible for providing Internet professional services to its clients, either alone or in conjunction with one or more other offices. The managers of each office also make all client sales, engagement pricing, and staffing decisions for that office. However, the Company's executive officers take an active role in directing the activities of all consulting offices.

  USWeb headquarters manages the Strategy and Solutions Center, the Company's marketing campaigns, the strategic relationships with partner companies and the acquisition program. The Company's headquarters also provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. USWeb also negotiates with product, office equipment and financing vendors to deliver quality products to its consulting offices at favorable prices. Finally, the Company has established relationships with leading Internet communications companies to provide clients with carrier-grade, highly reliable central hosting and value-added services such as shared databases, electronic commerce, and audio and video streaming.

  USWeb headquarters also manages USWeb Central, the Company's Intranet and the Company's primary channel for enterprise-wide interaction and communication. The Company developed and maintains USWeb Central in-house. USWeb Central provides Company-owned and Affiliate consulting offices with rapid, secure and efficient online access to each other and to all of the Company's centrally managed resources, such as the Strategy and Solutions Center libraries, sales and marketing tools, vendor information and operational assistance. The Company believes that USWeb Central is both scalable and critical to its strategy of strengthening its position as a leading Internet professional services firm, because USWeb Central is the primary mechanism by which the Company is able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

COMPETITION

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as IBM, DEC and Hewlett-Packard; advertising and media agencies such as CKS, Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL, Organic Online, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, NETCOM and UUNet; and software vendors such as Lotus, Microsoft, Netscape, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  The Company believes that the principal competitive factors in its market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of the Company's current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of the Company's competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. For example, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. See "Risk Factors--Competition; Low Barriers to Entry."

EMPLOYEES

  As of February 28, 1998 the Company had 606 employees, of which 93 were located at the Company's headquarters office in Santa Clara, California and 513 were located in consulting offices. The headquarters employees included 48 in sales and marketing, 9 in hosting and education and 36 in finance, administration and the Strategy and Solutions Center. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes its relationship with its employees is good. Competition for qualified personnel in the industry in which the Company competes is intense. The Company believes that its future success will depend in part on its continued ability to attract, hire or acquire and retain qualified employees. See "Risk Factors--Recruitment and Retention of Internet Solutions Professionals" and "--Dependence on Key Personnel."

FACILITIES

  The Company's principal administrative, sales, marketing, training, and research and development facilities occupy approximately 27,100 square feet in a single building in Santa Clara, California, pursuant to a lease that expires in January 2007. All Company-owned offices also lease their facilities. The Company believes its current facilities are adequate to meet its needs for the foreseeable future. No facilities have been identified for acquisition in connection with potential acquisition candidates and the Company does not anticipate acquiring property or buildings in the foreseeable future.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company, and their ages as of December 31, 1997, are as follows:

NAME                                 AGE POSITION
----                                 --- --------
Joseph Firmage......................  27 Chairman of the Board and Chief Executive Officer
Tobin Corey.........................  36 President
James Heffernan.....................  56 Executive Vice President, Chief Financial Officer,
                                         Secretary and Director
Sheldon Laube.......................  47 Executive Vice President and Chief Technology
                                         Officer
Jeffrey Ballowe(1)..................  41 Director
Robert Hoff(1)(2)...................  44 Director
Gary Rieschel(2)....................  40 Director
Barry Rubenstein....................  54 Director

---------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Mr. Joseph Firmage co-founded the Company in December 1995 and has served as its Chairman and Chief Executive Officer since that time. From August 1994 to December 1995, Mr. Firmage served as Vice President of Strategic Planning of the Systems Group of Novell. Prior to joining Novell, Mr. Firmage founded Serius Corporation ("Serius"), where he served as Chief Executive Officer from 1989 through 1993, when Serius was sold to Novell.

  Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Mr. James Heffernan co-founded the Company in December 1995 and has served as its Executive Vice President, Chief Financial Officer, Secretary and a Director since that time. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until January 1996. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius. Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan is a director of Savoir Technology Group, Inc.

  Mr. Sheldon Laube co-founded the Company and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

  Mr. Jeffrey Ballowe has served as a Director of the Company since February 1996. From March 1996 to December 1997, Mr. Ballowe served as President of the Ziff-Davis Interactive Media and Development Group. Prior to March 1996,
Mr. Ballowe served as President of the Ziff-Davis Interactive Media Group in 1995 and as President of the Ziff-Davis Marketing and Development Group in 1994. He became Group Vice President of the Ziff-Davis Business Media Group in 1993 and Vice President of the Ziff-Davis Worldwide Network of Direct Publications in 1991.

  Mr. Robert Hoff has served as a Director of the Company since February 1996. He has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of PairGain Technologies, Inc. and Onyx Acceptance Corporation.

  Mr. Gary Rieschel has served as a Director of the Company since March 1996. Mr. Rieschel has been a Senior Vice President of SOFTBANK Holdings since January 1996. Prior to January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from September 1994 to December 1995; as Director of Channel Sales for Cisco Systems from July 1993 to October 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Concentric Networks and several privately held companies.

  Mr. Barry Rubenstein has served as a Director of the Company since May 1997. Mr. Rubenstein is President, a director and a shareholder of InfoMedia Associates, Ltd. which is a General Partner of the 21st Century Partnerships. Mr. Rubenstein is also Chief Executive Officer of Wheatley Partners, L.L.C., the General Partner of Wheatley Foreign Partners, L.P. Seneca Ventures and Woodland Venture Fund, each of which is an investment partnership. Prior to his experience as an investor, Mr. Rubenstein served as the founder of several technology companies, including Applied Digital Data Systems, Inc. and Cheyenne Software, Inc. Mr. Rubenstein also serves as a director of Infonautics, Inc., The Milbrook Press, Inc. and Source Media Inc.

  Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Mr. Ballowe and Mr. Hoff, recommends the selection of independent public accountants to the Board of Directors, reviews the scope and results of the audit and other services provided by the Company's independent accountants, and reviews the Company's accounting practices and its systems of internal accounting controls.

  The Compensation Committee, consisting of Mr. Hoff and Mr. Rieschel, reviews and approves the salaries, bonuses and other compensation payable to the Company's executive officers and administers and makes recommendations concerning the Company's employee benefit plans.

DIRECTOR COMPENSATION

  The Company reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company currently does not pay fees to its directors for attendance at meetings. The Company also grants stock options to directors. See "--Employee Benefit Plans."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.

MANAGEMENT CONTINUITY AGREEMENTS

  The Company has entered into Management Continuity Agreements with each of Messrs. Firmage, Corey, Heffernan and Laube. Pursuant to the agreements with each of Messrs. Firmage, Corey and

Heffernan, if the Company (a) terminates his employment without cause at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay to him equal to his 12 months' base compensation or (b) if the Company terminates his employment or he voluntarily terminates his employment at any time 60 days or less before or within 18 months after a change in control, the Company shall provide him severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, the Company shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. The term of each of the agreements is for the period of each of Mr. Corey's, Mr. Heffernan's and Mr. Laube's at will employment.

  Pursuant to the agreement with Mr. Laube, if the Company terminates his employment without cause (a) at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay equal to his 12 months' base compensation or (b) at any time 60 days or less before or within 18 months after a change in control, the Company shall provide severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, the Company shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. His employment is at will. In the event that he is terminated for good business reasons during the initial two-year period, he is entitled to receive severance pay equal to 24 months' base compensation together with a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options (as defined in the agreement). In addition to his base compensation of $260,000, he is entitled to receive a quarterly bonus of $25,000 so long as he is employed by the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation, the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between the Company and certain of its directors and officers, subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Company has obtained directors' and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

  The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the

Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification is expected to be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by the Company during the fiscal year ended December 31, 1997 to the Company's Chief Executive Officer and each of the Company's four other executive officers (collectively, the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                  ANNUAL COMPENSATION          AWARDS
                                  ------------------------  ------------
                                                             SECURITIES
                                                             UNDERLYING  OTHER ANNUAL   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)      BONUS($)    OPTIONS(#)  COMPENSATION  COMPENSATION
---------------------------  ---- ----------     ---------  ------------ ------------  ------------
Joseph Firmage...........    1997 $  200,000     $     --     105,000      $   --        $   168(3)
 Chairman and Chief          1996    200,000(1)        --         --       115,216(2)        140(3)
 Executive Officer and
 Director
Tobin Corey..............    1997    200,000           --     105,000          --        139,230(5)
 President                   1996    197,307(4)      5,582        --        48,787(2)        193(3)
James Heffernan..........    1997    200,000           --      60,000          --          1,571(3)
 Executive Vice              1996    191,667(4)        --         --           --          1,313(3)
 President, Chief
 Financial Officer,
 Secretary and Director
Sheldon Laube............    1997    259,992       100,000     30,000          --            816(3)
 Executive Vice President    1996    241,886(4)    100,000        --           --            508(3)
 and Chief Technology
 Officer
Kenneth Campbell (6).....    1997    126,641           --         --           --            668(3)
 Executive Vice              1996    220,000           --         --           --            840(3)
 President, Affiliate
 Operations

---------------------

(1) Does not include $16,666 earned in 1995 but not paid until 1996.

(2) Consists of payments made in reimbursement for relocation expenses for Mr. Firmage and Mr. Corey.

(3) Consists of life insurance premiums paid on behalf of Mr. Firmage, Mr. Corey, Mr. Heffernan, Mr. Laube and Mr. Campbell.

(4) The annual base salaries for Mr. Corey, Mr. Heffernan and Mr. Laube are $200,000, $200,000 and $260,000, respectively. The figures listed represent payment for actual employment during 1996, which was slightly less than 12 months.

(5) Consists of $230 of life insurance premiums paid on behalf of Mr. Corey and $139,000 of loan forgiveness. See "Certain Transactions."

(6) Mr. Campbell resigned from the Company effective July 29, 1997. See "Certain Transactions" for a description of the terms of the Company's agreement with Mr. Campbell. The annual base salary for Mr. Campbell was $220,000. The figure listed represents payment for actual employment during 1997, which was slightly less than seven months.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the fiscal year ended December 31, 1997 to each of the Named Officers:

                                    INDIVIDUAL GRANTS (1)
                         -------------------------------------------
                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                         ANNUAL RATES OF
                         SECURITIES   OPTIONS                             STOCK PRICE
                         UNDERLYING  GRANTED TO                        APPRECIATION FOR
                          OPTIONS   EMPLOYEES IN EXERCISE               OPTION TERM (3)
                          GRANTED      FISCAL     PRICE   EXPIRATION ---------------------
NAME                       (#)(1)     YEAR (2)   ($/SH.)     DATE     5% ($)     10% ($)
----                     ---------- ------------ -------- ----------  ------   -----------
Joseph Firmage..........  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
Tobin Corey.............  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
James Heffernan.........   60,000       3.7%      $9.75    11/13/07  $ 367,903 $   932,339
Sheldon Laube...........   30,000       1.8%      $9.75    11/13/07  $ 183,952 $   466,170
Kenneth Campbell(4).....      --        --          --          --         --          --

---------------------

(1) These options were granted under the Company's 1996 Equity Compensation Plan (the "1996 Equity Plan"). Options granted under the 1996 Equity Plan generally have a ten-year term and become exercisable in annual 25% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the estimated fair market value of the Company's Common Stock on the date of grant. The 1996 Equity Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the 1996 Equity Plan.

(2) Based on options to purchase an aggregate of 1,635,653 shares granted to employees during 1997 under the 1996 Equity Plan.

(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the SEC and do not reflect the Company's estimate of its future stock price.

(4) Mr. Campbell resigned from the Company effective July 29, 1997. See "Certain Transactions" for a description of the terms of the Company's agreement with Mr. Campbell.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table sets forth, for each of the Named Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1997 and stock options held at fiscal year end:

                                                            NUMBER OF SECURITIES               VALUE OF UNEXERCISED IN-
                                                           UNDERLYING UNEXERCISED                  THE-MONEY OPTIONS
                            SHARES                     OPTIONS AT FISCAL YEAR END (#)         AT FISCAL YEAR END ($) (2)
                         ACQUIRED ON       VALUE       -----------------------------------    --------------------------------
          NAME           EXERCISE (#) REALIZED ($) (1)  EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
          ----           ------------ ---------------- --------------    -----------------    -------------     --------------
Joseph Firmage..........     --             --                       --               105,000               --                 --
Tobin Corey.............     --             --                       --               105,000               --                 --
James Heffernan.........     --             --                       --                60,000               --                 --
Sheldon Laube...........     --             --                       --                30,000               --                 --
Kenneth Campbell........     --             --                       --                   --                --                 --

---------------------

(1) Market value of underlying securities on the exercise date minus the exercise price.

(2) Market value of underlying securities at December 31, 1997 minus the exercise price.

EMPLOYEE BENEFIT PLANS

 1996 Stock Option Plan

  The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in December 1995 and approved by the stockholders in December 1996. The 1996 Plan will terminate in December 2005 unless terminated earlier by the Board of Directors. The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company and its subsidiaries. A total of 600,000 shares of Common Stock were reserved for issuance pursuant to the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee appointed by the Board, in a manner that satisfies the legal requirements relating to the administration of stock plans under all applicable laws (the "Administrator"). The 1996 Plan is currently administered by the Board of Directors. The Company does not intend to issue any additional options under the 1996 Plan.

  The exercise price of options granted under the 1996 Plan is determined by the Administrator. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant. The maximum term of an option granted under the 1996 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock). In the event of termination of an optionee's employment or consulting arrangement, an option may only be exercised, to the extent vested as of the date of termination, for a period not to exceed 90 days (12 months, in the case of termination as a result of death or disability) following the date of termination. Options granted under the 1996 Plan are not generally transferable by the optionee, and may be exercised during the life of the optionee only by the optionee.

  The 1996 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

  The 1996 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option shall be fully exercisable until 10 days prior to such transaction. To the extent the option has not been exercised, such option will terminate immediately prior to the consummation of such proposed action.

  As of December 31, 1997, the Company had outstanding options to purchase 112,856 shares of Common Stock under the 1996 Plan held by an aggregate of 57 persons at a weighted average exercise price of $0.74 per share. As of December 31, 1997, options to purchase an aggregate of 323,395 shares of Common Stock under the 1996 Plan had been exercised.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1996 Equity Plan was approved by the Board of Directors in October

1996 and by the stockholders in December 1996 and amended in September and November 1997. Unless terminated sooner by the Board of Directors, the 1996 Equity Plan will terminate automatically in December 2006. A total of 2,000,000 shares of Common Stock, plus annual increases equal to the lesser of
(i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Committee has the authority to amend, suspend or terminate the 1996 Equity Plan, provided that no such action may impair the rights of any optionee under the 1996 Equity Plan unless mutually agreed. Notwithstanding the foregoing, no existing employee, director or consultant may be granted options to purchase more than an aggregate of 150,000 shares of Common Stock in any fiscal year and no newly hired employee, director or consultant may be granted options to purchase more than an aggregate of 300,000 shares of Common Stock in any fiscal year. The 1996 Equity Plan also provides for certain non-employee directors to receive a one-time initial option grant of 25,000 shares that becomes exercisable over 48 months so long as the individual remains a director and for all non-employee directors to receive option grants for 7,000 shares that become exercisable over 12 months upon their reelection each year.

  Unless otherwise determined by the Administrator, options and SPRs granted under the 1996 Equity Plan are not generally transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Equity Plan must generally be exercised within three months of the end of the optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the Committee determines otherwise, the restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to such restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years.

  The 1996 Equity Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1996 Equity Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 10 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of December 31, 1997, the Company had outstanding options to purchase 1,589,485 shares of Common Stock under the 1996 Equity Plan held by an aggregate of 236 persons at a weighted average exercise price of $9.24 per share. As of December 31, 1997, no options to purchase shares of Common Stock under the 1996 Equity Plan had been exercised.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") was approved by the Board of Directors in February 1997 and amended in July and November 1997. The 1997 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan. Unless terminated sooner by the Board of Directors, the 1997 Plan will terminate automatically in February 2007.

  The 1997 Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"). The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that such action may not impair the rights of any optionee under the 1997 Plan unless mutually agreed.

  Options and SPRs granted under the 1997 Plan are generally not transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1997 Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

  In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent or any subsidiary, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years.

  The 1997 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options or SPRs are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1997 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 15 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

   As of December 31, 1997, the Company had outstanding options to purchase 7,790,062 shares of Common Stock under the 1997 Plan held by an aggregate of 352 persons at a weighted average exercise price of $8.23 per share. As of December 31, 1997, 73,728 options to purchase shares of Common Stock under the 1997 Plan had been exercised.

 1997 Employee Stock Purchase Plan

  The Company's 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in September 1997. A total of 1,000,000 shares of Common Stock has been reserved for issuance under the ESPP, plus annual increases equal to the lesser of (i) 50,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

  The ESPP, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the effective date of this Offering and ends on the last trading day on or before October 31, 1998.

  Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, no employee may be granted an option to purchase under the ESPP who (i) immediately after grant owns stock possessing 5% or holds equivalent outstanding options or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The ESPP permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, overtime and commissions but excludes payments for shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

  Rights granted under the ESPP are generally not transferable by a participant unless otherwise provided under the ESPP. The ESPP provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The ESPP will terminate by its own terms in September 2007. The Board of Directors has the authority to amend or terminate the ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the ESPP.

 Affiliate Warrant Program

  In June 1996, the Company established the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates and to create performance incentives for such Affiliates. Under the Program, each Affiliate that signed an Affiliate agreement on or before March 31, 1997 was granted a warrant to purchase shares of the Company's Common Stock upon execution of the Affiliate agreement and earns additional warrants to purchase shares of Common Stock at the rate of one share of Common Stock per $50 of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the Affiliate agreement. Warrants vest 25% after one year and then ratably each month over the following 36 month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of this offering or any acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program, and the Company does not intend to increase this amount. As of December 31, 1997, the Company had issued warrants under the program to purchase an aggregate of 267,284 shares of Common Stock at a weighted average exercise price of $2.55 per share. See Note 10 to Consolidated Financial Statements.

                             CERTAIN TRANSACTIONS

  Since its inception, the Company has issued, in private placement transactions, shares of Preferred Stock as follows: 6,172,833 shares of Series A Preferred Stock at $1.62 per share, 3,103,333 shares of Series B Preferred Stock at $2.01 per share and 2,818,193 shares of Series C Preferred Stock at $6.21 per share. In connection with the issuance of Series C Preferred Stock, the Company issued warrants (the "Series C Warrants") to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share. Each such share of Preferred Stock converted into one share of Common Stock upon the closing of the Company's initial public offering in December 1997. The holders of such shares of converted Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued upon conversion thereof. See "Description of Capital Stock-- Registration Rights." The following table sets forth the number of shares of Preferred Stock, Series C Warrants and Common Stock purchased by the Company's directors, five percent stockholders and their respective affiliates:

                             SERIES A        SERIES B        SERIES C     SERIES C  COMMON
        INVESTOR          PREFERRED STOCK PREFERRED STOCK PREFERRED STOCK WARRANTS   STOCK
        --------          --------------- --------------- --------------- --------  -------
Crosspoint Venture
 Partners (1)...........     1,233,333             --          48,309      12,077   500,000
SOFTVEN No. 2 Investment
 Enterprise
 Partnership (2)........     4,625,000       3,103,333            --          --        --
21st Century
 Communications
 Partners, L.P. (3).....           --              --         805,153     201,288       --
The Cutler Group (4)....       308,333             --          24,892       6,223   958,982

---------------------
(1) Robert Hoff, a general partner of Crosspoint Venture Partners, serves on the Company's Board of Directors.

(2) Jeffrey Ballowe and Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serve on the Company's Board of Directors.
(3) Includes 545,893 shares of Series C Preferred Stock and warrants to purchase 136,473 shares of Series C Preferred Stock held by 21st Century Communications Partners, L.P., 185,668 shares of Series C Preferred Stock and warrants to purchase 46,417 shares of Series C Preferred Stock held by 21st Century Communications T-E Partners, L.P., and 73,591 shares of Series C Preferred Stock and warrants to purchase 18,398 shares of Series C Preferred Stock held by 21st Century Communications Foreign Partners, L.P., each of which is an affiliate of 21st Century Communications Partners, L.P., a general partnership of which Barry Rubenstein, who serves on the Company's Board of Directors, is a general partner. Mr. Rubenstein disclaims beneficial ownership of such shares.
(4) Includes 24,892 shares of Series C Preferred Stock, 533,333 shares of Common Stock and warrants to purchase 6,223 shares of Series C Preferred Stock held by Storie Partners, an affiliate of The Cutler Group. Frank Cutler, principal of The Cutler Group, has a shared ownership interest in these shares and warrants. Also includes 8,982 shares of Common Stock held by Frank Cutler, principal of the Cutler Group.

  In December 1995, the Company entered into Restricted Stock Purchase Agreements with each of Joseph Firmage, Tobin Corey, James Heffernan and Kenneth Campbell. In January 1996, the Company entered a Restricted Stock Purchase Agreement with Sheldon Laube. Pursuant to these Restricted Stock Purchase Agreements, Messrs. Firmage, Corey, Heffernan, Laube and Campbell acquired the number of shares of the Company's Common Stock set forth opposite their names in the table below:

                                                                SHARES OF COMMON
       EXECUTIVE OFFICER                                         STOCK ACQUIRED
       -----------------                                        ----------------
       Joseph Firmage..........................................    1,779,993
       Tobin Corey.............................................      932,360
       James Heffernan.........................................      762,549
       Sheldon Laube...........................................      762,549
       Kenneth Campbell........................................      762,549

  The shares of Common Stock subject to the Restricted Stock Purchase Agreements were issued in exchange for cash. The Restricted Stock Purchase Agreements provide the Company the right to repurchase at the original purchase price all shares of Common Stock not released from such right of repurchase, and 1/48th of the shares issued under the Restricted Stock Purchase Agreements are released from the Company's right of repurchase each month after the date of purchase. Further, the Company retains a right of first refusal to purchase any shares issued pursuant to a Restricted Stock Purchase Agreement until 90 days after the effective date of this offering.

  The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by Delaware law. See "Management--Limitation on Liability and Indemnification Matters."

  The Company has entered into Management Continuity Agreements with Messrs. Firmage, Corey, Heffernan and Laube. See "Management--Employment Agreements."

  In January 1996, the Company extended a loan of $70,000 (with interest accruing at 5% per annum) to Tobin Corey, to cover the expenses of Mr. Corey's relocation to California from Utah (the "Corey Loan"). In July 1997, the Company forgave the Corey Loan, together with accrued interest and a tax gross-up, for a total amount forgiven of $139,000.

  In August 1997, the Company entered into a General Release Agreement with Kenneth Campbell (the "Campbell Release Agreement"). Pursuant to the terms of the Campbell Release Agreement, Mr. Campbell shall receive an amount equal to his base salary of $220,000, payable semimonthly over the 12 month period beginning August 1, 1997. In addition, on Mr. Campbell's termination date, the Company paid Mr. Campbell $15,229, an amount equal to the value of his accrued and unused vacation. Further, pursuant to the terms of the Campbell Release Agreement, the Company accelerated vesting of certain shares of Common Stock held by Mr. Campbell so that, as of the date of the Campbell Release Agreement, Mr. Campbell held 413,047 shares. The Company repurchased the remaining 349,502 shares of Common Stock held by Mr. Campbell at a price of $.0003 per share.

  In November 1997, the Company granted the following options to executive officers pursuant to the 1996 Equity Plan: 105,000 shares to Joseph Firmage, 105,000 shares to Tobin Corey, 60,000 shares to James Heffernan and 30,000 shares to Sheldon Laube. Each option has an exercise price of $9.75 per share and becomes exercisable over 36 to 60 months.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1997 for
(i) each person or entity who is known by the Company to beneficially own more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group:

DIRECTORS, NAMED EXECUTIVE OFFICERS, 5% STOCKHOLDERS         NUMBER OF SHARES        PERCENT OF SHARES
 AND ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP      BENEFICIALLY OWNED (1) BENEFICIALLY OWNED (1)(2)
----------------------------------------------------      ---------------------- -------------------------
SOFTVEN No. 2 Investment Enterprise Partnership.........         7,443,323                 22.0%
 24-1 Nihonbashi-Hakozakicho
 Chuo-Ku
 Tokyo, 103 Japan
Gary Rieschel (3).......................................         7,443,323                 22.0
Robert Hoff (4).........................................         1,793,719                  5.3
Crosspoint Venture Partners (4).........................         1,793,719                  5.3
Barry Rubenstein (5)....................................         1,610,303                  4.8
Joseph Firmage (6)......................................         1,568,336                  4.6
Tobin Corey (7).........................................           840,366                  2.5
Sheldon Laube (8).......................................           737,549                  2.2
James Heffernan (9).....................................           704,709                  2.1
Kenneth Campbell........................................           378,708                  1.1
Jeffrey Ballowe (10)....................................             1,667                    *
All executive officers and directors as a group
 (8 persons) (11).......................................        14,698,305                 45.1%

---------------------

  *  less than 1%.

 (1) Certain of these stockholders propose to sell shares of Common Stock of the Company in connection with the Company's proposed public offering pursuant to the Registration Statement on Form S-1 (Registration No. 333-46821). The offer and sale of shares of Common Stock of the Company in connection with such proposed offering are not covered by this Prospectus.

 (2) Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage beneficial ownership is based on 33,811,085 shares of Common Stock outstanding as of December 31, 1997.

 (3) Consists of 7,443,323 shares of Common Stock held by SOFTVEN No. 2 Investment Enterprise Partnership. Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serves on the Company's Board of Directors.
     Mr. Rieschel disclaims beneficial ownership of such shares. Mr. Rieschel's mailing address is c/o USWeb Corporation, 2880 Lakeside Drive, Santa Clara, CA 95054.

 (4) Includes warrants to purchase 12,077 shares held by Crosspoint Venture Partners. Mr. Hoff is a general partner of Crosspoint Venture Partners. Mr. Hoff disclaims beneficial ownership of all such shares. Mr. Hoff's mailing address is c/o USWeb Corporation, 2880 Lakeside Drive, Santa Clara, CA 95054.

 (5) Includes 545,893 shares and warrants to purchase 136,473 shares held by 21st Century Communications Partners, L.P., 185,668 shares and warrants to purchase 46,417 shares held by 21st Century Communications T-E Partners, L.P., 73,591 shares and warrants to purchase 18,398 shares held by 21st Century Communications Foreign Partners, L.P., 442,841 shares and warrants to purchase 110,710 shares held by Wheatley Partners, L.P. and 40,250 shares and warrants to purchase 10,062 shares held by Wheatley Foreign Partners, L.P. Mr. Rubenstein is President of InfoMedia Associates, Ltd., a general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. Mr. Rubenstein is also a member and CEO of Wheatley Partners, LLC, a general partner of Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P. Mr. Rubenstein disclaims beneficial ownership of such shares. Mr. Rubenstein's mailing address is c/o USWeb Corporation, 2880 Lakeside Drive, Santa Clara, CA 95054.

 (6) Includes 120,000 shares held by certain relatives of Mr. Firmage and 279,993 held by JPF LLC, a limited liability company of which Mr. Firmage retains beneficial control. Mr. Firmage disclaims beneficial ownership of such shares. Mr. Firmage's mailing address is c/o USWeb Corporation, 2880 Lakeside Drive, Santa Clara, CA 95054.

 (7) Includes 200,457 shares held by certain relatives of Mr. Corey. Mr. Corey disclaims beneficial ownership of all such shares.

 (8) Includes 20,000 shares held by certain relatives of Mr. Laube. Mr. Laube disclaims beneficial ownership of all such shares.

 (9) Includes 115,000 shares held by certain relatives of Mr. Heffernan. Mr. Heffernan disclaims beneficial ownership of all such shares.

(10) Includes options exercisable within 60 days for 1,667 shares of the Company's Common Stock.

(11) See notes (3)-(9) above.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

  Upon the closing of these offerings, the authorized capital stock of the Company, after giving effect to the conversion of all outstanding Preferred Stock into Common Stock and the reincorporation of the Company in the State of Delaware, will be 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of undesignated Preferred Stock, par value $.001 per share.

COMMON STOCK

  As of December 31, 1997 there were 32,773,412 shares of Common Stock outstanding held of record by approximately 310 stockholders.

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, if any. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the offering will be, fully paid and nonassessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

  The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock. No shares of Preferred Stock will be outstanding upon the closing of this offering. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company with any further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS

  As of December 31, 1997, the Company had warrants outstanding to purchase 1,076,554 shares of its Common Stock at a weighted average exercise price per share of $5.75.

  No fractional shares of Common Stock will be issued in connection with the exercise of warrants. In the event a holder of warrant fails to exercise the warrants prior to their expiration, the warrants will expire and the holder thereof will have no further rights with respect to such warrants.

  A holder of warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the warrants.

  The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. See "Management--Affiliate Warrant Program."

REGISTRATION RIGHTS

  The holders of approximately 12 million shares of Common Stock, including approximately 800,000 shares of Common Stock issuable upon the conversion of outstanding warrants, are entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Further, holders may require the Company to file additional registration statements on Form S-3 at the Company's expense. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration in certain circumstances.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF
INCORPORATION, BYLAWS AND DELAWARE LAW

 General

  Certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. The Certificate of Incorporation allows the Company to issue Preferred Stock with rights senior to those of the Common Stock and other rights that could adversely affect the interests of holders of Common Stock, which could decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

 Delaware Takeover Statute

  The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in a "business combination" with certain persons ("Interested Stockholders") for three years following the date any such person becomes an Interested Stockholder. Interested Stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a business combination includes, among other things, (i) a merger or consolidation, (ii) the sale, lease exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business corporation if (i) before a person becomes an Interested Stockholder, the board of directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination, or (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences, other than certain the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

 Certificate of Incorporation and Bylaws

  The Company's Bylaws also require that special meetings of the stockholders of the Company may be called only by the Board of Directors, the Chief Executive Officer of the Company or by any person or persons holding shares representing at least 20% of the outstanding capital stock. The Company's Bylaws also require advance written notice, which must be received by the Secretary of the Company not less than 90 days prior to the meeting, by a stockholder of a proposal or directors nomination which such stockholder desires to present at an annual or special meeting of stockholders. The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring hostile takeover or delaying or preventing changes in control or management of the Company.

  The Company's Bylaws provide that the authorized number of directors may be changed by an amendment to the Bylaws adopted by the Board of Directors or by the stockholders. Vacancies in the Board of Directors may be filled either by holders of a majority of the Company's voting stock or a majority of directors in office, although less than a quorum. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Incorporation, Bylaws and Delaware Law."

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services has been appointed as transfer agent and registrar for the Company's Common Stock.

                             PLAN OF DISTRIBUTION

  The Company will issue the Common Stock from time to time in connection with acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of the Shares by the Company, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                            RESTRICTIONS ON RESALE

  The Common Stock offered hereby is registered under the Securities Act, but this registration does not cover resale or distribution by the person who receives Common Stock issued by the Company in its acquisitions. Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least two years, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to the Company having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale.


                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Attorneys employed by Wilson Sonsini Goodrich & Rosati, or investment partnerships of which they are beneficial owners, hold 7,554 shares of Common Stock.

                                    EXPERTS

  The financial statements included in this Prospectus have been audited by Price Waterhouse LLP, independent accountants. The companies and periods covered by these audits are indicated in the individual reports of Price Waterhouse LLP. Such financial statements have been so included in reliance on the reports of Price Waterhouse LLP given on the authority of said firm as experts in auditing and accounting.

                               USWEB CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
USWEB CORPORATION
Report of Independent Accountants..........................................  F-4
Consolidated Balance Sheet.................................................  F-5
Consolidated Statement of Operations.......................................  F-6
Consolidated Statement of Stockholders' Equity (Deficit)...................  F-7
Consolidated Statement of Cash Flows.......................................  F-8
Notes to Consolidated Financial Statements.................................  F-9
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Overview................................................................... F-24
Pro Forma Consolidated Statement of Operations............................. F-27
Notes to Pro Forma Consolidated Financial Information...................... F-29
USWEB SAN FRANCISCO (FORMERLY XCOM CORPORATION)
Report of Independent Accountants.......................................... F-30
Balance Sheet.............................................................. F-31
Statement of Operations.................................................... F-32
Statement of Shareholders' Equity.......................................... F-33
Statement of Cash Flows.................................................... F-34
Notes to Financial Statements.............................................. F-35
USWEB MILWAUKEE (FORMERLY FETCH INTERACTIVE, INC.)
Report of Independent Accountants.......................................... F-38
Balance Sheet.............................................................. F-39
Statement of Operations.................................................... F-40
Statement of Stockholders' Deficit......................................... F-41
Statement of Cash Flows.................................................... F-42
Notes to Financial Statements.............................................. F-43
USWEB LA METRO (FORMERLY NEWLINK CORPORATION)
Report of Independent Accountants.......................................... F-47
Balance Sheet.............................................................. F-48
Statement of Operations.................................................... F-49
Statement of Shareholders' Equity.......................................... F-50
Statement of Cash Flows.................................................... F-51
Notes to Financial Statements.............................................. F-52
USWEB ATLANTA (FORMERLY INTERNETOFFICE, LLC)
Report of Independent Accountants.......................................... F-55
Balance Sheet.............................................................. F-56
Statement of Operations.................................................... F-57
Statement of Stockholders' Equity.......................................... F-58
Statement of Cash Flows.................................................... F-59
Notes to Financial Statements.............................................. F-60
USWEB DC (FORMERLY INFOPRENEURS INC.)
Report of Independent Accountants.......................................... F-63
Consolidated Balance Sheet................................................. F-64
Consolidated Statement of Operations....................................... F-65
Consolidated Statement of Stockholders' Deficit............................ F-66
Consolidated Statement of Cash Flows....................................... F-67
Notes to Consolidated Financial Statements................................. F-68

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB PITTSBURGH (FORMERLY ELECTRONIC IMAGES, INC.)
Report of Independent Accountants.........................................  F-71
Balance Sheet.............................................................  F-72
Statement of Operations...................................................  F-73
Statement of Shareholders' Equity.........................................  F-74
Statement of Cash Flows...................................................  F-75
Notes to Financial Statements.............................................  F-76
USWEB CHICAGO METRO (FORMERLY MULTIMEDIA MARKETING & DESIGN INC.)
Report of Independent Accountants.........................................  F-81
Balance Sheet.............................................................  F-82
Statement of Operations...................................................  F-83
Statement of Shareholders' Equity.........................................  F-84
Statement of Cash Flows...................................................  F-85
Notes to Financial Statements.............................................  F-86
USWEB HOLLYWOOD (FORMERLY KANDH, INC.)
Report of Independent Accountants.........................................  F-88
Balance Sheet.............................................................  F-89
Statement of Operations...................................................  F-90
Statement of Shareholders' Equity.........................................  F-91
Statement of Cash Flows...................................................  F-92
Notes to Financial Statements.............................................  F-93
USWEB HOLLYWOOD (FORMERLY DREAMMEDIA, INC.)
Report of Independent Accountants.........................................  F-94
Balance Sheet.............................................................  F-95
Statement of Operations...................................................  F-96
Statement of Shareholders' Equity.........................................  F-97
Statement of Cash Flows...................................................  F-98
Notes to Financial Statements.............................................  F-99
USWEB MARIN (FORMERLY INTERNET CYBERNAUTICS, INC.)
Report of Independent Accountants......................................... F-101
Balance Sheet............................................................. F-102
Statement of Operations................................................... F-103
Statement of Shareholders' Equity......................................... F-104
Statement of Cash Flows................................................... F-105
Notes to Financial Statements............................................. F-106
USWEB LONG ISLAND (FORMERLY SYNERGETIX SYSTEMS INTEGRATION, INC.)
Report of Independent Accountants......................................... F-111
Balance Sheet............................................................. F-112
Statement of Operations................................................... F-113
Statement of Shareholders' Equity......................................... F-114
Statement of Cash Flows................................................... F-115
Notes to Financial Statements............................................. F-116

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB DETROIT (FORMERLY ONLINE MARKETING COMPANY)
Report of Independent Accountants......................................... F-120
Balance Sheet............................................................. F-121
Statement of Operations................................................... F-122
Statement of Shareholders' Equity (Deficit)............................... F-123
Statement of Cash Flows................................................... F-124
Notes to Financial Statements............................................. F-125
USWEB SAN MATEO (FORMERLY ZENDATTA, INC.)
Report of Independent Accountants......................................... F-128
Balance Sheet............................................................. F-129
Statement of Operations................................................... F-130
Statement of Shareholders' Equity......................................... F-131
Statement of Cash Flows................................................... F-132
Notes to Financial Statements............................................. F-133
USWEB LA CENTRAL (FORMERLY W3-DESIGN)
Report of Independent Accountants......................................... F-135
Balance Sheet............................................................. F-136
Statement of Operations................................................... F-137
Statement of Shareholders' Equity......................................... F-138
Statement of Cash Flows................................................... F-139
Notes to Financial Statements............................................. F-140
USWEB HOUSTON (FORMERLY USWEB-APEX, INC.)
Report of Independent Accountants......................................... F-143
Combined Balance Sheet.................................................... F-144
Combined Statement of Operations.......................................... F-145
Combined Statement of Shareholders' Equity................................ F-146
Combined Statement of Cash Flows.......................................... F-147
Notes to Combined Financial Statements.................................... F-148
USWEB NEW YORK CENTRAL (FORMERLY REACH NETWORKS, INC.)
Report of Independent Accountants......................................... F-150
Consolidated Balance Sheet................................................ F-151
Consolidated Statement of Operations...................................... F-152
Consolidated Statement of Stockholders' Equity (Deficit).................. F-153
Consolidated Statement of Cash Flows...................................... F-154
Notes to Consolidated Financial Statements................................ F-155

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of USWeb Corporation

  In our opinion, the accompanying consolidated balance sheet, and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Jose, California

January 20, 1998,
except for Note
12, which is as
of March 12,
1998.

                               USWEB CORPORATION

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
                           ASSETS
 Current assets:
   Cash and cash equivalents...............................  $  3,220  $ 44,145
   Accounts receivable, net................................       137     7,903
   Other current assets....................................        54       657
                                                             --------  --------
     Total current assets..................................     3,411    52,705
 Property and equipment, net...............................     1,084     6,202
 Intangible assets, net....................................       --     19,019
 Investment in affiliate...................................     2,850       --
 Other assets..............................................       137     1,324
                                                             --------  --------
                                                             $  7,482  $ 79,250
                                                             ========  ========
 LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
          STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current liabilities:
   Accounts payable........................................  $    906  $  2,923
   Accrued expenses........................................     2,190     7,997
   Deferred revenue .......................................       --        470
   Current portion of debt and lease obligations...........       242       799
                                                             --------  --------
     Total current liabilities.............................     3,338    12,189
 Lease obligations, long-term portion......................       436       372
                                                             --------  --------
                                                                3,774    12,561
                                                             --------  --------
 Commitments and contingencies (Notes 1 and 11)
 Mandatorily Redeemable Convertible Preferred Stock (Note
  7).......................................................    16,200       --
                                                             --------  --------
 Stockholders' equity (deficit):
   Preferred Stock, $0.001 par value, 1,000,000 shares
    authorized;
    no shares issued and outstanding.......................       --        --
   Common Stock, $0.001 par value, 100,000,000 shares au-
    thorized;
    6,381,000 and 33,811,085 shares issued and outstanding.         2        29
   Additional paid-in capital..............................     2,714   138,804
   Note receivable.........................................    (1,400)      --
   Accumulated deficit.....................................   (13,808)  (72,144)
                                                             --------  --------
     Total stockholders' equity (deficit)..................   (12,492)   66,689
                                                             --------  --------
                                                             $  7,482  $ 79,250
                                                             ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
Revenues:
  Services................................................. $    --   $ 18,366
  Other....................................................    1,820       912
                                                            --------  --------
    Total revenues.........................................    1,820    19,278
                                                            --------  --------
Cost of revenues:
  Services.................................................      --     13,468
  Other....................................................      208     1,294
  Stock compensation (Note 9)..............................      --      2,420
                                                            --------  --------
    Total cost of revenues.................................      208    17,182
                                                            --------  --------
Gross profit...............................................    1,612     2,096
                                                            --------  --------
Operating expenses:
  Marketing, sales and support.............................   12,764    20,672
  General and administrative...............................    2,813    10,271
  Acquired in-process technology (Note 1)..................      --      9,472
  Stock compensation (Note 9)..............................      --      6,698
  Amortization of intangible assets (Note 1)...............      --      9,476
                                                            --------  --------
    Total operating expenses...............................   15,577    56,589
                                                            --------  --------
Loss from operations.......................................  (13,965)  (54,493)
Interest income............................................      215       233
Interest expense...........................................      (58)      (76)
Impairment of investee carried at cost.....................      --     (4,000)
                                                            --------  --------
Net loss................................................... $(13,808) $(58,336)
                                                            ========  ========
Net loss per share:
  Basic and diluted (Note 2)............................... $  (2.46) $  (4.78)
                                                            ========  ========
  Weighted average shares outstanding (Note 2).............    5,620    12,193
                                                            ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                 TOTAL
                            COMMON STOCK     ADDITIONAL            ACCUMU-   STOCKHOLDERS'
                          ------------------  PAID-IN      NOTE     LATED       EQUITY
                            SHARES    AMOUNT  CAPITAL   RECEIVABLE DEFICIT     (DEFICIT)
                          ----------  ------ ---------- ---------- --------  -------------
Issuance of Common
 Stock..................   5,000,000  $ --    $      1   $   --    $    --     $      1
Issuance of Common Stock
 for trade name rights..      66,667    --         --        --         --          --
Conversion of notes
 payable into
 Common Stock...........     500,000      1        499       --         --          500
Issuance of Common Stock
 for note receivable....     533,333      1      1,999    (2,000)       --          --
Collection of note
 receivable.............         --     --         --        600        --          600
Exercise of stock
 options................     281,000    --          30       --         --           30
Issuance of Affiliate
 warrants...............         --     --         169       --         --          169
Stock compensation
 expense................         --     --          16       --         --           16
Net loss................         --     --         --        --     (13,808)    (13,808)
                          ----------  -----   --------   -------   --------    --------
Balance December 31,
 1996...................   6,381,000      2      2,714    (1,400)   (13,808)    (12,492)
Exercise of stock
 options................     103,079    --         500       --         --          500
Common Stock issued for
 acquired businesses....   7,949,683      8     41,384       --         --       41,392
Issuance of Common
 Stock, net ............   7,638,889      7     51,202       --         --       51,209
Conversion of
 Mandatorily Redeemable
 Convertible Preferred
 Stock..................  12,094,359     12     32,478       --         --       32,490
Repurchase of Common
 Stock..................    (355,925)   --         --        --         --          --
Issuance of Affiliate
 warrants...............         --     --         150       --         --          150
Collection of note
 receivable.............         --     --         --      1,400        --        1,400
Stock compensation
 expense................         --     --      10,376       --         --       10,376
Net loss................         --     --         --        --     (58,336)    (58,336)
                          ----------  -----   --------   -------   --------    --------
Balance December 31,
 1997...................  33,811,085  $  29   $138,804   $   --    $(72,144)   $ 66,689
                          ==========  =====   ========   =======   ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                ------------------
                                                                  1996      1997
                                                                --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss...................................................... $(13,808) $(58,336)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization...............................      263     1,464
   Provision for doubtful accounts.............................      --        819
   Stock, option and warrant costs and expenses................      185    10,376
   Discounted sale of Common Stock.............................      --      1,250
   Amortization of intangible assets...........................      --      9,476
   Acquired in-process technology..............................      --      9,472
   Impairment of investee carried at cost......................      --      4,000
   Changes in assets and liabilities:
    Accounts receivable........................................     (137)   (4,080)
    Other current assets.......................................      (54)     (187)
    Other assets...............................................     (137)     (690)
    Accounts payable...........................................      906       177
    Accrued expenses...........................................    2,190     2,194
    Deferred revenues..........................................      --        470
                                                                --------  --------
     Net cash used in operating activities.....................  (10,592)  (23,595)
                                                                --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.........................   (1,059)   (3,335)
 Cash received from acquisitions, net of cash used.............      --      1,129
 Purchase of investment in affiliate...........................   (2,850)   (1,150)
                                                                --------  --------
     Net cash used in investing activities.....................   (3,909)   (3,356)
                                                                --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of Mandatorily Redeemable
  Convertible Preferred Stock..................................   16,200    16,290
 Proceeds from issuance of Common Stock........................       31    50,459
 Proceeds from bank borrowings.................................              2,000
 Repayment of bank borrowings..................................             (2,000)
 Proceeds from issuance of notes payable.......................      500       --
 Proceeds from collection of note receivable...................      600     1,400
 Proceeds from capital lease financing.........................      599       431
 Principal payments on capital lease...........................     (209)     (704)
                                                                --------  --------
     Net cash provided by financing activities.................   17,721    67,876
                                                                --------  --------
Increase in cash and cash equivalents..........................    3,220    40,925
Cash and cash equivalents, beginning of period.................      --      3,220
                                                                --------  --------
Cash and cash equivalents, end of period....................... $  3,220  $ 44,145
                                                                ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY:

  USWeb Corporation (the "Company") was incorporated in Utah on December 6, 1995 ("inception") and reincorporated in Delaware on December 2, 1997. Through a nationwide network of wholly owned subsidiaries and franchised Affiliates, the Company provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance.

  From inception through May 31, 1996, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular, acquiring operating assets and developing technical and marketing materials. The Company signed its first franchise agreement in April 1996, recognized its first revenues in June 1996 and signed its first definitive acquisition agreement in March 1997.

  During the year ended December 31, 1997, the Company recognized the acquisition of all of the outstanding shares of nineteen businesses, including certain franchised Affiliates ("Controlled Entities") in separate transactions as follows:

                                                                          COMMON   RECOGNIZED
                                                          EFFECTIVE       SHARES    PURCHASE
ACQUIRED ENTITY (FORMER BUSINESS NAME)                       DATE         ISSUED     PRICE
--------------------------------------                ------------------ --------- ----------
USWeb San Francisco (XCom Corporation)............... March 16, 1997       383,209  $ 1,609
USWeb Seattle (Cosmix Corporation)................... April 1, 1997        119,774      503
USWeb Milwaukee (Fetch Interactive, Inc.)............ April 1, 1997        464,838    1,397
USWeb LA Metro (NewLink Corporation)................. April 1, 1997        425,700    1,537
USWeb Atlanta (InterNetOffice, LLC).................. May 1, 1997          510,646    1,578
USWeb Silicon Valley (NetWORKERS Corporation)........ May 1, 1997          135,415      569
USWeb DC (Infopreneurs Inc.)......................... June 1, 1997       1,008,169    3,173
USWeb Phoenix (Netphaz Corporation).................. June 1, 1997         235,205      776
USWeb Pittsburgh (Electronic Images, Inc.)........... July 1, 1997       1,665,525    6,205
USWeb Chicago Metro (Multimedia Marketing &
 Design Inc.)........................................ July 24, 1997        332,536    1,397
USWeb Hollywood (KandH, Inc.)........................ August 29, 1997      151,624    1,023
USWeb Hollywood (DreamMedia, Inc.)................... August 29, 1997      359,094    2,424
USWeb Marin (Internet Cybernautics, Inc)............. September 29, 1997   447,183    4,025
USWeb Long Island (Synergetix Systems Integration,
 Inc.)............................................... September 30, 1997   151,716    1,365
USWeb Detroit (Online Marketing Company)............. September 30, 1997    95,730      861
USWeb San Mateo (Zendatta, Inc.)..................... September 30, 1997   176,360    1,587
USWeb LA Central (W3-design)......................... November 5, 1997     410,274    3,473
USWeb Houston (USWeb--Apex, Inc.).................... November 5, 1997     365,029    3,285
USWeb New York Central (Reach Networks, Inc.)........ November 13, 1997    511,656    4,605
                                                                         ---------  -------
                                                                         7,949,683  $41,392
                                                                         =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the recognized purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,425 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximated their fair values. Approximately $9,472 was allocated to in-process technology and was immediately charged to

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use. Approximately $3,610 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of the fair value of identified tangible and intangible assets and liabilities assumed in the amount of $24,885 was allocated to goodwill and is being amortized over its estimated useful life of one to two years. See
Note 2.

  The acquisitions of the Controlled Entities have been structured as tax free exchanges of stock, therefore, the differences between the recognized fair values of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined, based upon a number of considerations. For acquisitions recognized through July 24, 1997, the fair value of the Company's Common Stock was estimated to be $4.20 per share, determined primarily by reference to the $15,811 amount allocated to 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). See Note 7. For acquisitions recognized from August 29, 1997 through November 13, 1997, the fair value of the Company's Common Stock was estimated to be $6.75 to $9.00 per share based upon a number of factors, including growth in the Company's business and the private sale, in October, 1997, of 222,222 shares of Common Stock to an independent third party at a price of $9.00 per share. See Note 8. The fair values of purchased existing and in-process technologies were determined by management using a risk-adjusted income valuation approach.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition date be placed in escrow for a period of twelve months. The shares placed in escrow will either be issued to the previous owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Controlled Entity. The Company has excluded from the recognized purchase price calculations approximately 818,500 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Controlled Entity allows for the issuance of additional stock-based consideration in the event a Controlled Entity's valuation calculated at the six and twelve month dates following the acquisition increases. The number of additional shares that are potentially issuable at the completion of the six and twelve month valuation periods is not presently known, however, management estimates that approximately 418,000 additional shares are probable of issuance at the completion of the respective valuation periods. Any purchase price changes resulting from such adjustments will be recognized at the then fair value of the shares as adjustments to goodwill and will be amortized over the remaining period of expected benefit. As of December 31, 1997, no adjustments have been made to the escrow shares for any acquisition.

  The terms of the signed definitive agreements for each acquisition provide for the transfer of effective control of the target entity on dates that precede the legal consummation of the transaction and physical exchange of consideration. On the designated effective dates, the Company (1) assumes effective control and the risks and rewards of ownership including the rights to all revenues and responsibility for all operating costs and expenses,
(2) the target company employees become employees of the Company and (3) the terms of purchase price adjustment provisions become effective. For business acquisitions recognized through November 13, 1997, the purchase accounting effects and operating results of transactions occurring between the designated effective dates and the legal closing dates were not material.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The following unaudited pro forma consolidated amounts give effect to these acquisitions as if they had occurred on January 1, 1996 (or date of inception, if later) and on January 1, 1997 by consolidating the results of operations of the Acquired Entities with the results of USWeb for the years ended December 31, 1996 and 1997.

                                                              1996      1997
                                                            --------  --------
   Revenues................................................ $ 19,765  $ 34,812
   Net loss................................................  (57,069)  (84,939)
   Net loss per share:
     Basic and diluted..................................... $  (4.02) $  (4.77)
     Weighted average shares outstanding...................   14,211    17,795

  Prior to June 30, 1997 the Company had invested $4,000 for less than 20% investment in Utopia, Inc. ("Utopia") an Internet consulting company located in Boston, Massachusetts. The Company's investment was accounted for on the cost basis. Through June 30, 1997 Utopia had incurred significant losses, was experiencing significant cash flow deficits and had a net asset deficiency. During June 1997, the Company determined that it was unlikely that the Company would recover any of its investment in Utopia and, accordingly, recorded an impairment loss equal to the carrying amount of its investment.

  On October 9, 1997, the Company entered into a non-binding term sheet to purchase specified assets of Utopia. Under the preliminary terms of the arrangement, the Company would acquire selected computer hardware and software assets and would agree to enter at will employment agreements with most Utopia employees. In addition, the Company would obtain all rights and responsibilities relating to specified Utopia customer contracts effective October 1, 1997. In consideration for the acquired net assets the Company would agree to assume a note payable to Utopia's former majority shareholder in the amount of $3,000. The Company has determined that the acquisition, if consummated, will be accounted for as an acquisition of a business. The Company will account for the acquisition using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the various assets, including intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Substantially all of the purchase price is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

  The note payable to be assumed by the Company would be payable in cash on October 1, 1998 and would bear interest at a referenced prime rate plus 1%. Beginning ninety days subsequent to the closing of the Company's public offering, the note would be convertible, at the option of the holder, into restricted shares of the Company's Common Stock based upon the fair value of such stock at the conversion date.

  The purchase price consideration would be subject to adjustment at six and twelve month intervals subsequent to the closing, based upon the standard valuation formula used in the Company's acquisition program. The increase in value, if any, attributable to the period subsequent to the closing would be payable in shares of and options to purchase shares of the Company's Common Stock.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Principles of Consolidation

  The accompanying financial statements as of December 31, 1997 and the year then ended, include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The Company's financial statements as of December 31, 1995 and for the period from December 6, 1995 ("Inception") through December 31, 1995 reflect immaterial transactions; such activities have been included in the 1996 financial statements to facilitate presentation.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Intangible Assets

  Goodwill resulting from the acquisition of Internet technology businesses is estimated by management to be primarily associated with the acquired workforce and technological know how. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded goodwill is amortized on the straight-line basis over the estimated periods of benefit, which range from one to two years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

  Completed technologies obtained through acquisition or merger are capitalized and amortized on the straight-line basis over the estimated period of benefit of six months.

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies prior to the achievement of technological feasibility determined using the working model approach are expensed in the period incurred.

 Investments

  Investments where the Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments and recognizes any identified impairment.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Revenue Recognition

  The Company derives its revenues from consulting service agreements (including both fixed price and time and materials agreements), initial franchise fees, monthly royalties from Affiliates and hosting service fees. The initial franchise fee was waived for the first ten Affiliates and was set at $25 for the next 40 Affiliates and $50 thereafter. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements.

  Service revenues are recognized over the period of each engagement using primarily the percentage of completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue." Initial franchise fees, including area franchise sales which do not depend significantly on the number of individual franchises to be established, are recognized when all obligations required by the franchise agreement have been substantially performed and no other material conditions or obligations exist. Initial franchise fees are recognized as received because all obligations required by the franchise agreement are substantially performed concurrently with the signing of the franchise agreement. Monthly royalties are determined by aggregating a five percent royalty and a two percent marketing promotion fee, each of which is calculated based on each Affiliate's adjusted gross revenues, as defined, and are recognized as the fees are earned and become receivable from the Affiliate.

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1996 and 1997 totaled $3,223 and $4,060, respectively.

 Affiliate Warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized when material, over the three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues (AGR Warrants) are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, would be recognized immediately. See Note 10--Affiliate Warrant Program.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Net Loss Per Share

  The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding excludes acquisition shares held in escrow that, based on currently available information, are not probable of issuance and includes shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. The computation of diluted net loss per share excludes Mandatorily Redeemable Convertible Preferred Stock prior to its conversion date and outstanding stock options and warrants as their affect is antidilutive. Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the weighted average price of the Company's Common Stock during the period.

 Reverse Stock Split

  In December 1997, the Board of Directors approved a one-for-three reverse stock split of the outstanding shares of Common Stock. All share and per share information have been retroactively adjusted to reflect the reverse stock split.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is highly diversified. The Company has not experienced any significant credit losses to date.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have any impact on the Company's consolidated financial results and is currently assessing the impact of the disclosure provisions of the new pronouncements.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1997
                                                               ------  --------
   Supplemental disclosures:
     Cash paid for interest................................... $   58  $     76
   Non-cash financing and investing activities:
     Common Stock issued for note receivable..................  2,000       --
     Notes payable converted into Common Stock................    500       --
     Equipment acquired through capital lease.................    288       578
     Common Stock issued for acquisitions.....................    --     40,263
     Common stock issued for services.........................    --      1,250

NOTE 4--BALANCE SHEET COMPONENTS:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1997
                                                               ------  --------
   Accounts receivable, net:
     Accounts receivable...................................... $  137  $  8,722
     Less: allowance for doubtful accounts....................    --       (819)
                                                               ------  --------
                                                               $  137  $  7,903
                                                               ======  ========
   Property and equipment, net:
     Computers and equipment.................................. $1,149  $  6,490
     Furniture and fixtures...................................    124       834
     Leasehold improvements...................................     74       605
                                                               ------  --------
                                                                1,347     7,929
     Less: accumulated depreciation and amortization..........   (263)   (1,727)
                                                               ------  --------
                                                               $1,084  $  6,202
                                                               ======  ========
   Intangible assets, net:
     Goodwill................................................. $  --   $ 24,885
     Purchased technology.....................................    --      3,610
                                                               ------  --------
                                                                  --     28,495
     Less: accumulated amortization...........................    --     (9,476)
                                                               ------  --------
                                                               $  --   $ 19,019
                                                               ======  ========
   Accrued expenses:
     Marketing costs.......................................... $1,271  $  1,155
     Compensation and benefits................................    549     1,900
     Accrued financing costs..................................    --      1,450
     Legal costs..............................................    --        466
     Other....................................................    370     3,026
                                                               ------  --------
                                                               $2,190  $  7,997
                                                               ======  ========

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 5--NOTES PAYABLE:

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996 in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

  On October 6, 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to a maximum of $3,000 to finance various equipment purchases. Advances accrue interest at the bank's prime lending rate plus 1% (9.5% at December 31, 1997) and are repayable over a thirty-six month period. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431. The credit facility is secured by the assets of the Company and expires on September 29, 2001. In addition, the bank requires the Company to comply with certain financial covenants relating to profitability and cash flow ratios; the Company was in compliance with all covenants at December 31, 1997.

  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility the Company borrowed $2,000 (the maximum amount available), which was secured by substantially all of the Company's assets. The loan accrued interest at the bank's prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount, plus interest of $14.

NOTE 6--INCOME TAXES:

  No provision for income taxes has been recognized for the years ended December 31, 1997 and 1996, as the Company incurred net operating losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $17,000 at December 31, 1997, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  The Company's various acquisitions have been structured as tax free stock exchanges, therefore, the differences between the historical bases and the fair value recognized by the Company, including intangible assets, are not deductible for income tax purposes.

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $42,000 and $26,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2012. The Company's ability to utilize net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  At December 31, 1996, a total of 9,329,500 shares of Mandatorily Redeemable Convertible Preferred Stock were authorized for issuance, of which 6,226,167 and 3,103,333 shares were designated as Series A and Series B, respectively. In 1996, the Company issued 6,172,833 shares of Series A and 3,103,333 shares of

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and "Series B") for cash at $1.62 and $2.01 per share, respectively. In 1997, the Company authorized an additional 3,400,000 shares of Mandatorily Redeemable Convertible Preferred Stock designated as Series C and issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") for cash at $6.21 per share. Holders of Series A, Series B and Series C were entitled to receive noncumulative dividends at the annual rate of $0.10, $0.12 and $0.37 per share, respectively, or, if greater (as determined on an as-converted basis), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation (but not upon a merger, sale or acquisition of the Company), holders of Series A, Series B and Series C were entitled to a per share distribution in preference to holders of Common Stock equal to the original issue price of $1.62, $2.01, and $6.21, respectively, plus any declared but unpaid dividends. On December 5, 1997, the Company completed its initial public offering of its Common Stock. At that time, all of the Company's Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 12,094,359 shares of Common Stock.

NOTE 8--STOCKHOLDERS' EQUITY:

 Preferred Stock

  The Company is authorized to issue 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value Preferred Stock, and the Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

 Common Stock

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceased to be an employee of the Company, the Company had the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. During August 1997, a Company Founder terminated his employment. In connection with the termination the Company accelerated the vesting of 111,205 shares of Founder's Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock were repurchased by the Company at their original issuance price of $.0003 per share. In the event of a change in control of the Company, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse.

  On September 30, 1997, the Company sold 222,222 shares of Common Stock in a private transaction to an independent third party in exchange for a note receivable in the amount of $2,000. On October 14, 1997, the note receivable was collected in full.

  On December 5, 1997, the Company completed its initial public offering of 5,750,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $38,309. In addition, the Company sold 1,666,666 shares of Common Stock to Intel Corporation in a private placement that closed contemporaneously with the Offering. Net proceeds to the Company aggregated approximately $9,650. In connection with the discounted sale of Common Stock to Intel Corporation, the Company recognized a $1,250 non-cash charge that is included in marketing, sales and support expense.

 Warrants

  In connection with the lease of its facility in January 1996, the Company issued warrants to purchase 20,000 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in February 2006. No warrants had been exercised at December 31, 1997.

  In connection with a master lease agreement in May 1996, the Company issued warrants to purchase 33,333 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in May 2001. No warrants had been exercised at December 31, 1997.

  In July 1996, the Company issued warrants to purchase 18,055 shares of Common Stock at $0.90 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in July 2001. No warrants had been exercised at December 31, 1997.

  In December 1996, the Company issued warrants to purchase 33,333 shares of Common Stock at $3.75 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in December 2001. No warrants had been exercised at December 31, 1997.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. The accretion of the amount allocated to the Series C warrants for the year ended December 31, 1997 was immaterial. No warrants had been exercised at December 31, 1997.

NOTE 9--STOCK-BASED COMPENSATION:

  At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations and SFAS No. 123 with respect to grants to other than employees in accounting for its plans. During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum and fair values at the grant dates for awards under those plans consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------- --------
Net Loss:
  As reported.............................................. $(13,808) $(58,336)
  Pro forma................................................  (13,815)  (59,281)
Net loss per share:
  Basic and diluted, as reported........................... $  (2.46) $  (4.78)
  Basic and diluted, pro forma.............................    (2.45)    (4.86)

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 STOCK OPTION PLANS

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 2,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares,
(ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 Fair Value Estimates

  For purposes of complying with the disclosure provisions of SFAS No. 123, prior to the Company's initial public offering in December 1997, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes option pricing model. Except for the volatility assumption, which was only used under the Black-Scholes model, the following weighted-average assumptions were used for grants during the years ended December 31, 1996 and 1997, respectively: dividend yield of 0.0% for all periods; expected volatility of 0.0% and 60.0% for all periods; risk-free interest rates of 6.1% and 6.0% for the 1996 Plan options, 6.1% and 6.0% for the 1996 Equity Plan options, and 6.1% and 6.2% for the 1997 Acquisition Plan options; and expected lives of 4 years for all plans in all periods.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                       1996                      1997
                              ------------------------ -------------------------
                                           WEIGHTED                  WEIGHTED
                                           AVERAGE                   AVERAGE
      FIXED STOCK OPTIONS      SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
      -------------------     --------  -------------- ---------  --------------
   Outstanding at beginning
    of period...............       --       $ --         234,833       1.84
   Granted..................   567,500        .83      9,559,746       8.11
   Exercised................  (281,000)       .10       (103,079)      4.85
   Canceled.................   (51,667)       .22       (199,097)      6.21
                              --------                 ---------
   Outstanding at end of pe-
    riod....................   234,833       1.84      9,492,403       8.03
                              ========                 =========
   Options exercisable at
    end of period...........   234,833                 2,698,610
                              ========                 =========
   Weighted-average minimum
    and fair values of
    options granted during
    the period..............  $    .07                 $    1.47
                              ========                 =========

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ------------------------------------------- --------------------------
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                   WEIGHTED
           RANGE OF           NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
       ---------------      ----------- ---------------- -------------- ----------- --------------
   $.03....................      4,688     8.1 years         $ .03           4,688      $ .03
   $.30....................     69,167     8.4 years           .30          69,167        .30
   $.90....................     29,167     8.7 years           .90          29,167        .90
   $3.75...................      9,834     8.8 years          3.75           9,834       3.75
   $6.75 to $9.75..........  9,379,547     9.2 years          8.12       2,585,754       8.51
                             ---------                                   ---------
                             9,492,403                                   2,698,610
                             =========                                   =========

 Acquisition Stock Bonus Plan

  During the year ended December 31, 1997, the Company agreed to issue bonuses contingent on future employment that are payable only in shares of Common Stock to employees previously employed by Acquired Entities (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employee's status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employee's termination. The aggregate stock bonus for awards through December 31, 1997, totaled $62,118, and will be paid in shares of Common Stock at the fair market value of the Common Stock at the date of issuance. Stock bonus awards are recognized as compensation expense over the thirty-six month vesting periods and comprise stock compensation expense in the accompanying consolidated financial statements.

 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock have been reserved for issuance under this

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined. During the year ended December 31, 1997, the weighted average fair value of rights granted under the Plan was $2.86 per share. There were no shares issued under the Purchase Plan during 1997.

NOTE 10--AFFILIATE WARRANT PROGRAM:

  In June 1996, the Company adopted the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates to the USWeb network and to create performance incentives for such Affiliates. Under the Program, each Affiliate was granted a warrant to purchase a fixed number of shares of the Company's Common Stock upon execution of the franchise agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per fifty dollars of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the franchise agreement. Warrants vest 25% after one year and then ratably each month over the remaining thirty-six month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of an initial public offering of the Company's Common Stock or an acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program. No Signing Warrants are available for grant after March 31, 1997. However, all Affiliates entering into an Affiliate agreement prior to of such date will continue to be entitled to AGR Warrants upon generating qualifying revenues until such time when no warrants remain available for grant.

  During the years ended December 31, 1996 and 1997, the Company issued Signing Warrants to purchase shares of Common Stock, AGR Warrants to purchase shares of Common Stock and recognized costs estimated using the Black-Scholes formula as follows:

   DESCRIPTION                                          1996           1997
   -----------                                     -------------- --------------
   Signing Warrants............................... 106,834 shares   4,000 shares
   AGR Warrants...................................  17,918 shares 138,532 shares
   Estimated cost.................................           $167           $150

NOTE 11--COMMITMENTS AND CONTINGENCIES:

  The Company and its subsidiaries lease facilities under non-cancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease terms. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through January 2002.

  Total equipment acquired under capitalized leases was as follows:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1996    1997
                                                                  -----  ------
   Computers and equipment....................................... $ 702  $1,234
   Furniture and fixtures........................................   108     154
                                                                  -----  ------
                                                                    810   1,388
   Less: accumulated depreciation................................  (214)   (877)
                                                                  -----  ------
                                                                  $ 596  $  511
                                                                  =====  ======

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1997, approximately $1 was available under this agreement for equipment purchases.

  Future minimum lease payments under all non-cancelable operating and capital leases as of December 31, 1997 are as follows:

   YEAR ENDING
    DECEMBER                                                   OPERATING CAPITAL
       31,                                                      LEASES   LEASES
   -----------                                                 --------- -------
    1998.....................................................   $ 2,556   $ 466
    1999.....................................................     2,505     309
    2000.....................................................     2,297      30
    2001.....................................................     2,080      10
    2002.....................................................     1,775       1
    Thereafter...............................................     6,857     --
                                                                -------   -----
   Total minimum payments....................................   $18,070     816
                                                                =======
   Less: amount representing interest........................               (76)
                                                                          -----
   Present value of capital lease obligations................               740
   Less: current portion.....................................              (368)
                                                                          -----
   Lease obligations, long-term..............................             $ 372
                                                                          =====

  Rent expense under operating leases totaled $278 and $1,429 for the years ended December 31, 1996 and 1997, respectively.

NOTE 12--SUBSEQUENT EVENTS

  During the period from January 1, 1998 to March 12, 1998, the Company completed its acquisition of all of the outstanding shares of Common Stock of USWeb Germany in exchange for 151,310 shares of the Company's Common Stock, valued at approximately $1,527. In addition, the acquisition of certain assets of USWeb Boston (formerly Utopia Inc.) in exchange for the assumption by the Company of specified liabilities and payment of a promissory note for an aggregate purchase price of $5,000 became probable.

  These acquisitions will be accounted for using the purchase method of accounting, and accordingly, the recognized purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. On a combined basis, approximately $32 of the aggregate purchase price is expected to be allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. Approximately $374 is expected to be allocated to in-process technology, which will be immediately charged to operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and has no alternative future use. Approximately $149 is expected to be allocated to existing technology and will be amortized over its estimated useful life of six months. The purchase price in excess of identified tangible and intangible assets and liabilities assumed in the amount of $5,972 is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

                               USWEB CORPORATION

                                 OVERVIEW

  During the period from January 1, 1997 to November 13, 1997, the Company recognized the effect of the acquisition of nineteen entities (the "Controlled Entities") in separate transactions whereby the Company acquired all of the outstanding stock of nineteen Controlled Entities in exchange for Common Stock of the Company. Subsequent to December 31, 1997, the Company completed the acquisition of all of the outstanding stock of one additional entity in exchange for Common Stock of the Company. Additionally, as of March 12, 1998 the Company had identified an additional acquisition candidate that was deemed probable of acquisition whereby the Company would acquire various assets in exchange for the assumption by the Company of specified liabilities and payment of a promissory note for an aggregate purchase price of $5,000. The Controlled Entities, including the probable acquisition, are as follows:

                                                             COMMON   RECOGNIZED
CONTROLLED ENTITY (FORMER BUSINESS         EFFECTIVE DATE    SHARES    PURCHASE
NAME)                                     OF CONSOLIDATION   ISSUED     PRICE
----------------------------------       ------------------ --------- ----------
USWeb San Francisco (XCom Corporation).  March 16, 1997       383,209  $ 1,609
USWeb Seattle (Cosmix Corporation).....  April 1, 1997        119,774      503
USWeb Milwaukee (Fetch Interactive,
 Inc.).................................  April 1, 1997        464,838    1,397
USWeb LA Metro (NewLink Corporation)...  April 1, 1997        425,700    1,537
USWeb Atlanta (InterNetOffice, LLC)....  May 1, 1997          510,646    1,578
USWeb Silicon Valley (NetWORKERS
 Corporation)..........................  May 1, 1997          135,415      569
USWeb DC (Infopreneurs Inc.)...........  June 1, 1997       1,008,169    3,173
USWeb Phoenix (Netphaz Corporation)....  June 1, 1997         235,205      776
USWeb Pittsburgh (Electronic Images,
 Inc.).................................  July 1, 1997       1,665,525    6,205
USWeb Chicago Metro (Multimedia
 Marketing & Design, Inc.).............  July 24, 1997        332,536    1,397
USWeb Hollywood (KandH, Inc.)..........  August 29, 1997      151,624    1,023
USWeb Hollywood (DreamMedia, Inc.).....  August 29, 1997      359,094    2,424
USWeb Marin (Internet Cybernautics,
 Inc.).................................  September 29, 1997   447,183    4,025
USWeb Long Island (Synergetix Systems
 Integration, Inc.)....................  September 30, 1997   151,716    1,365
USWeb Detroit (Online Marketing
 Company)..............................  September 30, 1997    95,730      861
USWeb San Mateo (Zendatta, Inc.).......  September 30, 1997   176,360    1,587
USWeb LA Central (W3-design)...........  November 5, 1997     410,274    3,473
USWeb Houston (USWeb-Apex, Inc.).......  November 5, 1997     365,029    3,285
USWeb New York Central (Reach Networks,
 Inc.).................................  November 13, 1997    511,656    4,605
USWeb Germany (InnoMate Online
 Marketing GmbH).......................  February 27, 1998    151,310    1,527
Probable Asset Purchase
USWeb Boston (Utopia Inc.).............  Pending                  --     5,000
                                                            ---------  -------
                                                            8,100,993  $47,919
                                                            =========  =======

  The acquisitions have been or will be accounted for using the purchase method of accounting, and accordingly, each purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,303 of the aggregate recognized purchase price was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such assets approximated their fair values. Approximately $9,845 of the aggregate purchase price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $3,759 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of identified tangible and intangible assets in the amount of $31,012 was allocated to goodwill and is being amortized on an entity by entity basis over its estimated useful life of one to two years.

                               USWEB CORPORATION

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined based upon a number of considerations. For acquisitions recognized through July 24, 1997, the fair value of the Company's Common Stock was estimated to be $4.20 per share, determined primarily by reference to the $15,811 amount allocated to 2,813,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). For acquisitions from August 29, 1997 through November 5, 1997, the fair value of the Company's Common Stock was estimated to be $6.75 to $9.00 per share based upon a number of factors, including the private sale, in October 1997, of 222,222 shares of Common Stock to an independent third party for $2,000. For the acquisition of USWeb Germany, which closed on February 27, 1998 the fair value of the Company's Common Stock was determined based on the closing price of the Company's Common Stock on the Nasdaq National Market on the date of acquisition. The fair values of purchased existing and in-process technologies were determined by management using a risk-adjusted income valuation approach.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition date be placed in escrow for a period of twelve months. The shares placed in escrow will either by issued to the pervious owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Controlled Entity. The Company has excluded from the recognized purchase price calculations approximately 818,500 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Controlled Entity allows for the issuance of additional stock-based consideration in the event a Controlled Entity's valuation calculated at the six and twelve month dates following the acquisition increases. The number of additional shares that are potentially issuable at the completion of the six and twelve month valuation periods is presently unknown, however, management estimates that approximately 418,000 additional shares are probable of issuance at the completion of the respective valuation periods. Any purchase price changes resulting from such adjustments will be recognized as adjustments to goodwill and will be amortized over the remaining period of expected benefit.

  Prior to June 30, 1997, the Company had invested $4,000 for less than 20% investment in Utopia Inc. ("Utopia") an internet consulting company located in Boston, Massachusetts. The Company's investment was accounted for on the cost basis. Through June 30, 1997 Utopia had incurred significant losses, was experiencing significant cash flow deficits and had a net asset deficiency. During June 1997, the Company determined that it was unlikely that the Company would recover any of its investment inUtopia and, accordingly, recorded an impairment loss equal to its entire investment in Utopia.

  The Company believes that the acquisition of specified assets of Utopia is probable. Under the preliminary terms of the arrangement, the Company would acquire selected computer hardware and software assets and would agree to enter at will employment agreements with most Utopia employees. In addition, the Company would obtain all rights and responsibilities relating to specified Utopia customer contracts effective October 1, 1997. In consideration for the acquired net assets the Company would agree to assume a note payable to Utopia's former majority shareholder in the amount of $5,000. The Company has determined that the acquisition of certain of the assets of Utopia will be accounted for as acquisition of a business. The Company will account for the acquisition using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the various assets, including intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Substantially all of the purchase price is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

  The following unaudited pro forma consolidated statements of operations give effect to these acquisitions as if they had occurred on January 1, 1997 (or date of inception, if later) by consolidating the results of

                               USWEB CORPORATION
operations of the Controlled Entitles with the results of operations of USWeb for the year ended December 31, 1997. Certain of the Controlled Entitles have fiscal year ends other than December 31. In such cases the Company has converted the Controlled Entity's results of operations to a December 31 year end or has concluded that converting such operations to a calendar year basis would not have a material impact on the accompanying consolidated pro forma results of operations. The pro forma adjustments include the elimination of all intercompany transactions.

  The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

  The unaudited pro forma consolidated balance sheet gives effect to the recognition of the acquisition of USWeb Germany and the probable aquisition of USWeb Boston, as if they had occurred on December 31, 1997, by consolidating the balance sheets of USWeb Germany and USWeb Boston all as of December 31, 1997, with the historical consolidated balance sheet of the Company at December 31, 1997. The Company's consolidated balance sheet at December 31, 1997 includes the balance sheets of the other nineteen Controlled Entities listed above as their acquisitions were recognized prior to December 31, 1997. See Notes 1 and 12 to the Consolidated Financial Statements.

  The historical financial statements of the Company, USWeb San Francisco, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb DC, USWeb Pittsburgh, USWeb Chicago Metro, USWeb Hollywood (formerly KandH, Inc.), USWeb Hollywood (formerly DreamMedia, Inc.), USWeb Marin, USWeb Long Island, USWeb Detroit, USWeb San Mateo, USWeb LA Central, USWeb Houston and USWeb New York Central (Reach Networks, Inc.) are included elsewhere in this Prospectus and the unaudited pro forma consolidated financial information presented herein should be read in conjunction with those financial statements and related notes.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   YEAR ENDED DECEMBER 31, 1997
                          -----------------------------------------------------
                          CONSOLI-
                           DATED
                           USWEB                 (A)
                          CORPORA-  CONTROLLED  ELIMI-   ADJUST-
                            TION    COMPANIES   NATION    MENTS       PRO FORMA
                          --------  ---------- --------  --------     ---------
Revenues:
  Services............... $ 18,366   $37,416   $(18,366) $   (913)(B) $ 36,503
  Other..................      912        --         --      (509)(B)      403
                          --------   -------   --------  --------     --------
    Total revenues.......   19,278    37,416    (18,366)   (1,422)      36,906
                          --------   -------   --------  --------     --------
Cost of revenues:
  Services...............   13,468    27,336    (13,468)   (1,050)(B)   26,286
  Other..................    1,294        --         --        --        1,294
  Stock compensation (1)
   ......................    2,420        --     (2,420)    5,186 (E)    5,186
                          --------   -------   --------  --------     --------
    Total cost of reve-
     nues................   17,182    27,336    (15,888)    4,136       32,766
                          --------   -------   --------  --------     --------
Gross profit.............    2,096    10,080     (2,478)   (5,558)       4,140
                          --------   -------   --------  --------     --------
Operating expenses:
  Marketing, sales and
   support...............   20,672     8,521     (2,261)       --       26,932
  General and administra-
   tive..................   10,271     8,049     (3,291)       --       15,029
  Acquired in-process
   technology (1) .......    9,472        --     (9,472)    9,845 (C)    9,845
  Stock compensation (1)
   ......................    6,698        --     (6,698)   16,029 (E)   16,029
  Amortization of intan-
   gible assets (1) .....    9,476        --     (9,476)   25,297 (D)   25,297
                          --------   -------   --------  --------     --------
    Total operating ex-
     penses..............   56,589    16,570    (31,198)   51,171       93,132
                          --------   -------   --------  --------     --------
Loss from operations.....  (54,493)   (6,490)    28,720   (56,729)     (88,992)
Interest income..........      233        36         (1)       --          268
Interest expense.........      (76)     (279)        40        --         (315)
Impairment of investee
 carried at cost.........   (4,000)       --         --        --       (4,000)
                          --------   -------   --------  --------     --------
Net loss................. $(58,336)  $(6,733)  $ 28,759  $(56,729)    $(93,039)
                          ========   =======   ========  ========     ========
Pro forma net loss per
 share:
  Basic and diluted (H).. $  (4.78)                                   $  (5.41)
                          ========                                    ========
  Weighted average shares
   outstanding (H).......   12,193                                      17,199
                          ========                                    ========

---------------------
(1) Non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.

    See accompanying notes to Pro Forma Consolidated Financial Information

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                               DECEMBER 31, 1997
                                 ------------------------------------------------
                                    USWEB
                                 CORPORATION ACQUISITIONS ADJUSTMENTS   PRO FORMA
                                 ----------- ------------ -----------   ---------
            ASSETS
Current assets:
  Cash and cash equivalents....   $ 44,145     $   --       $  --       $ 44,145
  Accounts receivable, net.....      7,903         --          --          7,903
  Other current assets.........        657         --          --            657
                                  --------     -------      ------      --------
    Total current assets.......     52,705         --          --         52,705
  Property and equipment.......      6,202         523                     6,725
  Intangible assets, net.......     19,019         --        6,121 (F)    25,140
  Other assets.................      1,324         --         (894)(G)       430
                                  --------     -------      ------      --------
                                  $ 79,250     $   523      $5,227      $ 85,000
                                  ========     =======      ======      ========
 LIABILITIES AND STOCKHOLDERS'
        EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.............   $  2,923     $   --       $  --       $  2,923
  Accrued expenses.............      8,467         --          --          8,467
  Current portion of debt and
   lease obligations...........        799       4,086        (894)(G)     3,991
                                  --------     -------      ------      --------
    Total Current Liabilities..     12,189       4,086        (894)       15,381
Debt and lease obligations,
 long-term portion.............        372         205         --            577
                                  --------     -------      ------      --------
                                    12,561       4,291        (894)       15,958
                                  --------     -------      ------      --------
Commitments and contingencies
Stockholders' equity (deficit):
  Common Stock.................         29         --          --             29
  Additional paid in capital...    138,804         --        2,353 (F)   141,157
  Accumulated deficit..........    (72,144)     (3,768)      3,768 (F)   (72,144)
                                  --------     -------      ------      --------
    Total stockholders' equity
     (deficit).................     66,689      (3,768)      6,121        69,042
                                  --------     -------      ------      --------
                                  $ 79,250     $   523      $5,227      $ 85,000
                                  ========     =======      ======      ========

     See accompanying notes to Pro Forma Consolidated Financial Information

                            USWEB CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                               (UNAUDITED)

                              (IN THOUSANDS)

  The following adjustments were applied to the Company's historical consolidated financial statements and the Controlled Entities to arrive at the pro forma consolidated financial information.

    (A) To eliminate items of income and expense related to the Controlled Entities which are included in the consolidated results of operations of the Company from the date of the respective acquisition to December 31, 1997.

    (B) To eliminate intercompany revenues and related expenses associated with the Controlled Entities which had previously been Affiliates of the Company.

    (C) To record acquired in-process technology associated with the acquisitions and probable acquisition in the amount of $9,845 which has been recognized on January 1, 1997.

    (D) To record amortization expense related to (i) capitalized technology in the amount of $3,759, which is amortized over its estimated useful life of 6 months, and (ii) goodwill in the amount of $31,012, which is amortized on an entity by entity basis over its estimated useful life of one to two years.

    (E) To record stock compensation expense related to stock bonus awards to new employees in the amount of $63,645, which is recorded as expense over the related service period of three years and is allocated between cost of revenues and operating expenses based upon employee classification.

    (F) To record identified intangible assets associated with the acquisition of USWeb Germany and the probable acquisition of USWeb Boston and to eliminate the historical stockholders' equity of USWeb Germany and USWeb Boston using the purchase method of accounting.

    (G) To eliminate intercompany loans associated with a Controlled Entity which had previously been an Affiliate of the Company.

    (H) The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding excludes acquisition shares held in escrow which, based on currently available information, are not probable of issuance and includes shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. The computation of diluted net loss per share excludes Mandatorily Redeemable Convertible Preferred Stock prior to its conversion date and outstanding stock options and warrants as their effect is antidilutive. Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the weighted average price of the Company's Common Stock during the period. Pro forma net loss per share is computed on the basis described above and giving effect to amortization of deferred compensation expense related to acquired companies as if acquired on January 1, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Francisco

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Francisco (formerly XCom Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

San Jose, California
September 17, 1997

                              USWEB SAN FRANCISCO

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $281,000
  Accounts receivable..............................................    194,000
  Other current assets.............................................     41,000
                                                                      --------
    Total current assets...........................................    516,000
Property and equipment, net........................................     37,000
                                                                      --------
                                                                      $553,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 62,000
  Accrued expenses.................................................    118,000
  Unearned revenues................................................     63,000
  Current portion of notes payable.................................     37,000
                                                                      --------
    Total current liabilities......................................    280,000
Notes payable, long-term portion...................................    170,000
                                                                      --------
                                                                       450,000
                                                                      --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred Stock: no par value, 1,000,000 shares authorized;
   340,000 shares issued and outstanding...........................         --
  Common Stock: no par value, 500,000 shares authorized;
   285,000 shares issued and outstanding...........................     26,000
  Retained earnings................................................     77,000
                                                                      --------
    Total shareholders' equity.....................................    103,000
                                                                      --------
                                                                      $553,000
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Revenues...........................................................  $1,042,000
Cost of revenues...................................................     502,000
                                                                     ----------
  Gross profit.....................................................     540,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     251,000
  General and administrative.......................................     148,000
                                                                     ----------
    Total operating expenses.......................................     399,000
                                                                     ----------
Income before income taxes.........................................     141,000
Provision for income taxes.........................................     (64,000)
                                                                     ----------
Net income.........................................................  $   77,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK                TOTAL
                          ----------------- --------------- RETAINED SHAREHOLDERS'
                           SHARES   AMOUNT  SHARES  AMOUNT  EARNINGS    EQUITY
                          --------- ------- ------- ------- -------- -------------
Balance at December 31,
 1995...................         --  $  --       -- $    -- $    --    $     --
Issuance of Preferred
 Stock to Founders......    340,000     --       --      --      --          --
Issuance of Common Stock
 to Founders............         --     --  270,000  16,000      --      16,000
Issuance of Common Stock
 for cash and other net
 assets.................         --     --   15,000  10,000      --      10,000
Net Income..............         --     --       --      --  77,000      77,000
                          ---------  -----  ------- ------- -------    --------
Balance at December 31,
 1996...................    340,000  $  --  285,000 $26,000 $77,000    $103,000
                          =========  =====  ======= ======= =======    ========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................  $  77,000
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization...................................     13,000
   Changes in assets and liabilities:
    Accounts receivable............................................   (156,000)
    Other current assets...........................................    (44,000)
    Accounts payable...............................................     12,000
    Accrued expenses...............................................    118,000
    Unearned revenues..............................................     63,000
                                                                     ---------
     Net cash provided by operating activities.....................     83,000
                                                                     ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT.........................    (13,000)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock............................      4,000
 Proceeds from note payable........................................    207,000
                                                                     ---------
     Net cash provided by financing activities.....................    211,000
                                                                     ---------
Net increase in cash and cash equivalents..........................    281,000
Cash and cash equivalents at beginning at period...................         --
                                                                     ---------
Cash and cash equivalents at end of period.........................  $ 281,000
                                                                     =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
 Issuance of Common Stock for net assets...........................  $  22,000
                                                                     =========
SUPPLEMENTAL INFORMATION:
 Cash paid for income taxes........................................  $   7,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Francisco (the "Company"), formerly XCom Corporation, specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training. The Company was incorporated in California on May 25, 1995 and recognized immaterial financing and operating transactions from that date through December 31, 1995, which have been included in the Company's financial statements for the year ended December 31, 1996.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network, which included the San Francisco, CA and New York, NY locations. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 13% of revenue. Approximately 22% of accounts receivable at December 31, 1996 was due from two customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $3,000.

                              USWEB SAN FRANCISCO

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Property and equipment, net:
       Computers and equipment.....................................   $ 45,000
       Furniture and fixtures......................................      2,000
                                                                      --------
                                                                        47,000
       Less: Accumulated depreciation..............................    (10,000)
                                                                      --------
                                                                      $ 37,000
                                                                      ========
     Accrued expenses:
       Accrued income taxes........................................   $ 57,000
       Accrued payroll.............................................     43,000
       Other.......................................................     18,000
                                                                      --------
                                                                      $118,000
                                                                      ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  At December 31, 1996, the Company had non-interest bearing notes payable to three of its employees totaling $15,000. Additionally, notes payable to relatives of the shareholders and employees of the Company totaled $42,000 at December 31, 1996. On December 18, 1996, the Company signed a promissory note from a private investor in the amount of $150,000. The note is payable no later than one year from the date of execution. Interest accrues at a specified interest rate (8.25% at December 31, 1996).

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1996 totaled $64,000 and was composed of federal income taxes of $48,000 and various state and municipal income taxes of $16,000. Taxes payable at

                              USWEB SAN FRANCISCO

December 31, 1996 totaled $57,000. The Company had no significant deferred tax assets or liabilities at December 31, 1996. The Company's effective tax rate for the year ended December 31, 1996 differed from the expected federal tax rate primarily as a result of state and local income taxes.

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $45,000 and are included in cost of revenues.

 Operating Leases

  Rent expense under month-to-month rental agreements for the year ended December 31, 1996 totaled $20,000. In March 1997, the Company entered into noncancelable operating leases for new office facilities which expire in 2002, require the payment of insurance and maintenance and have required rental payments of approximately $120,000 per year.

  Future minimum lease payments related to office facilities and equipment under noncancelable operating leases are as follows:

       YEAR ENDED                                                      OPERATING
      DECEMBER 31,                                                      LEASES
      ------------                                                     ---------
       1997..........................................................  $151,000
       1998..........................................................   148,000
       1999..........................................................   139,000
       2000..........................................................   122,000
       2001..........................................................   121,000
                                                                       --------
       Total minimum lease payments..................................  $681,000
                                                                       ========

NOTE 6--CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of convertible Preferred Stock. During 1996 the Company issued 340,000 shares to the Founders. Compensation expense related to the issuance of the shares was not material.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 500,000 shares of Common Stock. During the year ended December 31, 1996, the Company issued 270,000 shares of Common Stock to the Founders and sold 15,000 shares to a third party in exchange for cash and assets valued at $10,000. Compensation expense related to the issuance of shares to the Founders was not material.

NOTE 8--SUBSEQUENT EVENTS:

  On March 16, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock and Preferred Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb Milwaukee

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb Milwaukee (formerly Fetch Interactive, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 12, 1997

                                USWEB MILWAUKEE

                                 BALANCE SHEET

                                                       JUNE 30,     MARCH 31,
                                                         1996         1997
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $     7,000  $    30,000
  Accounts receivable................................     139,000      271,000
  Costs in excess of billings........................      22,000       23,000
  Other current assets...............................      20,000      138,000
                                                      -----------  -----------
    Total current assets.............................     188,000      462,000
Property and equipment, net..........................     160,000      138,000
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $    96,000  $   152,000
  Accrued expenses...................................      23,000      281,000
  Unearned revenue...................................      65,000      142,000
  Notes payable......................................   1,277,000    1,548,000
  Current portion of capital lease obligations.......      79,000       86,000
                                                      -----------  -----------
    Total current liabilities........................   1,540,000    2,209,000
Capital lease obligations, long-term portion.........     114,000       94,000
                                                      -----------  -----------
                                                        1,654,000    2,303,000
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Stockholders' deficit:
  Common Stock: no par value, 2,500 shares
   authorized;
   1,179 shares issued and outstanding...............
  Additional paid-in capital.........................     218,000      218,000
  Accumulated deficit................................  (1,524,000)  (1,921,000)
                                                      -----------  -----------
    Total stockholders' deficit......................  (1,306,000)  (1,703,000)
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF OPERATIONS

                                                             NINE MONTHS
                                            YEAR ENDED     ENDED MARCH 31,
                                             JUNE 30,   ----------------------
                                               1996        1996        1997
                                            ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues................................... $1,745,000  $1,190,000  $1,927,000
Cost of revenues...........................  1,179,000     810,000   1,583,000
                                            ----------  ----------  ----------
  Gross profit.............................    566,000     380,000     344,000
                                            ----------  ----------  ----------
Operating expenses:
  Marketing, sales and support.............    292,000     173,000     355,000
  General and administrative...............    359,000     242,000     282,000
                                            ----------  ----------  ----------
    Total operating expenses...............    651,000     415,000     637,000
                                            ----------  ----------  ----------
Loss from operations.......................    (85,000)    (35,000)   (293,000)
Interest expense-related party.............   (132,000)   (102,000)   (104,000)
                                            ----------  ----------  ----------
Net loss................................... $ (217,000) $ (137,000) $ (397,000)
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                    TOTAL
                                     --------------- ACCUMULATED  STOCKHOLDERS'
                                     SHARES  AMOUNT    DEFICIT       DEFICIT
                                     ------ -------- -----------  -------------
Balance at June 30, 1995............ 1,179  $218,000 $(1,307,000)  $(1,089,000)
Net loss............................                    (217,000)     (217,000)
                                     -----  -------- -----------   -----------
Balance at June 30, 1996............ 1,179   218,000  (1,524,000)   (1,306,000)
Net loss (Unaudited)................                    (397,000)     (397,000)
                                     -----  -------- -----------   -----------
Balance at March 31, 1997
 (Unaudited)........................ 1,179  $218,000 $(1,921,000)  $(1,703,000)
                                     =====  ======== ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF CASH FLOWS

                                                               NINE MONTHS
                                               YEAR ENDED    ENDED MARCH 31,
                                                JUNE 30,   --------------------
                                                  1996       1996       1997
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................... $(217,000)  $(137,000) $(397,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization...............    68,000      47,000     50,000
 Changes in assets and liabilities:
  Accounts receivable.........................  (103,000)   (143,000)  (132,000)
  Costs in excess of billings.................    (5,000)     17,000     (1,000)
  Other current assets........................    16,000      14,000   (118,000)
  Accounts payable............................    71,000      79,000     56,000
  Accrued expenses............................     8,000       7,000    258,000
  Unearned revenue............................    50,000     (15,000)    77,000
                                               ---------   ---------  ---------
    Net cash used in operating activities.....  (112,000)   (131,000)  (207,000)
                                               ---------   ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT....   (52,000)    (32,000)   (28,000)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable......   228,000     211,000    271,000
 Repayment of notes payable...................   (32,000)    (32,000)        --
 Principal payments on capital leases.........   (49,000)    (30,000)   (13,000)
                                               ---------   ---------  ---------
    Net cash provided by financing activities.   147,000     149,000    258,000
                                               ---------   ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................   (17,000)    (14,000)    23,000
Cash and cash equivalents at beginning of
 period.......................................    24,000      24,000      7,000
                                               ---------   ---------  ---------
Cash and cash equivalents at end of period.... $   7,000   $  10,000  $  30,000
                                               =========   =========  =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Property and equipment acquired under capital
  leases...................................... $ 121,000   $  34,000  $      --
                                               =========   =========  =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest....................... $ 136,000   $ 102,000  $ 104,000
                                               =========   =========  =========
 Cash paid for income taxes................... $      --   $      --  $      --
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Milwaukee (the "Company"), formerly Fetch Interactive, Inc., was incorporated in Wisconsin on June 19, 1970 and is principally engaged in providing computer consulting, multimedia and data processing services to customers located throughout the United States.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb"), to become a part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, hosting service fees and data processing.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Costs in excess of billings represents the costs of services performed in advance of related billings. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements, hosting services and data processing are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended June 30, 1996, sales to two customers accounted for 27% and 23% of revenues. Approximately 50% of accounts receivable at June 30, 1996 was due from three customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of March 31, 1997 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                USWEB MILWAUKEE

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the nine months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the nine months ended March 31, 1996 and 1997. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ended June 30, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                          JUNE 30,    MARCH 31,
                                                            1996        1997
                                                          ---------  -----------
                                                                     (UNAUDITED)
   Computers and equipment............................... $ 521,000   $ 540,000
   Furniture and fixtures................................   219,000     228,000
   Leasehold improvements................................   110,000     110,000
                                                          ---------   ---------
                                                            850,000     878,000
   Less: Accumulated depreciation and amortization.......  (690,000)   (740,000)
                                                          ---------   ---------
                                                          $ 160,000   $ 138,000
                                                          =========   =========

NOTE 3--NOTES PAYABLE:

                                                          JUNE 30,   MARCH 31,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Demand note payable to the Company's majority
    stockholder, bearing interest at 10%................ $  702,000 $  973,000
   Demand note payable to a member of the immediate
    family of the Company's majority stockholder,
    bearing interest at 9.4%............................    375,000    375,000
   Demand note payable to a third party, bearing
    interest at 9.5%....................................    200,000    200,000
                                                         ---------- ----------
                                                         $1,277,000 $1,548,000
                                                         ========== ==========

                                USWEB MILWAUKEE

NOTE 4--RELATED PARTY TRANSACTIONS:

  During 1996, approximately 27% of the Company's revenues were derived from services to one company that is owned by the Company's majority stockholder. Additionally, at June 30, 1996, two notes payable were outstanding to related parties (see Note 3). Interest expense to related parties during fiscal 1996 was approximately $101,000.

NOTE 5--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred a net operating loss for the year ended June 30, 1996. At June 30, 1996, the Company had approximately $1,186,000 of federal net operating loss carryforwards which expire in varying amounts through 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $403,000 at June 30, 1996, consist primarily of net operating loss carryforwards and book reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on recorded deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 6--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the nine months ended March 31, 1997 totaled $14,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires on April 30, 2007. The lease requires payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended June 30, 1996 totaled $74,000.

                                USWEB MILWAUKEE

  Future minimum lease payments under capital and noncancelable operating leases, as of June 30, 1996 are as follows:

   YEAR ENDED                                               CAPITAL  OPERATING
    JUNE 30,                                                 LEASES    LEASES
   ----------                                               -------- ----------
     1997.................................................. $ 98,000 $  148,000
     1998..................................................   84,000    159,000
     1999..................................................   35,000    162,000
     2000..................................................    6,000    149,000
     2001..................................................       --    147,000
     Thereafter............................................       --    869,000
                                                            -------- ----------
    Total minimum lease payments...........................  223,000 $1,634,000
                                                                     ==========
    Less: amount representing interest.....................   30,000
                                                            --------
    Present value of capitalized lease obligations.........  193,000
    Less: current portion..................................   79,000
                                                            --------
    Long-term portion of capitalized lease obligations..... $114,000
                                                            ========

  Property and equipment under capital lease is as follows:

                                                                      JUNE 30,
                                                                        1996
                                                                      ---------
   Computer equipment................................................ $ 177,000
   Furniture and fixtures............................................    38,000
                                                                      ---------
                                                                        215,000
   Less: Accumulated depreciation....................................  (113,000)
                                                                      ---------
                                                                      $ 102,000
                                                                      =========

NOTE 7--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

  Immediately prior to the agreement date, notes payable and related accrued interest payable totaling $1,548,000 were converted into equity.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of USWeb LA Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Metro (formerly NewLink Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 17, 1997

                                 USWEB LA METRO

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,000    $ 12,000
  Accounts receivable.................................     95,000     110,000
  Other current assets................................     33,000      39,000
                                                         --------    --------
    Total current assets..............................    188,000     161,000
Property and equipment, net...........................     13,000      22,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $  6,000
  Accrued expenses....................................     51,000      10,000
  Unearned revenue....................................         --       6,000
                                                         --------    --------
    Total current liabilities.........................     57,000      22,000
Notes payable.........................................     14,000          --
                                                         --------    --------
                                                           71,000      22,000
                                                         --------    --------
Commitments and contingencies (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000 shares
   authorized;
   10,000 shares issued and outstanding...............     10,000      10,000
  Additional paid-in capital..........................     80,000      80,000
  Retained earnings...................................     40,000      71,000
                                                         --------    --------
    Total shareholders' equity........................    130,000     161,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF OPERATIONS

                                                                THREE MONTHS
                                                  YEAR ENDED   ENDED MARCH 31,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................   $560,000   $168,000 $203,000
Cost of revenues................................    135,000     32,000   59,000
                                                   --------   -------- --------
  Gross profit..................................    425,000    136,000  144,000
                                                   --------   -------- --------
Operating expenses:
  Marketing, sales and support..................     38,000      7,000   14,000
  General and administrative....................     28,000      4,000    9,000
                                                   --------   -------- --------
    Total operating expenses....................     66,000     11,000   23,000
                                                   --------   -------- --------
Income from operations..........................    359,000    125,000  121,000
Interest income, net............................         --         --    1,000
                                                   --------   -------- --------
Income before income taxes......................    359,000    125,000  122,000
Provision for income taxes......................     (1,000)        --   (3,000)
                                                   --------   -------- --------
Net income......................................   $358,000   $125,000 $119,000
                                                   ========   ======== ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL                TOTAL
                             --------------  PAID-IN   RETAINED   SHAREHOLDERS'
                             SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                             ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995.......................  1,000 $ 1,000  $ 8,000   $   9,000    $  18,000
Issuance of Common Stock to
 Founders...................  9,000   9,000   72,000          --       81,000
Shareholder distribution....     --      --       --    (327,000)    (327,000)
Net income..................     --      --       --     358,000      358,000
                             ------ -------  -------   ---------    ---------
Balance at December 31,
 1996....................... 10,000  10,000   80,000      40,000      130,000
Shareholder distribution
 (Unaudited)................     --      --       --     (88,000)     (88,000)
Net income (Unaudited)......     --      --       --     119,000      119,000
                             ------ -------  -------   ---------    ---------
Balance at March 31, 1997
 (Unaudited)................ 10,000 $10,000  $80,000   $  71,000    $ 161,000
                             ====== =======  =======   =========    =========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF CASH FLOWS

                                                              THREE MONTHS
                                               YEAR ENDED   ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................  $ 358,000   $125,000  $ 119,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization..............      7,000         --      3,000
  Changes in assets and liabilities:
   Accounts receivable.......................    (95,000)        --    (15,000)
   Other current assets......................    (24,000)    (7,000)    (8,000)
   Accounts payable..........................     (3,000)    (4,000)        --
   Accrued expenses..........................     44,000     (4,000)   (41,000)
   Unearned revenue..........................         --         --      6,000
                                               ---------   --------  ---------
     Net cash provided by operating
      activities.............................    287,000    110,000     64,000
                                               ---------   --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.......    (57,000)        --    (10,000)
                                               ---------   --------  ---------
     Net cash provided by (used in) investing
      activities.............................     57,000         --    (10,000)
                                               ---------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distribution....................   (265,000)   (14,000)   (88,000)
 Shareholder loan proceeds...................     11,000         --         --
 Repayment of notes payable..................         --         --    (14,000)
 Proceeds from issuance of Common Stock......     81,000         --         --
                                               ---------   --------  ---------
     Net cash used in financing activities...   (173,000)   (14,000)  (102,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     57,000     96,000    (48,000)
Cash and cash equivalents at beginning of
 period......................................      3,000      3,000     60,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  60,000   $ 99,000  $  12,000
                                               =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB LA METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb LA Metro (the "Company"), formerly NewLink Corporation, was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on July 25, 1995 and later elected an S Corporation tax status effective January 1, 1996.

  During July, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 and for the year then ended, one customer accounted for 92% of the Company's accounts receivable balance and 94% of the Company's total revenues, respectively.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

                                USWEB LA METRO

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, other current assets, accounts payable, and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $13,000      $19,000
     Furniture and fixtures............................     1,000        5,000
                                                          -------      -------
                                                           14,000       24,000
   Less: Accumulated depreciation......................    (1,000)      (2,000)
                                                          -------      -------
                                                          $13,000      $22,000
                                                          =======      =======
   Accrued expenses:
     Payroll...........................................   $49,000      $ 5,000
     Other.............................................     2,000        5,000
                                                          -------      -------
                                                          $51,000      $10,000
                                                          =======      =======

                                USWEB LA METRO

NOTE 3--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $10,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. Rent expense for the year ended December 31, 1996 and the three month period ended March 31, 1997 totaled $5,000 and $2,000, respectively.

  Future minimum lease payments under noncancelable operating as of December 31, 1996 total $6,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended December 31, 1996, the Company sold a total of 9,000 shares of Common Stock to the Founder of the Company and two other current owners.

  During 1996 the company made distributions to a shareholding, totaling $327,000. This distribution included $62,000 of property and equipment.

NOTE 5--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of USWeb Atlanta

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Atlanta (formerly InterNetOffice, LLC) at December 31, 1996 and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                 USWEB ATLANTA

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 11,000    $ 48,000
  Accounts receivable.................................     75,000     148,000
  Other current assets................................      7,000      18,000
                                                         --------    --------
    Total current assets..............................     93,000     214,000
Property and equipment, net...........................     10,000      18,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 26,000    $102,000
  Related party payable...............................     76,000      52,000
  Accrued expenses....................................        --       17,000
                                                         --------    --------
    Total current liabilities.........................    102,000     171,000
                                                         --------    --------
Commitments and contingencies (Note 4)
Stockholders' equity:
  Common Stock: no par value, 841,507 shares
   authorized; 525,000 and 841,507 shares issued and
   outstanding........................................      1,000       1,000
  Retained earnings...................................        --       60,000
                                                         --------    --------
    Total stockholders' equity........................      1,000      61,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................   $224,000     $276,000
Cost of revenues......................................    198,000      167,000
                                                         --------     --------
 Gross profit.........................................     26,000      109,000
                                                         --------     --------
Operating expenses:
 Marketing, sales and support.........................      8,000       10,000
 General and administrative...........................     18,000       39,000
                                                         --------     --------
    Total operating expenses..........................     26,000       49,000
                                                         --------     --------
Net income............................................   $     --     $ 60,000
                                                         ========     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                           -------------- RETAINED STOCKHOLDERS'
                                           SHARES  AMOUNT EARNINGS    EQUITY
                                           ------- ------ -------- -------------
Issuance of Common Stock.................. 525,000 $1,000 $    --     $ 1,000
                                           ------- ------ -------     -------
Balance at December 31, 1996.............. 525,000  1,000      --       1,000
Issuance of Common Stock (Unaudited)...... 316,507     --      --          --
Net income (Unaudited)....................      --     --  60,000      60,000
                                           ------- ------ -------     -------
Balance at March 31, 1997 (Unaudited)..... 841,507 $1,000 $60,000     $61,000
                                           ======= ====== =======     =======



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $     --     $ 60,000
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization........................      1,000           --
 Changes in assets and liabilities:
  Accounts receivable.................................    (75,000)     (73,000)
  Other current assets................................     (7,000)     (11,000)
  Accounts payable....................................     26,000       76,000
  Related party payable...............................     76,000      (24,000)
  Accrued expenses....................................         --       17,000
                                                         --------     --------
Net cash provided by operating activities.............     21,000       45,000
                                                         --------     --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT................    (11,000)      (8,000)
                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES FROM THE
 ISSUANCE OF COMMON STOCK.............................      1,000           --
                                                         --------     --------
Net increase in cash and cash equivalents.............     11,000       37,000
Cash and cash equivalents at beginning of period......         --       11,000
                                                         --------     --------
Cash and cash equivalents at end of period............   $ 11,000     $ 48,000
                                                         ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Atlanta (the "Company"), formerly InterNetOffice, LLC, was incorporated in Georgia as a limited liability company on May 7, 1996 for the purpose of providing Internet development and consulting services. Following the Company's formation, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") and in June 1996 began operating as a franchisee under that agreement.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 64% of revenues. Approximately 77% of accounts receivable at December 31, 1996 were due from two customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $3,000 and $1,000, respectively.

                                 USWEB ATLANTA

 Income Taxes

  The Company has elected to be taxed as a limited liability company (LLC), pursuant to the Internal Revenue Code. This election provides for all profits and losses to be recognized in the shareholders' personal income tax returns. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, related party receivables and payables, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the three months then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 4,000      $12,000
     Furniture and fixtures............................     7,000        6,000
     Leasehold improvements............................        --        1,000
                                                          -------      -------
                                                           11,000       19,000
     Less: Accumulated depreciation and amortization...    (1,000)      (1,000)
                                                          -------      -------
                                                          $10,000      $18,000
                                                          =======      =======
   Accrued expenses:
     Payroll and related expenses......................   $    --       $8,000
     Other.............................................        --        9,000
                                                          -------      -------
                                                          $    --      $17,000
                                                          =======      =======

NOTE 3--RELATED PARTY TRANSACTIONS:

  During the period from May 7, 1996 (inception) through December 31, 1996, the Company shared office space and had all personnel functions performed by a related party, NetOffice, Inc. The office space and all related costs were allocated between the companies based on a relative square-footage space formula. In the opinion of management, the formula represents a reasonable allocation of expenses to the Company.

  At December 31, 1996, approximately $76,000 of the Company's trade payables were payable to a related party, and less than $1,000 of receivables were due from a related party.

                                 USWEB ATLANTA

  The following is a summary of related party transactions for the period December 31, 1996:

     Personnel related expense........................................ $140,000
                                                                       ========
     Rent expense..................................................... $ 27,000
                                                                       ========
     Equipment and other facilities expense........................... $ 38,000
                                                                       ========

NOTE 4--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company was required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $15,000 and are included in cost of revenues.

 Operating Leases

  The Company has no material operating leases at March 31, 1997. Rent expense for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $27,000 and $10,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorized the Company to issue Common Stock, no par value. During the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997, the Company issued 525,000 and 316,507 shares, respectively, of Common Stock to the founders of the Company, employees and other nonrelated parties. A portion of the shares sold are subject to a right of repurchase by the Company which lapses generally over a four year period from the earlier of grant date or employee hire date, as applicable. At March 31, 1997, there were 316,507 shares subject to repurchase. Compensation expense related to share issuances was not material for the year ended December 31, 1996 or for the three months ended March 31, 1997.

NOTE 6--SUBSEQUENT EVENTS:

  On May 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb DC

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb DC (formerly Infopreneurs Inc.) and its subsidiary at December 31, 1996 and the results of their operations and their cash flows for the period from June 30, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                    USWEB DC

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $ 206,000    $   3,000
  Accounts receivable.................................         --      157,000
  Other current assets................................     24,000       57,000
                                                        ---------    ---------
    Total current assets..............................    230,000      217,000
Property and equipment, net...........................      3,000       60,000
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable....................................  $  16,000    $ 119,000
  Accrued expenses....................................         --        5,000
  Customer deposits...................................         --       60,000
  Line of credit......................................     93,000       85,000
  Notes payable.......................................    169,000      150,000
                                                        ---------    ---------
    Total current liabilities.........................    278,000      419,000
                                                        ---------    ---------
Stockholders' deficit:
  Common stock: no par value, 3,000 shares authorized;
   2,060 and 2,076 shares issued and outstanding......    150,000      165,000
  Accumulated deficit.................................   (195,000)    (307,000)
                                                        ---------    ---------
    Total stockholders' deficit.......................    (45,000)    (142,000)
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       JUNE 3, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................  $  26,000    $ 184,000
Cost of revenues......................................     45,000      160,000
                                                        ---------    ---------
  Gross profit (loss).................................    (19,000)      24,000
                                                        ---------    ---------
Operating expenses:
  Marketing, sales and support........................     72,000       72,000
  General and administrative..........................     99,000       63,000
                                                        ---------    ---------
    Total operating expenses..........................    171,000      135,000
                                                        ---------    ---------
Loss from operations..................................   (190,000)    (111,000)
Interest expense......................................     (5,000)      (1,000)
                                                        ---------    ---------
Net loss..............................................  $(195,000)   $(112,000)
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK                   TOTAL
                                      --------------- ACCUMULATED STOCKHOLDERS'
                                      SHARES  AMOUNT    DEFICIT      DEFICIT
                                      ------ -------- ----------- -------------
Common Stock issued to Founders...... 1,980  $     --  $      --    $      --
Common Stock issued for notes
 payable.............................    20        --         --           --
Common Stock issued for cash.........    60   150,000         --      150,000
Net loss.............................    --        --   (195,000)    (195,000)
                                      -----  --------  ---------    ---------
Balance at December 31, 1996......... 2,060   150,000   (195,000)     (45,000)
Conversion of debt to equity
 (Unaudited).........................     6    15,000         --       15,000
Issuance of Restricted Stock
 (Unaudited).........................    10        --         --           --
Net loss (Unaudited).................    --        --   (112,000)    (112,000)
                                      -----  --------  ---------    ---------
Balance at March 31, 1997
 (Unaudited)......................... 2,076  $165,000  $(307,000)   $(142,000)
                                      =====  ========  =========    =========




  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      PERIOD FROM
                                                      JUNE 3, 1996
                                                      (INCEPTION)  THREE MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  MARCH 31,
                                                          1996         1997
                                                      ------------ ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(195,000)   $(112,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization......................      1,000        6,000
  Changes in assets and liabilities:
   Accounts receivable...............................         --     (157,000)
   Other current assets..............................    (25,000)     (34,000)
   Accounts payable..................................     16,000      103,000
   Accrued expenses..................................         --        5,000
   Customer deposits.................................         --       60,000
                                                       ---------    ---------
     Net cash used in operating activities...........   (203,000)    (129,000)
                                                       ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT...............     (3,000)     (62,000)
                                                       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............    150,000           --
 Proceeds from note payable..........................    213,000           --
 Advances on line of credit..........................     93,000       85,000
 Repayment of notes payable..........................    (44,000)      (4,000)
 Repayment of advances on line of credit.............         --      (93,000)
                                                       ---------    ---------
     Net cash provided by (used in) financing
      activities.....................................    412,000      (12,000)
                                                       ---------    ---------
Net increase (decrease) in cash......................    206,000     (203,000)
Cash at beginning of period..........................         --      206,000
                                                       ---------    ---------
Cash at end of period................................  $ 206,000    $   3,000
                                                       =========    =========
NONCASH FINANCING ACTIVITIES:
 Conversion of debt to equity........................  $      --    $  15,000
                                                       =========    =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..............................  $   5,000    $   1,000
                                                       =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   USWEB DC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb DC (the "Company"), formerly Infopreneurs Inc., and its subsidiary USWeb DC, Inc., were incorporated in Delaware on June 3, 1996 and September 13, 1996, respectively. The Company provides Internet and intranet consulting, web site development, and hosting services. The Company had two franchise agreements with USWeb Corporation ("USWeb"): USWeb DC and USWeb Philadelphia.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Significant Customers

  During the period from June 3, 1996 (inception) through December 31, 1996, sales to three customers accounted for 49%, 30%, and 21% of total revenues.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $1,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from June 3, 1996 (inception) through December 31, 1996 and for the three months ended March 31, 1997 totaled $8,000 and $19,000, respectively.

 Principles of Consolidation

  The accompanying consolidated financial statements include the consolidated accounts of the Company and it wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                                   USWEB DC

 Fair Value of Financial Instruments

  The Company's financial instruments, including notes payable and accounts payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Computers and equipment.............................    $3,000      $64,000
   Furniture and fixtures..............................        --        1,000
   Leasehold improvements..............................        --           --
                                                           ------      -------
                                                            3,000       65,000
   Less: Accumulated depreciation and amortization.....        --       (5,000)
                                                           ------      -------
                                                           $3,000      $60,000
                                                           ======      =======

NOTE 3--DEBT:

  During June 1996, the Company negotiated a line of credit with a bank in the amount of $100,000 and a working capital loan in the amount of $48,000. Both were personally guaranteed by the founders of the Company and were secured by substantially all the assets of the Company. During the period from June 3, 1996 (inception) through December 31, 1996, the Company was advanced $93,000 on the line of credit. Interest on borrowings under the line of credit and working capital loan accrue at 10% per annum. Prior to December 31, 1996, the Company repaid $44,000 of principal on the working capital loan plus accrued interest. During January 1997, the Company repaid the outstanding balance of $93,000, plus accrued interest, upon the expiration of the line of credit.

  During April 1997, the Company renegotiated its working capital loan in the amount of $48,000 and expiring April 15, 2000. The loan is secured by the fixed assets acquired with the proceeds of the loan funds and requires the Company to maintain compliance with certain covenants. As of September 18, 1997, the Company had repaid $34,000 of the principal amount, plus accrued interest.

                                   USWEB DC

  During September 1996, the Company obtained a $15,000 demand loan used for the acquisition of the Philadelphia franchise. In connection with the loan, 20 shares of no par value common stock were granted to the lender. The allocation of proceeds to the shares of common stock and resulting non-cash interest expense were not material to the period ended December 31, 1996 or the three months ended March 31, 1997.

  During December 1996, the Company obtained a loan from a related party in the amount of $150,000, which is payable one year from the date of execution. The loan was secured by the Company's outstanding common stock. Interest accrues at a specified prime rate (8.25% at December 31, 1996). The note payable plus accrued interest was paid by USWeb Corporation in August 1997.

NOTE 4--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred net operating losses from June 3, 1996 (inception) through December 31, 1996. At December 31, 1996, the Company had approximately $194,000 of federal net operating loss carryforwards which expire in 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $75,000 at December 31, 1996, consist primarily of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000 shares of no par value Common Stock. During the period from June 3, 1996 (inception) through December 31, 1996, the Company issued a total of 2,000 shares of Common Stock to the Founders and affiliates of the Company and sold 60 shares of Common Stock to a related party. Compensation expense related to share issuances for the period ended December 31, 1996 and the three months ended March 31, 1997 was not material.

NOTE 6--SUBSEQUENT EVENTS:

 Equity transactions

  During February 1997, the following equity transactions occurred: ten shares of restricted common stock were granted to an employee, which vest on the earlier of a change in control in the Company or February 14, 1998, and the outstanding debt of $15,000 incurred in connection with the acquisition of the Philadelphia franchise from USWeb was converted into 6 shares of common stock. During May 1997, the Company sold 24 shares of common stock for $156,000. In connection with the sale of such shares, the Company agreed to repurchase the shares at their original issue price if the Company had not completed its then anticipated merger with USWeb on or prior to September 30, 1997.

 Acquisition

  On June 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Pittsburgh

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Pittsburgh (formerly Electronic Images, Inc.) at January 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                USWEB PITTSBURGH

                                 BALANCE SHEET

                                                  JANUARY 31,
                                             ---------------------  APRIL  30,
                                                1996       1997        1997
                                             ---------- ----------  -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents................. $  251,000 $  578,000  $   24,000
  Accounts receivable, net..................    712,000    662,000   1,232,000
  Costs in excess of billings...............     84,000     76,000     151,000
  Deferred income taxes.....................     51,000     42,000      42,000
  Other current assets......................     13,000     50,000      16,000
                                             ---------- ----------  ----------
    Total current assets....................  1,111,000  1,408,000   1,465,000
Note receivable--affiliate..................    187,000         --     134,000
Property and equipment, net.................    570,000    989,000     950,000
Other assets................................         --     36,000      90,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................... $  187,000 $  160,000  $   86,000
  Accrued expenses..........................    204,000    244,000     410,000
  Current portion of note payable...........         --     85,000      85,000
                                             ---------- ----------  ----------
    Total current liabilities...............    391,000    489,000     581,000
Note payable--long term portion.............         --    272,000     249,000
Note payable--affiliate.....................         --     17,000          --
                                             ---------- ----------  ----------
                                                391,000    778,000     830,000
Commitments (Note 5)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000
   shares authorized; 5,000, 5,263 and 5,263
   shares issued and outstanding............      5,000      5,000       5,000
  Additional paid-in capital................     45,000    130,000     130,000
  Note receivable from shareholder..........         --    (63,000)    (62,000)
  Retained earnings.........................  1,427,000  1,583,000   1,736,000
                                             ---------- ----------  ----------
    Total shareholders' equity..............  1,477,000  1,655,000   1,809,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF OPERATIONS

                                  YEAR ENDED          THREE MONTHS ENDED
                                  JANUARY 31,              APRIL 30,
                             ----------------------  ----------------------
                                1996        1997        1996        1997
                             ----------  ----------  ----------  ----------
                                                          (UNAUDITED)
Revenues.................... $5,664,000  $5,996,000  $1,822,000  $1,504,000
Cost of revenues............  4,111,000   4,719,000   1,114,000   1,042,000
                             ----------  ----------  ----------  ----------
  Gross profit..............  1,553,000   1,277,000     708,000     462,000
                             ----------  ----------  ----------  ----------
Operating expenses:
  Marketing, sales and sup-
   port.....................    212,000     302,000      49,000      75,000
  General and administra-
   tive.....................    809,000     689,000     159,000     124,000
                             ----------  ----------  ----------  ----------
    Total operating ex-
     penses.................  1,021,000     991,000     208,000     199,000
                             ----------  ----------  ----------  ----------
Income from operations......    532,000     286,000     500,000     263,000
Interest expense, net.......     (1,000)    (14,000)     (4,000)     (6,000)
Other income................      5,000          --          --          --
                             ----------  ----------  ----------  ----------
Income before income taxes..    536,000     272,000     496,000     257,000
Income tax provision........    218,000     116,000     211,000     104,000
                             ----------  ----------  ----------  ----------
Net income.................. $  318,000  $  156,000  $  285,000  $  153,000
                             ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                           NOTE
                          COMMON STOCK  RECEIVABLE  ADDITIONAL                TOTAL
                          -------------    FROM      PAID-IN    RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHAREHOLDER  CAPITAL    EARNINGS     EQUITY
                          ------ ------ ----------- ---------- ---------- -------------
Balance at January 31,
 1995...................  5,000  $5,000  $     --    $ 45,000  $1,109,000  $1,159,000
Net income..............     --      --        --          --     318,000     318,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1996...................  5,000   5,000        --      45,000   1,427,000   1,477,000
                          -----  ------  --------    --------  ----------  ----------
Issuance of Common Stock
 for note receivable
 from shareholder.......    263      --   (85,000)     85,000          --          --
Payment on note
 receivable from
 shareholder............     --      --    22,000          --          --      22,000
Net income..............     --      --        --          --     156,000     156,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1997...................  5,263   5,000   (63,000)    130,000   1,583,000   1,655,000
                          -----  ------  --------    --------  ----------  ----------
Payment on note
 receivable from
 shareholder
 (Unaudited)............     --      --     1,000          --          --       1,000
Net income (Unaudited)..     --      --        --          --     153,000     153,000
                          -----  ------  --------    --------  ----------  ----------
Balance as of April 30,
 1997 (Unaudited).......  5,263  $5,000  $(62,000)   $130,000  $1,736,000  $1,809,000
                          =====  ======  ========    ========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,         APRIL 30,
                                  ------------------------  --------------------
                                     1996         1997        1996       1997
                                  -----------  -----------  ---------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.....................  $   318,000  $   156,000  $ 285,000  $ 153,000
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation and amortization.      223,000      414,000     87,000    123,000
  Deferred income taxes.........           --        9,000         --         --
  Changes in assets and
   liabilities:
   Accounts receivable..........     (198,000)      50,000   (265,000)  (570,000)
   Costs in excess of billings..       (4,000)       8,000    (54,000)   (75,000)
   Other current assets.........      (12,000)     (37,000)     2,000     34,000
   Other assets.................           --      (36,000)        --    (54,000)
   Accounts payable.............       83,000      (27,000)  (106,000)   (74,000)
   Accrued expenses.............       36,000       40,000    284,000    166,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) operating activities...      446,000      577,000    233,000   (297,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT......     (480,000)    (833,000)  (170,000)   (84,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on note
  payable.......................           --      (43,000)        --    (23,000)
 Change in note
  receivable/payable--affiliate.      281,000      204,000   (281,000)  (151,000)
 Proceeds from issuance of note
  payable.......................           --      400,000         --         --
 Payments received on note
  receivable from shareholder...           --       22,000         --      1,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) financing activities...      281,000      583,000   (281,000)  (173,000)
                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents...........      247,000      327,000   (218,000)  (554,000)
Cash and cash equivalents at
 beginning of period............        4,000      251,000    251,000    578,000
                                  -----------  -----------  ---------  ---------
Cash and cash equivalents at end
 of period......................  $   251,000  $   578,000  $  33,000  $  24,000
                                  ===========  ===========  =========  =========
SUPPLEMENTAL NONCASH INVESTING
 AND FINANCING ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable...............  $        --  $    85,000  $      --  $      --
                                  ===========  ===========  =========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest.......................  $     1,000  $    16,000  $      --  $   7,000
                                  ===========  ===========  =========  =========
 Income taxes...................  $   171,000  $   182,000  $  75,000  $  19,000
                                  ===========  ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB PITTSBURGH

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Pittsburgh (the "Company"), formerly Electronic Images, Inc., was incorporated in Pennsylvania on December 24, 1987 and is engaged in full service digital design and multi-media production specializing in digital media communications. The Company, through June 30, 1997, was a majority owned subsidiary of Unicorn Creative Services, Ltd. (the "Parent"). See Note 9.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended January 31, 1996, sales to two customers accounted for 56% and 22% of revenues. During the year ended January 31, 1997, sales to two customers accounted for 58% and 15% of revenues. Approximately 85% and 71% of accounts receivable at January 31, 1996 and 1997, respectively, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB PITTSBURGH

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of April 30, 1997 and the statements of operations and of cash flows for the three-month periods ended April 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended April 30, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                    JANUARY 31,
                                               ---------------------  APRIL 30,
                                                  1996       1997       1997
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment.................. $1,222,000 $2,016,000 $2,095,000
     Furniture and fixtures...................    166,000    204,000    204,000
     Leasehold improvements...................    150,000    151,000    156,000
                                               ---------- ---------- ----------
                                                1,538,000  2,371,000  2,455,000
     Less: accumulated depreciation...........    968,000  1,382,000  1,505,000
                                               ---------- ---------- ----------
                                               $  570,000 $  989,000 $  950,000
                                               ========== ========== ==========
   Accrued expenses:
     Payroll and related expenses............. $       -- $   30,000 $    8,000
     Income taxes.............................    128,000     22,000    103,000
     Payables under customer rebate program...     70,000    190,000    297,000
     Other....................................      6,000      2,000      2,000
                                               ---------- ---------- ----------
                                               $  204,000 $  244,000 $  410,000
                                               ========== ========== ==========

                               USWEB PITTSBURGH

NOTE 3--RELATED PARTY TRANSACTIONS:

  In July 1996, the Company issued 263 shares of Common Stock to an officer upon exercise of stock options in exchange for two promissory notes. The first note, for $60,000 is due on January 31, 1999 and accrues interest at the rate of 5.88% per year. The second note, for $25,000 is due on June 30, 2001 and accrues interest at the rate of 6.58% per year. The shares are subject to repurchase by the Company, at the Company's then book value per share, if the officer's employment is terminated.

  The Company provides services to various customers who are members in the parent consolidated group. Revenue from these companies totaled approximately $1,263,000 and $1,441,000 for the years ended January 31, 1996 and 1997, respectively. Revenue from these companies for the three months ended April 30, 1996 and 1997 totaled approximately $617,000 and $443,000, respectively.

  The Parent provides services to its consolidated group and allocates expenses incurred to its members. Expenses allocated to the Company during the years ended January 31, 1996 and 1997 totaled $469,000 and $381,000, respectively, and were included in general and administrative expenses.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended January 31, 1996 and 1997 and the three months ended April 30, 1996 and 1997:

                                                YEAR ENDED       THREE MONTHS
                                                JANUARY 31,     ENDED APRIL 30,
                                             ----------------- -----------------
                                               1996     1997     1996     1997
                                             -------- -------- -------- --------
                                                                  (UNAUDITED)
   Current:
     Federal................................ $164,000 $ 81,000 $176,000 $ 87,000
     State..................................   54,000   26,000   35,000   17,000
                                             -------- -------- -------- --------
                                              218,000  107,000  211,000  104,000
                                             -------- -------- -------- --------
   Deferred:
     Federal................................       --    2,000       --       --
     State..................................       --    7,000       --       --
                                             -------- -------- -------- --------
                                                   --    9,000       --       --
                                             -------- -------- -------- --------
   Income Tax Provision..................... $218,000 $116,000 $211,000 $104,000
                                             ======== ======== ======== ========

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                              THREE MONTHS
                                              YEAR ENDED          ENDED
                                              JANUARY 31,       APRIL 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income taxes, net of federal bene-
    fit......................................     7%      7%       7%       7%
   Nondeductible expense and other...........    --       2%      --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    41%     43%      41%      41%
                                              =====   =====   ======   ======

                               USWEB PITTSBURGH

  Deferred tax assets consists of the following as of January 31, 1996 and 1997 and April 30, 1997:

                                                       JANUARY 31,
                                                     ---------------  APRIL 30,
                                                      1996    1997      1997
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.................. $35,000 $25,000   $25,000
     Reserves not currently deductible..............  16,000  17,000    17,000
                                                     ------- -------   -------
   Total deferred tax assets........................ $51,000 $42,000   $42,000
                                                     ======= =======   =======

NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2001. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended January 31, 1996 and 1997 and the six month period ended April 30, 1997 totaled $252,000, $192,000 and $41,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1998.............................................................  $145,000
    1999.............................................................   135,000
    2000.............................................................   124,000
    2001.............................................................   106,000
                                                                       --------
    Total minimum lease payments.....................................  $510,000
                                                                       ========

NOTE 6--NOTES PAYABLE:

  Effective February 1, 1996, the Company entered into a bank loan which bears interest at the prime interest rate, plus 0.25% per annum. The bank's prime interest rate was 8.25% at January 31, 1997. There was $357,000 and $334,000 outstanding under the loan, at January 31, 1997 and April 30, 1997. In May 1997, the bank loan was converted into a five year term loan bearing interest at the bank's prime interest rate, plus 2.25% per annum. The bank loan was obtained as part of a credit facility of the Parent's consolidated group and is secured by property and equipment. The term loan requires principal payments of $85,000 per year with the balance due in 2002. The term loan was repaid in full in September 1997.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended January 31, 1997, the Company sold 263 shares of Common Stock to an employee of the Company. See Note 3.

NOTE 8--STOCK OPTION PLAN:

  In June 1996, the Company adopted the Electronic Images, Inc. Corporate Stock Purchase Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors.

                               USWEB PITTSBURGH

  The Company made one grant of options under this Plan to a single employee during the year ended January 31, 1997. The option was immediately exercised as described in Note 3. There were no option grants under the Plan during the three months ended April 30, 1997. Had compensation cost for the grant of options been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net income would not reflect a material change.

NOTE 9--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

NOTE 10--RETIREMENT PLANS:

  The Company has elected to contribute $34,000 and $1,000 to an Employee Stock Ownership Plan ("ESOP") for the years ended January 31, 1996 and 1997, respectively. The plan was established by the Parent in 1984 and includes the stock of the Parent.

  During the year ended January 31, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the year ended January 31, 1997 the Company elected to contribute $30,000 to the Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Chicago Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Chicago Metro (formerly Multimedia Marketing & Design Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                              USWEB CHICAGO METRO

                                 BALANCE SHEET

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents............................   $ 36,000    $110,000
  Accounts receivable .................................    142,000       6,000
  Other current assets.................................      5,000          --
                                                          --------    --------
    Total current assets...............................    183,000     116,000
Property and equipment, net............................     70,000      71,000
Other assets...........................................      1,000          --
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................   $ 24,000     $27,000
  Payroll taxes payable................................     19,000       3,000
  Deferred revenue.....................................      9,000      22,000
                                                          --------    --------
    Total current liabilities..........................     52,000      52,000
Loan from shareholder..................................         --      48,000
                                                          --------    --------
                                                            52,000     100,000
                                                          --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,500 shares authorized;
  1 share issued and outstanding.......................         --          --
  Retained earnings....................................    202,000      87,000
                                                          --------    --------
    Total shareholders' equity.........................    202,000      87,000
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED     JUNE  30,
                                                  DECEMBER 31, ----------------
                                                      1996      1996     1997
                                                  ------------ ------- --------
                                                                 (UNAUDITED)
Revenues.........................................   $602,000   $98,000 $327,000
Cost of revenues.................................    256,000    47,000  226,000
                                                    --------   ------- --------
  Gross profit...................................    346,000    51,000  101,000
                                                    --------   ------- --------
Operating expenses:
  Marketing, sales and support...................     97,000     7,000   47,000
  General and administrative.....................     70,000    18,000   25,000
                                                    --------   ------- --------
    Total operating expenses.....................    167,000    25,000   72,000
                                                    --------   ------- --------
Income from operations...........................    179,000    26,000   29,000
Interest income .................................         --        --    1,000
                                                    --------   ------- --------
Net income.......................................   $179,000   $26,000 $ 30,000
                                                    ========   ======= ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                         COMMON STOCK                 TOTAL
                         ------------- RETAINED   SHAREHOLDERS'
                         SHARES AMOUNT EARNINGS      EQUITY
                         ------ ------ ---------  -------------
Balance at December 31,
 1995...................    1    $--   $  41,000    $  41,000
Distribution to share-
 holder.................   --     --     (18,000)     (18,000)
Net income..............   --     --     179,000      179,000
                          ---    ---   ---------    ---------
Balance at December 31,
 1996...................    1     --     202,000      202,000
                          ---    ---   ---------    ---------
Distribution to
 shareholder
 (Unaudited)............   --     --    (145,000)    (145,000)
Net income (Unaudited)..   --     --      30,000       30,000
                          ---    ---   ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......    1    $--   $  87,000    $  87,000
                          ===    ===   =========    =========



   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF CASH FLOWS

                                                               SIX MONTH
                                               YEAR ENDED    ENDED JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 179,000   $ 26,000  $  30,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     22,000      9,000     18,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (136,000)    (6,000)   136,000
   Other current assets......................     (5,000)       --       5,000
   Other assets..............................     (2,000)       --       1,000
   Accounts payable..........................     22,000      7,000      3,000
   Payroll taxes payable.....................     19,000     (1,000)   (16,000)
   Deferred revenue..........................      9,000     13,000     13,000
                                               ---------   --------  ---------
    Net cash provided by operating
     activities..............................    108,000     48,000    190,000
                                               ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF
 PROPERTY AND EQUIPMENT......................    (62,000)   (38,000)   (19,000)
                                               ---------   --------  ---------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Payments on loan from shareholder...........    (24,000)   (15,000)       --
 Distribution to shareholder.................    (18,000)       --    (145,000)
 Proceeds from issuance of note payable to
  shareholder................................        --         --      48,000
                                               ---------   --------  ---------
    Net cash used in financing activities....    (42,000)   (15,000)   (97,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................      4,000     (5,000)    74,000
Cash and cash equivalents at beginning of
 period......................................     32,000     32,000     36,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  36,000   $ 27,000  $ 110,000
                                               =========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Chicago Metro (the "Company"), formerly Multimedia Marketing & Design Inc., was incorporated in Illinois on April 7, 1995, and is a professional services firm providing companies with a single source for Internet and Internet solutions. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price development agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenue represents the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to three customers accounted for 21%, 14% and 14% of revenues. Approximately 53%, 11% and 10% of accounts receivable at December 31, 1996, was due from three customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and loans from shareholder, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                              USWEB CHICAGO METRO

 Income Taxes

  The Company elected to be taxed as on S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of the shareholder.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $90,000     $104,000
     Furniture and fixtures............................     7,000       12,000
                                                          -------     --------
                                                           97,000      116,000
     Less: accumulated depreciation....................    27,000       45,000
                                                          -------     --------
                                                          $70,000     $ 71,000
                                                          =======     ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1999. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $14,000, $1,000, and $13,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $26,000
    1998.............................................................    26,000
    1999.............................................................    13,000
                                                                        -------
    Total minimum lease payments.....................................   $65,000
                                                                        =======

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,500 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly KandH, Inc.) at August 29, 1997 and the results of its operations and its cash flows for the period from March 5, 1997 (Inception) to August 29, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                                 BALANCE SHEET

                                                                      AUGUST 29,
                                                                         1997
                                                                      ----------
                                 ASSETS
   Current assets:
     Cash............................................................  $ 11,000
     Accounts receivable.............................................   123,000
                                                                       --------
                                                                       $134,000
                                                                       ========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable................................................  $ 21,000
     Income tax payable..............................................     2,000
                                                                       --------
       Total current liabilities.....................................    23,000
                                                                       --------
   Shareholders' equity:
     Common Stock: $1.00 par value, 1,000 shares authorized,
      issued and outstanding.........................................     1,000
     Shareholder note receivable.....................................    (1,000)
     Retained earnings...............................................   111,000
                                                                       --------
       Total shareholders' equity....................................   111,000
                                                                       --------
                                                                       $134,000
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF OPERATIONS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   Revenues.......................................................   $339,000
   Cost of revenues...............................................    154,000
                                                                     --------
     Gross profit.................................................    185,000
                                                                     --------
   Operating expenses:
     Marketing, sales and support.................................     64,000
     General and administrative...................................      8,000
                                                                     --------
       Total operating expenses...................................     72,000
                                                                     --------
   Income from operations before taxes............................    113,000
   Provision for income taxes.....................................      2,000
                                                                     --------
   Net income.....................................................   $111,000
                                                                     ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                 NOTE
                                COMMON STOCK  RECEIVABLE               TOTAL
                                -------------    FROM     RETAINED SHAREHOLDERS'
                                SHARES AMOUNT SHAREHOLDER EARNINGS    EQUITY
                                ------ ------ ----------- -------- -------------
Issuance of Common Stock....... 1,000  $1,000   $(1,000)  $    --    $    --
Net income.....................   --      --        --     111,000    111,000
                                -----  ------   -------   --------   --------
Balance at August 29, 1997..... 1,000  $1,000   $(1,000)  $111,000   $111,000
                                =====  ======   =======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF CASH FLOWS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income....................................................   $ 111,000
    Adjustments to reconcile net income to net cash
     used in operating activities:
     Changes in assets and liabilities:
      Accounts receivable.........................................    (123,000)
      Accounts payable............................................      21,000
      Income tax payable..........................................       2,000
                                                                     ---------
        Net cash used in operating activities.....................    (100,000)
                                                                     ---------
   Net increase in cash...........................................      11,000
   Cash at beginning of period....................................          --
                                                                     ---------
   Cash at end of period..........................................   $  11,000
                                                                     =========
   SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
    Issuance of Common Stock for shareholder note receivable......   $   1,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                            (formerly KandH, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly KandH, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in Florida on March 5, 1997 and elected an S Corporation tax status.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of August 29, 1997, one customer accounted for 91% of the Company's accounts receivable balance and 43% of total revenues.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The August 29, 1997 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the period ended August 29, 1997.

NOTE 2--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from March 5, 1997 (Inception) through August 29, 1997, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 3--SUBSEQUENT EVENTS:

  On August 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly DreamMedia, Inc.) at December 31, 1996 and the results of its operations and its cash flows from April 3, 1996 (Inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 29, 1997

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 21,000    $ 12,000
  Accounts receivable.................................     36,000      63,000
  Inventory...........................................        --       55,000
  Other assets........................................     12,000      36,000
                                                         --------    --------
    Total current assets..............................     69,000     166,000
Property and equipment, net...........................    163,000     158,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $ 61,000
  Accrued expenses....................................      2,000      31,000
  Amounts due to related party (Note 3)...............    129,000      91,000
                                                         --------    --------
    Total current liabilities.........................    137,000     183,000
                                                         --------    --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares
   authorized,
   issued and outstanding ............................      1,000       1,000
  Retained earnings...................................     94,000     140,000
                                                         --------    --------
  Total shareholders' equity..........................     95,000     141,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF OPERATIONS

                                                        PERIOD FROM
                                                          APRIL 3,
                                                            1996
                                                        (INCEPTION)  SIX MONTHS
                                                          THROUGH       ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Revenues..........................................   $204,000    $380,000
     Cost of revenues..................................     72,000     257,000
                                                          --------    --------
       Gross profit....................................    132,000     123,000
                                                          --------    --------
     Operating expenses:
       Marketing, sales and support....................        --       35,000
       General and administrative......................     37,000      41,000
                                                          --------    --------
         Total operating expenses......................     37,000      76,000
                                                          --------    --------
     Income from operations............................     95,000      47,000
     Provision for income taxes........................      1,000       1,000
                                                          --------    --------
     Net income........................................   $ 94,000    $ 46,000
                                                          ========    ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED SHAREHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
Issuance of Common Stock for cash.......... 1,000  $1,000 $    --    $  1,000
Net income.................................   --      --    94,000     94,000
                                            -----  ------ --------   --------
Balance at December 31, 1996............... 1,000  $1,000   94,000     95,000
Net income (Unaudited).....................   --      --    46,000     46,000
                                            -----  ------ --------   --------
Balance at June 30, 1997 (Unaudited)....... 1,000  $1,000 $140,000   $141,000
                                            =====  ====== ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                      APRIL 3, 1996
                                                       (INCEPTION)  SIX MONTHS
                                                         THROUGH       ENDED
                                                      DECEMBER 31,   JUNE 30,
                                                          1996         1997
                                                      ------------- -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..........................................   $  94,000    $ 46,000
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation.......................................      33,000      34,000
  Changes in assets and liabilities:
   Accounts receivable...............................     (36,000)    (27,000)
   Inventory.........................................         --      (55,000)
   Other assets......................................     (11,000)    (24,000)
   Accounts payable..................................       6,000      55,000
   Accrued expenses..................................       2,000      29,000
                                                        ---------    --------
     Net cash provided by (used in) operating activi-
      ties...........................................      88,000      58,000
                                                        ---------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 ACQUISITION OF PROPERTY AND EQUIPMENT PURCHASES.....    (196,000)    (29,000)
                                                        ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............       1,000         --
 Due to related party................................     128,000     (38,000)
                                                        ---------    --------
     Net cash provided by (used in) financing
      activities.....................................     129,000     (38,000)
                                                        ---------    --------
Net increase in cash.................................      21,000      (9,000)
Cash at beginning of period..........................         --       21,000
                                                        ---------    --------
Cash at end of period................................   $  21,000    $ 12,000
                                                        =========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly DreamMedia, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on April 3, 1996 and elected an S Corporation tax status. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable, inventory, other assets, accounts payable, accrued expenses and due to related party, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 two customers accounted for 99% of the Company's accounts receivable balance, and 79% of the Company's total revenues.

 Income Taxes

  The Company has been elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income tax represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


 Interim Financial Information

  The accompanying financial statements as of June 30, 1997 and for the period from April 3, 1996 (Inception) through June 30, 1996 and the six months ended June 30, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Computer equipment................................   $174,000    $203,000
     Furniture and fixtures............................     22,000      22,000
                                                          --------    --------
     Less: accumulated depreciation....................    (33,000)    (67,000)
                                                          --------    --------
                                                          $163,000    $158,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

 Shareholder Note Payable

  In July 1996, the Company purchased furniture and equipment valued at $196,000 from an affiliate in exchange for a note payable. The note accrued interest at the rate of 6.5% per annum payable upon maturity. The balance plus accrued interest was repaid in October 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under month-to-month operating leases. Rent paid for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $7,333 and $8,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from April 3, 1996 (Inception) through December 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On August 29, 1997 USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Marin

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Marin (formerly Internet Cybernautics, Inc.) at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 17, 1997

                                  USWEB MARIN

                                 BALANCE SHEET

                                                   DECEMBER 31,
                                                -------------------   JUNE  30,
                                                  1995      1996        1997
                                                --------  ---------  -----------
                                                                     (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  1,000  $ 170,000   $ 122,000
  Accounts receivable, net....................    24,000    405,000     404,000
  Costs in excess of billings.................        --         --      57,000
  Other current assets........................     5,000     14,000      17,000
                                                --------  ---------   ---------
    Total current assets......................    30,000    589,000     600,000
Property and equipment, net...................     7,000     49,000     331,000
Other assets..................................        --         --      44,000
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $ 12,000  $  40,000   $ 167,000
  Accrued expenses............................    34,000    309,000     595,000
  Deferred revenues...........................        --    120,000          --
  Short-term borrowings.......................        --         --     350,000
                                                --------  ---------   ---------
    Total current liabilities.................    46,000    469,000   1,112,000
                                                --------  ---------   ---------
Commitments (Note 5)
Shareholders' equity:
  Series A Preferred Stock: no par value,
   5,500,00 shares
   authorized; no shares issued or outstand-
   ing........................................        --         --          --
  Common Stock: No par value, 18,500,000
   shares authorized; 1,169,632, 1,601,818 and
   1,930,239 shares issued and
   outstanding................................    56,000    395,000     707,000
  Additional paid-in capital..................        --    471,000     471,000
  Note receivable from shareholder............        --    (25,000)         --
  Deferred stock compensation.................        --   (438,000)   (390,000)
  Accumulated deficit.........................   (65,000)  (234,000)   (925,000)
                                                --------  ---------   ---------
    Total shareholders' equity (deficit)......    (9,000)   169,000    (137,000)
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF OPERATIONS

                                          YEAR ENDED        SIX MONTHS ENDED
                                         DECEMBER 31,           JUNE 30,
                                      -------------------  -------------------
                                        1995      1996       1996      1997
                                      --------  ---------  -------- ----------
                                                               (UNAUDITED)
Revenues............................. $ 55,000  $ 970,000  $279,000 $1,591,000
Cost of revenues.....................   42,000    418,000    69,000  1,183,000
                                      --------  ---------  -------- ----------
  Gross profit.......................   13,000    552,000   210,000    408,000
                                      --------  ---------  -------- ----------
Operating expenses:
  Marketing, sales and support.......   27,000    180,000    92,000    373,000
  General and administrative.........   51,000    541,000    61,000    726,000
                                      --------  ---------  -------- ----------
    Total operating expenses.........   78,000    721,000   153,000  1,099,000
                                      --------  ---------  -------- ----------
Net income (loss).................... $(65,000) $(169,000) $ 57,000 $ (691,000)
                                      ========  =========  ======== ==========



   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                           NOTE                                  TOTAL
                             COMMON STOCK    ADDITIONAL RECEIVABLE    DEFERRED               SHAREHOLDERS'
                          ------------------  PAID-IN      FROM        STOCK     ACCUMULATED    EQUITY
                           SHARES    AMOUNT   CAPITAL   SHAREHOLDER COMPENSATION   DEFICIT     (DEFICIT)
                          --------- -------- ---------- ----------- ------------ ----------- -------------
Balance at December 31,
 1994...................         -- $     --  $     --   $     --    $      --    $      --    $      --
Issuance of Common Stock
 for cash...............  1,169,632   56,000        --         --           --           --       56,000
Net loss................         --       --        --         --           --      (65,000)     (65,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1995...................  1,169,632   56,000        --         --           --      (65,000)      (9,000)
Issuance of Common Stock
 for cash...............    369,326  292,000        --         --           --           --      292,000
Issuance of Common Stock
 for services...........     30,552   22,000        --         --           --           --       22,000
Issuance of Common Stock
 for note receivable
 from shareholder.......     32,308   25,000        --    (25,000)          --           --           --
Deferred stock
 compensation...........         --       --   471,000         --     (471,000)          --           --
Amortization of deferred
 stock compensation              --       --        --         --       33,000           --       33,000
Net loss................         --       --        --         --           --     (169,000)    (169,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1996...................  1,601,818  395,000   471,000    (25,000)    (438,000)    (234,000)     169,000
Issuance of Common Stock
 for cash (Unaudited)...    328,421  312,000        --         --           --           --      312,000
Amortization of deferred
 stock compensation
 (Unaudited)............         --       --        --         --       48,000           --       48,000
Payment on note
 receivable from
 shareholder
 (Unaudited)............         --       --        --     25,000           --           --       25,000
Net loss (Unaudited)....         --       --        --         --           --     (691,000)    (691,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......  1,930,239 $707,000  $471,000   $     --    $(390,000)   $(925,000)   $(137,000)
                          ========= ========  ========   ========    =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF CASH FLOWS

                                           YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31,          JUNE  30,
                                       -------------------  -------------------
                                         1995      1996       1996      1997
                                       --------  ---------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS USED IN OPERATING
 ACTIVITIES:
 Net income..........................  $(65,000) $(169,000) $ 57,000  $(691,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Stock Compensation.................        --     33,000        --     48,000
  Depreciation and amortization......        --      6,000     2,000     38,000
  Provision for doubtful accounts....        --     30,000        --     15,000
  Noncash exchange for services......        --     22,000        --         --
  Changes in assets and liabilities:
   Accounts receivable...............   (24,000)  (411,000)  (76,000)   (14,000)
   Costs in excess of billings.......        --         --        --    (57,000)
   Other current assets..............    (5,000)    (9,000)   (5,000)    (3,000)
   Other assets......................        --         --        --    (44,000)
   Accounts payable..................    12,000     28,000    20,000    127,000
   Accrued expenses..................    34,000    275,000    (8,000)   286,000
   Deferred revenues.................        --    120,000        --   (120,000)
                                       --------  ---------  --------  ---------
    Net cash used in operating
     activities......................   (48,000)   (75,000)  (10,000)  (415,000)
                                       --------  ---------  --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION OF
 PROPERTY AND EQUIPMENT..............    (7,000)   (48,000)  (12,000)  (320,000)
                                       --------  ---------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Common Stock............    56,000    292,000    64,000    312,000
 Proceeds from short-term borrowing..        --         --        --    350,000
 Collection of note receivable from
  shareholder........................        --         --        --     25,000
                                       --------  ---------  --------  ---------
    Net cash provided by financing
     activities......................    56,000    292,000    64,000    687,000
                                       --------  ---------  --------  ---------
Net increase (decrease) in cash and
 cash equivalents....................     1,000    169,000    42,000    (48,000)
Cash and cash equivalents at
 beginning of period.................        --      1,000     1,000    170,000
                                       --------  ---------  --------  ---------
Cash and cash equivalents at end of
 period..............................  $  1,000  $ 170,000    43,000    122,000
                                       ========  =========  ========  =========
SUPPLEMENTAL NONCASH ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable....................  $     --  $  25,000  $     --  $      --

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Marin (the "Company"), formerly Internet Cybernautics, Inc., was incorporated in Wyoming on August 17, 1995 and is engaged in full service digital design and multi-media production specializing in digital media communications. On July 9, 1997, the Company amended its articles of incorporation and filed as a Delaware corporation. See Note 8.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of revenues received in advance of services being performed.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1995, sales to four customers accounted for 23%, 14%, 14% and 13%of revenues. During the year ended December 31, 1996, sales to two customers accounted for 25% and 10% of revenues. Approximately 48% of accounts receivable at December 31, 1996 was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses and short term borrowings, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                  USWEB MARIN

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31,1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                     DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1995     1996       1997
                                                   ------- --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts Receivable.......................... $24,000 $435,000   $449,000
     Less: allowance for bad debt.................      --  (30,000)   (45,000)
                                                   ------- --------   --------
                                                   $24,000 $405,000   $404,000
                                                   ======= ========   ========
   Property and equipment:
     Equipment.................................... $ 6,000 $ 51,000   $352,000
     Furniture and fixtures.......................   1,000    4,000     17,000
                                                   ------- --------   --------
                                                     7,000   55,000    369,000
     Less: accumulated depreciation...............      --   (6,000)   (38,000)
                                                   ------- --------   --------
                                                   $ 7,000 $ 49,000   $331,000
                                                   ======= ========   ========
   Accrued expenses:
     Payroll and related expenses................. $21,000 $142,000   $469,000
     Customer Deposits............................      --   99,000         --
     Other........................................  13,000   68,000    126,000
                                                   ------- --------   --------
                                                   $34,000 $309,000   $595,000
                                                   ======= ========   ========

                                  USWEB MARIN

NOTE 3--SHORT-TERM BORROWINGS AND CREDIT FACILITY:

  The Company maintains a working capital line of credit with a bank that allows borrowings of up to 80 percent of eligible accounts receivable with a maximum borrowing of $500,000. Borrowings under the line bear interest at 1.5 percent above the bank's prime rate (8.0 percent at June 30, 1997). At June 30, 1997, there was $350,000 of borrowings outstanding.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 there was no provision for income taxes recorded.

  Deferred tax assets consist of the following as of December 31, 1995 and 1996 and June 30, 1997:

                                                   DECEMBER 31,
                                                 ------------------   JUNE 30,
                                                   1995      1996       1997
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.............  $    --   $ 10,000   $  15,000
     Reserves not currently deductible.........       --     10,000      10,000
     Loss carryforwards........................    26,000    48,000     275,000
                                                 --------  --------   ---------
     Gross deferred tax assets.................    26,000    68,000     300,000
     Valuation allowance.......................   (26,000)  (68,000)   (300,000)
                                                 --------  --------   ---------
                                                 $    --   $    --    $     --
                                                 ========  ========   =========

  No deferred provision or benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation has been provided as management believes that it is more likely than not, based on available evidence, that the deferred tax assets will not be realized.

  At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $925,000, which expire in 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.


NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2000. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 totaled $4,000, $27,000, $5,000 and
$46,000, respectively.

                                  USWEB MARIN

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................  $ 93,000
    1998.............................................................    79,000
    1999.............................................................    79,000
    2000.............................................................    13,000
                                                                       --------
    Total minimum lease payments.....................................  $264,000
                                                                       ========

NOTE 6--COMMON STOCK AND CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 18,500,000 shares of no par value Common Stock and 5,500,000 shares of Convertible Preferred Stock.

NOTE 7--STOCK OPTION PLAN:

  In August 1995, the Company adopted the Combined Incentive and Nonstatutory Stock Option Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors. Under the plan, options vest at a rate of 20% at the end of the first year after grant and one forty-eighth ( 1/48th) percent each month thereafter. Options expire seven years from the date granted.

  During the year ended December 31, 1995 and the six month period ended June 30, 1996, respectively, no compensation costs were recognized in connection with option grants. During the year ended December 31, 1996 the Company granted options to certain employees with exercise prices below fair value, as a result, compensation costs of $33,000 and $48,000 were recorded for the year ended December 31, 1996 and the six month period ended June 30, 1997, respectively. Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as described in SFAS 123, the Company's net income (loss) would have been as follows:

                                             YEAR ENDED       SIX MONTHS ENDED
                                            DECEMBER 31,          JUNE 30,
                                         -------------------  -----------------
                                           1995      1996      1996     1997
                                         --------  ---------  ------- ---------
                                                                 (UNAUDITED)
     Net income (loss):
       As reported...................... $(65,000) $(169,000) $57,000 $(691,000)
                                         ========  =========  ======= =========
       Pro forma........................ $(78,000) $(199,000) $42,000 $(704,000)
                                         ========  =========  ======= =========

  Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants:

                                          YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31,          JUNE 30,
                                         ---------------   -------------------
                                          1995     1996      1996       1997
                                         ------   ------     ----       ----
                                                              (UNAUDITED)
     Expected lives, in years...........    5.0      5.0        5.0        5.0
     Risk free interest rates...........    6.0%     6.2%       6.1%       6.4%
     Dividend yield.....................    0.0%     0.0%       0.0%       0.0%
     Stock price volatility.............    0.0%     0.0%       0.0%       0.0%

                                  USWEB MARIN

  A summary of stock option activity is as follows:

                                                             WEIGHTED- WEIGHTED-
                                                              AVERAGE   AVERAGE
                                                             EXERCISE    FAIR
                                                    SHARES     PRICE     VALUE
                                                   --------- --------- ---------
     Outstanding at December 31, 1994.............       --    $ --
       Granted.................................... 3,000,000    0.15     $0.02
                                                   ---------   -----
     Outstanding at December 31, 1995............. 3,000,000    0.15
       Granted.................................... 1,180,173    0.21      0.05
                                                   ---------   -----
     Outstanding at December 31, 1996............. 4,180,173    0.17
       Granted (Unaudited)........................    40,000    0.95      0.26
                                                   ---------   -----
     Outstanding at June 30, 1997 (Unaudited)..... 4,220,173   $0.18
                                                   =========   =====

  At June 30, 1997, 1,592,792 shares were exercisable and the options outstanding had a weighted-average remaining contractual life of 5.5 years.

NOTE 8--SUBSEQUENT EVENTS:

  In June 1997, the Company entered into a Common Stock Option Repurchase Agreement with one of its former employees whereby the Company will pay $150,000 for the purchase of all of the employee's vested options.

  On July 9, 1997, the Company amended its articles of incorporation and filed as Delaware corporation. Subsequent to this reincorporation, all issued and outstanding shares of the Company's Common Stock were exchanged for an equivalent number of Series A Preferred Stock in August 1997.

  In July, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. To date the Company has not declared a matching contribution.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Long Island

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Long Island (formerly Synergetix Systems Integration, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                               USWEB LONG ISLAND

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 42,000    $ 57,000
  Accounts receivable, net............................    178,000     190,000
  Inventory...........................................     10,000         --
                                                         --------    --------
    Total current assets..............................    230,000     247,000
Property and equipment, net ..........................     15,000      12,000
Other assets, net.....................................     28,000      21,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 46,000    $124,000
  Accrued expenses....................................     61,000      98,000
  Unearned revenue....................................     17,000       9,000
  Note payable .......................................     98,000         --
  Note payable--related party ........................        --       23,000
                                                         --------    --------
    Total liabilities.................................    222,000     254,000
                                                         --------    --------
Commitments (Note 6)
Shareholders' equity:
  Common Stock: no par value, 200 shares authorized;
   150 and 100 shares issued and outstanding at
   December 31, 1996 and June 30, 1997, respectively..      9,000       9,000
  Treasury stock, at cost.............................        --      (51,000)
  Retained earnings...................................     42,000      68,000
                                                         --------    --------
    Total shareholders' equity .......................     51,000      26,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, ------------------
                                                    1996       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
Revenues.......................................   $818,000   $472,000  $431,000
Cost of revenues...............................    781,000    432,000   328,000
                                                  --------   --------  --------
  Gross profit.................................     37,000     40,000   103,000
                                                  --------   --------  --------
Operating expenses:
  Marketing, sales and support.................     43,000     21,000    27,000
  General and administrative...................     49,000     21,000    39,000
                                                  --------   --------  --------
    Total operating expenses...................     92,000     42,000    66,000
                                                  --------   --------  --------
Income (loss) from operations..................    (55,000)    (2,000)   37,000
Interest expense, net..........................     11,000      4,000    11,000
                                                  --------   --------  --------
Net income (loss)..............................   $(66,000)  $ (6,000) $ 26,000
                                                  ========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                       STATEMENT OF SHAREHOLDERS' EQUITY

                          COMMON STOCK  TREASURY STOCK                 TOTAL
                          ------------- ---------------  RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES  AMOUNT   EARNINGS     EQUITY
                          ------ ------ ------ --------  --------  -------------
Balance at January 1,
 1996...................   150   $9,000  --    $    --   $108,000    $117,000
Net loss................   --       --   --         --    (66,000)    (66,000)
                           ---   ------  ---   --------  --------    --------
Balance at December 31,
 1996...................   150    9,000  --         --     42,000      51,000
Purchase of treasury
 stock (Unaudited)......   (50)     --    50    (51,000)      --      (51,000)
Net income (Unaudited)..   --       --   --         --     26,000      26,000
                           ---   ------  ---   --------  --------    --------
Balance at June 30, 1997
 (Unaudited)............   100   $9,000   50   $(51,000) $ 68,000    $ 26,000
                           ===   ======  ===   ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $(66,000)  $ (6,000) $  26,000
 Adjustments to reconcile net income (loss)
  to cash provided by (used in) operating
  activities:
  Depreciation and amortization..............     13,000      5,000     11,000
  Changes in operating assets and
   liabilities:
   Accounts receivable.......................     12,000     10,000    (12,000)
   Inventory.................................    (10,000)       --      10,000
   Other assets..............................    (25,000)       --         --
   Accounts payable..........................     46,000     27,000     78,000
   Accrued expenses..........................     24,000     22,000     37,000
   Unearned revenue..........................    (22,000)   (20,000)    (8,000)
                                                --------   --------  ---------
 Net cash provided by (used in) operating
  activities.................................    (28,000)    38,000    142,000
                                                --------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.......    (13,000)   (12,000)    (1,000)
                                                --------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from note payable..................     75,000     25,000        --
 Repayment of note payable...................     (8,000)    (5,000)   (98,000)
 Repayment of note payable to related party..        --         --      (2,000)
 Purchase of treasury stock from former
  shareholder................................        --         --     (26,000)
                                                --------   --------  ---------
  Net cash provided (used in) by financing
   activities................................     67,000     20,000   (126,000)
                                                --------   --------  ---------
Net increase in cash.........................     26,000     46,000     15,000
Cash at beginning of period..................     16,000     16,000     42,000
                                                --------   --------  ---------
Cash at end of period........................   $ 42,000   $ 62,000  $  57,000
                                                ========   ========  =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 Issuance of note payable to former
  shareholder................................   $    --    $    --   $  25,000
                                                ========   ========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest....................................   $ 10,000   $  4,000  $  10,000
                                                ========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT POLICIES:

 The Company

  USWeb Long Island (the "Company"), formerly Synergetix Systems Integration, Inc., was incorporated in the state of New York on November 3, 1989. The Company provides professional consulting services relating to software design and integration and document imaging.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recognized in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenue from time and materials agreements are recognized and billed as the services are rendered.

 Inventory

  Inventory, which consists principally of purchased computer hardware, is stated at the lower of cost or market value, cost being determined on the first-in, first-out method.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization totaled $3,000 and $10,000 as of December 31, 1996 and June 30, 1997, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of three years for computer equipment and seven years for office equipment.

 Concentration of Credit Risk and Significant Customers

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash with high quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk exist with respect to trade receivables. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security.

                               USWEB LONG ISLAND

  The portion of total revenue that was derived from major customers was as follows:

                                                                     SIX MONTHS
                                                         YEAR ENDED     ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Customer A.......................................      17%         --
      Customer B.......................................      14%         --
      Customer C.......................................      12%         --
      Customer D.......................................     --            35%
      Customer E.......................................     --            19%
      Customer F.......................................     --            12%

  At December 31, 1996, Customer A represented 44% of net accounts receivable. At June 30, 1997, Customers D and E represented 42% and 19%, respectively, of net accounts receivable.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash, accounts receivable, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Computers and equipment..........................   $26,000      $27,000
      Furniture and fixtures...........................    12,000       12,000
                                                          -------      -------
                                                           38,000       39,000
      Less: accumulated depreciation...................   (23,000)     (27,000)
                                                          -------      -------
                                                          $15,000      $12,000
                                                          =======      =======

  Depreciation expense was $10,000 for the year ended December 31, 1996 and $4,000 for the six months ended June 30, 1997, respectively.

                               USWEB LONG ISLAND

NOTE 3--ACCRUED EXPENSES:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Payroll and related taxes........................   $17,000      $23,000
      Other............................................    44,000       75,000
                                                          -------      -------
          Total........................................   $61,000      $98,000
                                                          =======      =======

  Included in other accrued expenses are credit card liabilities of $29,000 and $61,000 at December 31, 1996 and June 30, 1997, respectively. Interest on these liabilities accrue at an annual rate ranging from 6% to 18%.

NOTE 4--NOTE PAYABLE:

  The Company has a line of credit with its lender for $100,000. Borrowings under this line bear interest at prime plus 3.75% and are collateralized by the personal assets of a shareholder. Interest expense for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $3,000 and $4,000, respectively.

  In May 1997, the Company repaid and closed its $100,000 line of credit with its lender.

NOTE 5--NOTE PAYABLE - RELATED PARTY:

  In May 1997, the Company repurchased 50 shares of common stock from a stockholder for $51,000, consisting of $26,000 in cash and a promissory note of $25,000. The promissory note is payable in twelve equal monthly installments of approximately $2,000 commencing June 1997. Interest accrues at an annual rate of 8.5%. This note was repaid in September 1997.

NOTE 6--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalty expense for the six months ended June 30, 1997 totaled $24,000 and is included in cost of revenues. There was no royalty expense for the year ended December 31, 1996.

 Operating Leases

  The Company leases a car and an office facility under noncancelable operating leases which expire in January 1998 and November 1999, respectively. Future minimum lease payments under these leases are as follows:

       YEAR ENDING
      DECEMBER 31,
      ------------
       1997...........................................................  $ 42,000
       1998...........................................................    39,000
       1999...........................................................    36,000
                                                                        --------
                                                                        $117,000
                                                                        ========

                               USWEB LONG ISLAND

  Rent expense for the year ended December 31, 1996 and the for six month period ended June 30, 1997 totaled $36,000, and $18,000, respectively.

NOTE 7--SUBSEQUENT EVENTS:

  On September 30, 1997, the Company and US Web reached an agreement whereby USWeb agreed to acquire all of outstanding shares of the Company's common stock, at which time the Company became a wholly owned subsidiary of US Web.

  In September 1997, the Company issued two unsecured promissory notes of $99,000 and $26,000 respectively, in exchange for accounts payable, to investors who are related to a stockholder of the Company. These notes are non-interest bearing and are due in December 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Detroit

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Detroit (formerly Online Marketing Company, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 24, 1997

                                 USWEB DETROIT

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $16,000     $    --
  Accounts receivable, net............................    38,000       77,000
                                                         -------     --------
    Total current assets..............................    54,000       77,000
Property and equipment, net...........................    36,000       37,000
Other assets..........................................     1,000        4,000
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========
    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................   $33,000     $ 79,000
  Accrued expenses....................................     9,000       16,000
  Note payable--affiliates............................    10,000       10,000
  Current portion of capital lease obligation ........     7,000        7,000
                                                         -------     --------
    Total current liabilities.........................    59,000      112,000
Capital lease obligation, net of current portion......    12,000        8,000
                                                         -------     --------
                                                          71,000      120,000
                                                         -------     --------
Commitments (Note 4)
Shareholders' equity (deficit):
  Common Stock: $1.00 par value, 60,000 shares
   authorized; 3,000 shares issued and outstanding....     3,000        3,000
  Retained earnings (accumulated deficit).............    17,000       (5,000)
                                                         -------     --------
    Total shareholders' equity (deficit) .............    20,000       (2,000)
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, -----------------
                                                    1996       1996     1997
                                                ------------ -------- --------
                                                                (UNAUDITED)
Revenues.......................................   $476,000   $218,000 $306,000
Cost of revenues...............................    264,000    100,000  230,000
                                                  --------   -------- --------
  Gross profit.................................    212,000    118,000   76,000
                                                  --------   -------- --------
Operating expenses:
  Marketing, sales and support.................     96,000     43,000   40,000
  General and administrative...................    113,000     35,000   57,000
                                                  --------   -------- --------
    Total operating expenses...................    209,000     78,000   97,000
                                                  --------   -------- --------
Income (loss) from operations..................      3,000     40,000  (21,000)
Interest expense, net..........................     (2,000)        --   (1,000)
                                                  --------   -------- --------
Net income (loss)..............................   $  1,000   $ 40,000 $(22,000)
                                                  ========   ======== ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                       RETAINED       TOTAL
                                       COMMON STOCK    EARNINGS   SHAREHOLDERS'
                                       ------------- (ACCUMULATED    EQUITY
                                       SHARES AMOUNT   DEFICIT)     (DEFICIT)
                                       ------ ------ ------------ -------------
Balance at December 31, 1995.......... 3,000  $3,000   $ 16,000     $ 19,000
Net income............................    --      --      1,000        1,000
                                       -----  ------   --------     --------
Balance at December 31, 1996.......... 3,000   3,000     17,000       20,000
Net loss (Unaudited)..................    --      --    (22,000)     (22,000)
                                       -----  ------   --------     --------
Balance as of June 30, 1997 (Unau-
 dited)............................... 3,000  $3,000   $ (5,000)    $ (2,000)
                                       =====  ======   ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, ------------------
                                                     1996       1996      1997
                                                 ------------ --------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................    $  1,000   $ 40,000  $(22,000)
 Adjustments to reconcile net income to net
  cash used in operating activities:
  Depreciation and amortization................       8,000      3,000     8,000
  Provision for doubtful accounts..............       8,000        --        --
  Changes in assets and liabilities:
   Accounts receivable.........................     (26,000)   (41,000)  (39,000)
   Other current assets........................      (1,000)        --        --
   Other assets................................       1,000     (2,000)   (3,000)
   Accounts payable............................      28,000     12,000    46,000
   Accrued expenses............................       9,000      6,000     7,000
                                                   --------   --------  --------
    Net cash provided by (used in) operating
     activities................................      28,000     18,000    (3,000)
                                                   --------   --------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........     (22,000)   (15,000)   (9,000)
                                                   --------   --------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR THE
 PRINCIPAL PAYMENTS ON CAPITAL LEASE OBLIGATION
 ..............................................      (4,000)        --    (4,000)
                                                   --------   --------  --------
Net increase (decrease) in cash and cash
 equivalents...................................       2,000      3,000   (16,000)
Cash and cash equivalents at beginning of
 period........................................      14,000     14,000    16,000
                                                   --------   --------  --------
Cash and cash equivalents at end of period.....    $ 16,000   $ 17,000  $     --
                                                   ========   ========  ========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Acquisition of property and equipment under
  capital lease obligation.....................    $ 23,000   $ 23,000  $     --
                                                   ========   ========  ========
CASH PAID DURING THE PERIOD FOR:
 Interest......................................    $  1,000   $     --  $  1,000
                                                   ========   ========  ========

   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Detroit (the "Company"), formerly Online Marketing Company, Inc., was incorporated in Michigan on June 9, 1995, and is engaged in full service internet technology integration specializing in web page and intranet design, production and maintenance, primarily in the Metro-Detroit area. The Company, through September 30, 1997, was wholly owned by three shareholders. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 10% of revenues. Approximately 10% of accounts receivable at December 31, 1996, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Assets held under capital leases are recorded at the present value of the minimum lease payments at lease inception. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, notes and lease obligations payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                 USWEB DETROIT

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of its shareholders. Accordingly, no provision for income tax is made in these financial statements.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable...............................   $ 46,000    $ 77,000
     Less: allowance for doubtful accounts.............     (8,000)        --
                                                          --------    --------
                                                          $ 38,000    $ 77,000
                                                          ========    ========
   Property and equipment, net:
     Computers and equipment...........................   $ 41,000    $ 47,000
     Furniture and fixtures............................      5,000       8,000
                                                          --------    --------
                                                            46,000      55,000
     Less: accumulated depreciation....................    (10,000)    (18,000)
                                                          --------    --------
                                                          $ 36,000    $ 37,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  In 1995, the Company borrowed $5,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable upon demand. Subsequent to year-end and concurrent with the US Web transaction in September 1997, this note was converted to equity.

  In 1995, the Company borrowed $5,000 under a note payable to a party related to a shareholder of the Company. The note is non-interest bearing, unsecured and payable on December 31, 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities and certain equipment under noncancelable operating leases which expire in 1998 and 1999, respectively. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $32,000, $15,000, and $19,000, respectively.

                                 USWEB DETROIT

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $45,000
    1998.............................................................    22,000
    1999.............................................................     4,000
                                                                        -------
    Total minimum lease payments.....................................   $71,000
                                                                        =======

 Capital leases

  In 1996, the Company leased certain computer equipment under a non-cancelable capital lease with a remaining term in excess of one year. The lease is personally guaranteed by an officer of the Company. Future minimum lease commitments under the capital lease are as follows for years ending December 31:

   YEAR ENDED                                                           CAPITAL
  DECEMBER 31,                                                          LEASES
  ------------                                                          -------
    1997..............................................................  $ 9,000
    1998..............................................................    8,000
    1999..............................................................    4,000
                                                                        -------
    Total minimum lease payments......................................   21,000
    Less: amount representing interest................................   (2,000)
                                                                        -------
    Present value of capital lease obligation.........................   19,000
    Less: current portion.............................................   (7,000)
                                                                        -------
    Long-term obligation at December 31, 1996.........................  $12,000
                                                                        =======

  The cost and related accumulated depreciation of assets under capital lease was $23,000 and $5,000, respectively, at December 31, 1996.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000 shares of $1 par value Common Stock.

NOTE 6--SUBSEQUENT EVENTS:

 Subsequent events

  In August 1997, the Company borrowed $55,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable on demand. Concurrent with the USWeb transaction on September 30, 1997, this note was converted to equity.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Mateo

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Mateo (formerly Zendatta, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 15, 1997

                                USWEB SAN MATEO

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $107,000    $ 60,000
  Accounts receivable, net............................    157,000     153,000
  Costs in excess of billings.........................     19,000      36,000
                                                         --------    --------
    Total current assets..............................    283,000     249,000
Property and equipment, net...........................     74,000      65,000
Other assets..........................................      6,000      32,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 21,000    $ 94,000
  Accrued expenses....................................     47,000       9,000
                                                         --------    --------
    Total current liabilities.........................     68,000     103,000
                                                         --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,000,000 shares autho-
   rized; 2,000 shares issued and outstanding.........     20,000      20,000
  Additional paid-in capital..........................     14,000          --
  Retained earnings...................................    261,000     223,000
                                                         --------    --------
    Total shareholders' equity........................    295,000     243,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF OPERATIONS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................  $1,010,000  $367,000 $695,000
Cost of revenues................................     663,000   166,000  513,000
                                                  ----------  -------- --------
  Gross profit..................................     347,000   201,000  182,000
                                                  ----------  -------- --------
Operating expenses:
  Marketing, sales and support..................      16,000    15,000   32,000
  General and administrative....................      74,000    23,000  138,000
                                                  ----------  -------- --------
    Total operating expenses....................      90,000    38,000  170,000
                                                  ----------  -------- --------
Income from operations..........................     257,000   163,000   12,000
Income tax provision............................       6,000     2,000       --
                                                  ----------  -------- --------
Net income......................................  $  251,000  $161,000 $ 12,000
                                                  ==========  ======== ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL               TOTAL
                               --------------  PAID-IN   RETAINED  SHAREHOLDERS'
                               SHARES AMOUNT   CAPITAL   EARNINGS     EQUITY
                               ------ ------- ---------- --------  -------------
Balance at December 31, 1995.  2,000  $20,000  $ 14,000  $ 10,000    $ 44,000
Net income...................     --       --        --   251,000     251,000
                               -----  -------  --------  --------    --------
Balance at December 31, 1996.  2,000   20,000    14,000   261,000     295,000
                               -----  -------  --------  --------    --------
Distribution to shareholders
 (Unaudited).................     --       --   (14,000)  (50,000)    (64,000)
Net income (Unaudited).......     --       --        --    12,000      12,000
                               -----  -------  --------  --------    --------
Balance as of June 30, 1997
 (Unaudited).................  2,000  $20,000  $     --  $223,000    $243,000
                               =====  =======  ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996       1997
                                              ------------ ---------  --------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 251,000   $ 161,000  $ 12,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     16,000       3,000    16,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (157,000)   (174,000)    4,000
   Costs in excess of billings...............    (19,000)         --   (17,000)
   Other assets..............................     (5,000)         --   (26,000)
   Accounts payable..........................     20,000      42,000    73,000
   Accrued expenses..........................     47,000      14,000   (38,000)
                                               ---------   ---------  --------
    Net cash provided by operating
     activities..............................    153,000      46,000    24,000
                                               ---------   ---------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (74,000)    (31,000)   (7,000)
                                               ---------   ---------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR
 THE DISTRIBUTION TO SHAREHOLDERS............         --          --   (64,000)
                                               ---------   ---------  --------
Net increase (decrease) in cash and cash
 equivalents.................................     79,000      15,000   (47,000)
Cash and cash equivalents at beginning of
 period......................................     28,000      28,000   107,000
                                               ---------   ---------  --------
Cash and cash equivalents at end of period...  $ 107,000   $  43,000  $ 60,000
                                               =========   =========  ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb San Mateo (the "Company"), formerly Zendatta, Inc., was incorporated in California on October 30, 1995 and is engaged in software development and consulting, specializing in enterprise applications for internet, intranet and extranet environments. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to four customers accounted for 33%, 19%, 18% and 12% of revenues. Approximately 38%, 27% and 24% of accounts receivable at December 31, 1996 was due from three customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents 1.5% franchise tax imposed by the State of California.

                                USWEB SAN MATEO

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $ 90,000    $ 92,000
     Furniture and fixtures............................         --       5,000
                                                          --------    --------
                                                            90,000      97,000
     Less: accumulated depreciation....................    (16,000)    (32,000)
                                                          --------    --------
                                                          $ 74,000    $ 65,000
                                                          ========    ========
   Accrued expenses:
     Payroll and related expenses......................   $ 41,000    $  9,000
     Income taxes......................................      6,000          --
                                                          --------    --------
                                                          $ 47,000    $  9,000
                                                          ========    ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. The leases require payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $33,000, $6,000 and $33,000, respectively.

  Future minimum lease payments under noncancelable operating leases are $64,000 for the year ended December 31, 1997.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb LA Central

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Central (formerly W3-design) at March 31, 1996 and 1997 and the results of its operations and its cash flows for the period from April 7, 1995 (Inception) to March 31, 1996 and for the year ended March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB LA CENTRAL

                                 BALANCE SHEET

                                                    MARCH 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1997
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current Assets:
  Cash......................................... $  2,000 $  9,000   $186,000
  Accounts receivable..........................  173,000  462,000    347,000
                                                -------- --------   --------
    Total current assets.......................  175,000  471,000    533,000
Property and equipment, net....................   45,000  139,000    150,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................. $ 19,000 $ 15,000   $177,000
  Accrued expenses.............................    9,000   17,000      3,000
  Unearned revenue.............................      --   146,000        --
  Loan from officer............................      --    12,000        --
  Income taxes payable.........................    9,000   49,000     83,000
                                                -------- --------   --------
    Total current liabilities..................   37,000  239,000    263,000
Deferred income taxes..........................   75,000  114,000    114,000
                                                -------- --------   --------
                                                 112,000  353,000    377,000
                                                -------- --------   --------
Commitments (Note 4)
Shareholders' equity:
  Common stock; 10,000 shares authorized; 1,000
   shares issued and outstanding...............    1,000    1,000      1,000
  Additional paid-in capital...................    3,000    3,000      3,000
  Retained earnings............................  104,000  253,000    302,000
                                                -------- --------   --------
    Total shareholders' equity.................  108,000  257,000    306,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF OPERATIONS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)              SIX MONTHS ENDED
                                   THROUGH MARCH YEAR ENDED    SEPTEMBER 30,
                                        31,      MARCH 31,  -------------------
                                       1996         1997      1996      1997
                                   ------------- ---------- -------- ----------
                                                                (UNAUDITED)
Revenues..........................   $537,000    $1,438,000 $631,000 $1,282,000
Cost of revenues..................    169,000       566,000  221,000    574,000
                                     --------    ---------- -------- ----------
  Gross profit....................    368,000       872,000  410,000    708,000
Operating expenses:
  Marketing, sales and support....     76,000       311,000  138,000    263,000
  General and administrative ex-
   penses.........................    104,000       322,000  141,000    364,000
                                     --------    ---------- -------- ----------
    Total operating expenses......    180,000       633,000  279,000    627,000
                                     --------    ---------- -------- ----------
Income from operations............    188,000       239,000  131,000     81,000
Interest income...................        --          3,000    1,000      1,000
                                     --------    ---------- -------- ----------
Income before income taxes........    188,000       242,000  132,000     82,000
Provision for income taxes........     84,000        93,000   53,000     33,000
                                     --------    ---------- -------- ----------
Net income........................   $104,000    $  149,000 $ 79,000 $   49,000
                                     ========    ========== ======== ==========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                               --------------  PAID-IN   RETAINED SHAREHOLDERS'
                               SHARES AMOUNTS  CAPITAL   EARNINGS    EQUITY
                               ------ ------- ---------- -------- -------------
Issuance of Common Stock...... 1,000  $1,000    $3,000   $    --    $  4,000
Net income....................   --      --        --     104,000    104,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1996..... 1,000   1,000     3,000    104,000    108,000
Net income....................   --      --        --     149,000    149,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1997..... 1,000   1,000     3,000    253,000    257,000
Net income (Unaudited)........   --      --        --      49,000     49,000
                               -----  ------    ------   --------   --------
Balance at September 30, 1997
 (Unaudited).................. 1,000  $1,000    $3,000   $302,000   $306,000
                               =====  ======    ======   ========   ========



                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF CASH FLOWS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)               SIX MONTHS ENDED
                                      THROUGH    YEAR ENDED    SEPTEMBER 30,
                                     MARCH 31,   MARCH 31,   -------------------
                                       1996         1997       1996      1997
                                   ------------- ----------  --------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVI-
 TIES:
Net income.......................    $ 104,000   $ 149,000   $ 79,000  $  49,000
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Deferred income taxes..........       75,000      39,000        --         --
  Depreciation...................        8,000      37,000     17,000     25,000
  Changes in operating assets and
   liabilities:
    Accounts receivable..........     (173,000)   (289,000)   (28,000)   115,000
    Accounts payable.............       19,000      (4,000)    47,000    163,000
    Accrued expenses.............        9,000       7,000     16,000    (14,000)
    Billings in excess of fees
     and expenditures............          --      146,000        --    (146,000)
    Income taxes payable.........        9,000      40,000     53,000     34,000
                                     ---------   ---------   --------  ---------
  Net cash provided by operating
   activities....................       51,000     125,000    184,000    226,000
                                     ---------   ---------   --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT.......      (53,000)   (130,000)   (37,000)   (37,000)
                                     ---------   ---------   --------  ---------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
Proceeds from issuance of common
 stock...........................        1,000         --         --         --
Additional paid-in capital.......        3,000         --         --         --
Proceeds from officer loan.......          --       12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
  Net cash provided by financing
   activities....................        4,000      12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
Net increase (decrease) in cash..        2,000       7,000    147,000    177,000
Cash at beginning of period......          --        2,000      2,000      9,000
                                     ---------   ---------   --------  ---------
Cash at end of period............    $   2,000   $   9,000   $149,000  $ 186,000
                                     =========   =========   ========  =========
CASH PAID DURING THE PERIOD FOR:
  Income taxes...................    $           $     --    $         $
                                     =========   =========   ========  =========


                See accompanying notes to financial statements.

                               USWEB LA CENTRAL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES:

  USWeb LA Central (the "Company"), formerly W3-design, was incorporated in California on April 7, 1995 as a dedicated group of information architects who build Web-based communities for major corporations in North America.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two customers totaling 85% and 28% at March 31, 1996 and 1997, respectively. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. For the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997, five customers accounted for 41% and 27% of the Company's total revenues, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

  Unearned revenues represents the amount of revenues received in advance of services being performed.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                               USWEB LA CENTRAL

 Fair Value of Financial Instruments

  The Company's financial instruments, including accounts receivable, notes and accounts payable, accrued expenses and billings in excess of fees and expenditures have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying balance sheet as of September 30, 1997 and the statements of operations and of cash flows for the six-month periods ended September 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending March 31, 1998.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                   MARCH 31,
                                                -----------------  SEPTEMBER 30,
                                                 1996      1997        1997
                                                -------  --------  -------------
                                                                    (UNAUDITED)
   Computers and equipment..................... $47,000  $152,000    $177,000
   Furniture and fixtures......................   6,000    32,000      43,000
                                                -------  --------    --------
                                                 53,000   184,000     220,000
   Less: accumulated depreciation..............  (8,000)  (45,000)    (70,000)
                                                -------  --------    --------
                                                $45,000  $139,000    $150,000
                                                =======  ========    ========

NOTE 3--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended March 31, 1996 and 1997 and the six months ended September 30, 1996 and 1997:

                                                                   SIX MONTHS
                                                   YEAR ENDED    ENDED SEPTEMBER
                                                    MARCH 31,          30,
                                                 --------------- ---------------
                                                  1996    1997    1996    1997
                                                 ------- ------- ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.................................... $ 8,000 $46,000 $45,000 $28,000
     State......................................   1,000   8,000   8,000   5,000
                                                 ------- ------- ------- -------
                                                   9,000  54,000  53,000  33,000
                                                 ------- ------- ------- -------
   Deferred:
     Federal....................................  64,000  35,000     --      --
     State......................................  11,000   4,000     --      --
                                                 ------- ------- ------- -------
                                                  75,000  39,000     --      --
                                                 ------- ------- ------- -------
   Income tax provision......................... $84,000  93,000 $53,000 $33,000
                                                 ======= ======= ======= =======

                               USWEB LA CENTRAL

  A reconciliation of the federal income tax rate to the effective tax rate follows:

                                                               SIX MONTHS
                                              YEAR ENDED          ENDED
                                               MARCH 31,      SEPTEMBER 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income tax, net of federal benefit..     7%      4%       6%       6%
   Nondeductable expenses and other..........     3%     --       --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    44%     38%      40%      40%
                                              =====   =====   ======   ======

  As of March 31, 1996 and 1997, the Company had total deferred tax liabilities of $75,000 and $114,000, respectively, consisting primarily of a conversion from the cash to accrual method of accounting.

NOTE 4--COMMITMENTS:

  The Company maintains an executive office and an operating office in Culver City, California and New York, New York, respectively, under month-to-month operating leases. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes.

  Rent expense for the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997 and the six month period ended September 30, 1997 totaled $15,000, $37,000, and $42,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. For the period from April 7, 1995 (Inception) through March 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On October 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of USWeb Houston

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Houston (formerly USWeb-Apex, Inc. and Apex Business Solutions, a sole proprietorship) at September 30, 1997 and the results of their operations and their cash flows from December 5, 1996 (Inception) to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
November 4, 1997

                                 USWEB HOUSTON

                             COMBINED BALANCE SHEET

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................   $ 19,000
  Accounts receivable.............................................    175,000
  Other current assets............................................      3,000
                                                                     --------
    Total current assets..........................................    197,000
Property and equipment, net.......................................     40,000
                                                                     --------
                                                                     $237,000
                                                                     ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................   $ 36,000
  Accrued expenses................................................     49,000
                                                                     --------
    Total current liabilities.....................................     85,000
                                                                     --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares authorized,
   issued and outstanding.........................................      1,000
  Additional paid in capital......................................      6,000
  Retained earnings...............................................    145,000
                                                                     --------
    Total shareholders' equity....................................    152,000
                                                                     --------
                                                                     $237,000
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
Revenues.......................................................     $820,000
Cost of revenues...............................................      407,000
                                                                    --------
  Gross profit.................................................      413,000
                                                                    --------
Operating expenses:
  Marketing, sales and support.................................       76,000
  General and administrative...................................      192,000
                                                                    --------
    Total operating expenses...................................      268,000
                                                                    --------
Net income.....................................................     $145,000
                                                                    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED SHAREHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Issuance of Common Stock to
 Founders...................... 1,000  $1,000   $  --    $    --    $  1,000
Contribution from shareholder..   --      --     6,000        --       6,000
Net income.....................   --      --              145,000    145,000
                                -----  ------   ------   --------   --------
Balance at September 30, 1997.. 1,000  $1,000   $6,000   $145,000   $152,000
                                =====  ======   ======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................    $ 145,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization................................       29,000
  Changes in assets and liabilities:
   Accounts receivable.........................................     (175,000)
   Other current assets........................................       (3,000)
   Accounts payable............................................       36,000
   Accrued expenses............................................       49,000
                                                                   ---------
     Net cash provided by operating activities.................       81,000
                                                                   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........................      (69,000)
                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock........................        1,000
 Proceeds from shareholder contribution........................        6,000
                                                                   ---------
     Net cash used in financing activities.....................        7,000
                                                                   ---------
Net increase in cash and cash equivalents......................       19,000
Cash and cash equivalents at beginning of period...............          --
                                                                   ---------
Cash and cash equivalents at end of period.....................    $  19,000
                                                                   =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Houston (the "Company") is principally engaged in providing Internet technology integration services.

 Principles of Consolidation

  USWeb Houston is comprised of the combined accounts of USWeb-Apex, Inc. which was incorporated on December 15, 1996 and Apex Business Solutions, a sole proprietorship. The sole shareholder of USWeb-Apex, Inc. also owns Apex Business Solutions. (Note 6)

  During December, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, web development, and computer hardware and software sales.

  Consulting service revenues are recognized and billed as services are provided. Web development revenues are recognized upon contract completion whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Computer hardware and software sales revenues are recognized upon delivery of goods. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from three major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of September 30, 1997, these customers accounted for 64% of the Company's accounts receivable balance and 14% of the Company's total revenues.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  USWeb-Apex, Inc. has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. Apex Business Solutions is a sole proprietorship with all profits or losses recognized in the owner's personal income tax returns.

                                 USWEB HOUSTON

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Property and equipment, net:
     Computers and equipment .....................................   $ 51,000
     Furniture and fixtures.......................................     18,000
                                                                     --------
                                                                       69,000
     Less: accumulated depreciation...............................    (29,000)
                                                                     --------
                                                                     $ 40,000
                                                                     ========
   Accrued expenses:
     Payroll and related taxes....................................   $ 35,000
     Franchise Fees...............................................      7,000
     Sales Taxes..................................................      7,000
                                                                     --------
                                                                     $ 49,000
                                                                     ========

NOTE 3--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties from Inception to September 30, 1997 totaled $19,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires in November, 1997. Rent expense from Inception to September 30, 1997 totaled $18,000. Future minimum lease payments under this noncancelable operating lease as of September 30, 1997 total $4,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorized the Company to issue 1,000 shares of $1 par value Common Stock. At Inception the Company sold a total of 1,000 shares of Common Stock to the Founder of the Company.

NOTE 5--RELATED PARTY TRANSACTIONS:

  The Company has performed services on behalf of another USWeb affiliate. The transaction totaling $25,000 was accounted for at arms length with no special terms.

NOTE 6--SUBSEQUENT EVENTS:

  On October 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of USWeb New York Central

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb New York Central (formerly Reach Networks, Inc.) and its subsidiaries at April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result for the outcome of this uncertainty.

Price Waterhouse LLP

New York, New York
November 4, 1997

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                           CONSOLIDATED BALANCE SHEET

                                                 APRIL 30,
                                           ----------------------   JULY 31,
                                              1996       1997         1997
                                           ---------- -----------  -----------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $   40,160 $     3,331  $     8,896
 Accounts receivable, net of allowance for
  doubtful accounts of $92,336, $35,723
  and $21,812, respectively...............    852,192     116,267       93,686
 Unbilled costs and accrued earnings......         --      38,000      111,704
 Other receivables and prepayments .......     90,979      21,954       42,204
                                           ---------- -----------  -----------
    Total current assets..................    983,331     179,552      256,490
Equipment, net............................    964,864     425,843      394,973
Investment................................     25,000      25,000       25,000
Other assets..............................     16,997      16,559       17,560
                                           ---------- -----------  -----------
    Total assets.......................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========
      LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.........................  1,593,559   1,703,334    1,823,830
 Accrued expenses.........................     63,194     202,301      215,109
 Deferred revenue.........................     25,000      51,667      122,723
 Loans payable to stockholders............    192,499     192,890      214,710
                                           ---------- -----------  -----------
    Total current liabilities.............  1,874,252   2,150,192    2,376,372
Deferred tax liability....................      1,460          --           --
Commitments (Note 9)
Stockholders' equity:
 Preferred stock ($0.01 par value; 1,000
  shares authorized, none issued and
  outstanding)............................         --          --           --
 Common stock ($0.01 par value; 20,000
  shares authorized; 1,500 shares issued
  and outstanding, respectively)..........         15          15           15
 Additional paid-in capital...............     70,567      70,567       70,567
 Retained earnings (accumulated deficit)..     43,898  (1,573,820)  (1,752,931)
                                           ---------- -----------  -----------
    Total stockholders' equity (deficit)..    114,480  (1,503,238)  (1,682,349)
                                           ---------- -----------  -----------
    Total liabilities and stockholders'
     equity (deficit)..................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                          THREE MONTHS ENDED
                                 YEAR ENDED APRIL 30,          JULY 31,
                                -----------------------  ---------------------
                                   1996        1997         1996       1997
                                ----------  -----------  ----------  ---------
                                                             (UNAUDITED)
Revenues....................... $7,440,453  $ 6,465,099  $1,635,943  $ 567,583
Cost of revenues...............  5,024,629    4,683,703   1,178,556    431,910
                                ----------  -----------  ----------  ---------
  Gross Profit.................  2,415,824    1,781,396     457,387    135,673
                                ----------  -----------  ----------  ---------
Operating expenses:
  General and administrative...  1,662,554    1,779,733     342,481    203,590
  Product development..........    542,001      732,276      99,883     21,511
  Selling and marketing........    451,328      423,328      92,587     84,155
  Product line discontinuance..         --      454,654          --         --
                                ----------  -----------  ----------  ---------
    Total operating expenses...  2,655,883    3,389,991     534,951    309,256
                                ----------  -----------  ----------  ---------
    Loss from operations.......   (240,059)  (1,608,595)    (77,564)  (173,583)
                                ----------  -----------  ----------  ---------
Other income (expense):
  Interest income..............      2,678        3,031       1,212         --
  Interest expense.............     (1,200)     (10,694)     (1,330)    (5,528)
                                ----------  -----------  ----------  ---------
    Total other income (ex-
     pense)....................      1,478       (7,663)       (118)    (5,528)
    Loss before income taxes...   (238,581)  (1,616,258)    (77,682)  (179,111)
Provision (benefit) for income
 taxes.........................    (52,344)       1,460          --         --
                                ----------  -----------  ----------  ---------
    Net loss................... $ (186,237) $(1,617,718) $  (77,682) $(179,111)
                                ==========  ===========  ==========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                      AMOUNT
                                                    OUTSTANDING
                                                        ON         RETAINED        TOTAL
                          COMMON STOCK  ADDITIONAL OFFICER STOCK   EARNINGS    SHAREHOLDERS'
                          -------------    PAID      PURCHASE    (ACCUMULATED     EQUITY
                          SHARES AMOUNT  CAPITAL     AGREEMENT     DEFICIT)      (DEFICIT)
                          ------ ------ ---------- ------------- ------------  -------------
Balance at April 30,
 1995...................  1,500   $15    $70,567     $(10,378)   $   230,135    $   290,339
Forgiveness of amount
 outstanding on officer
 stock purchase
 agreement..............     --    --         --       10,378             --         10,378
Net loss................     --    --         --           --       (186,237)      (186,237)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1996...................  1,500    15     70,567           --         43,898        114,480
Net loss................     --    --         --           --     (1,617,718)    (1,617,718)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1997...................  1,500    15     70,567           --     (1,573,820)    (1,503,238)
Net loss................     --    --         --           --       (179,111)      (179,111)
                          -----   ---    -------     --------    -----------    -----------
Balance at July 31, 1997
 (Unaudited)............  1,500   $15    $70,567     $     --    $(1,752,931)   $(1,682,349)
                          =====   ===    =======     ========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                   YEAR ENDED APRIL 30,         JULY 31,
                                   ----------------------  -------------------
                                     1996        1997        1996      1997
                                   ---------  -----------  --------  ---------
                                                              (UNAUDITED)
Net cash flows from operating ac-
 tivities
  Net loss........................ $(186,237) $(1,617,718) $(77,682) $(179,111)
  Adjustments to reconcile net
   loss to net cash provided by
   operating activities
    Product line discontinuance...        --      360,154        --         --
    Depreciation and amortization.   254,701      288,077    70,187     29,178
    Provision for doubtful ac-
     counts.......................    81,036      193,773        --         --
    Stock grant compensation......    10,378           --        --         --
    Changes in operating assets
     and liabilities
      Accounts receivable.........  (248,731)     542,152  (224,280)    22,581
      Unbilled costs and accrued
       earnings...................        --      (38,000)       --    (73,704)
      Deferred taxes..............    68,756       (1,460)   (1,460)        --
      Other receivables and pre-
       payments...................    (4,075)      69,025    11,678    (20,250)
      Accounts payable............   610,082      109,775   231,233    120,496
      Accrued expenses............  (210,000)     139,107    87,122     12,808
      Deferred revenue............  (211,576)      26,667        --     71,056
      Income taxes................  (143,062)          --        --         --
      Other assets................       861          438        --     (1,001)
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   operating activities...........    22,133       71,990    96,798    (17,947)
                                   ---------  -----------  --------  ---------
Cash flows from investing activi-
 ties
  Capital expenditures............  (406,915)    (109,210)  (19,174)     1,692
  Purchase of investment..........   (25,000)          --        --         --
                                   ---------  -----------  --------  ---------
  Net cash used in investing ac-
   tivities.......................  (431,915)    (109,210)  (19,174)     1,692
                                   ---------  -----------  --------  ---------
Cash flows from financing activi-
 ties
  Net increase (decrease) in
   borrowings from stockholders...   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   financing activities...........   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
Net increase (decrease) in cash
 and cash equivalents.............  (239,673)     (36,829)   35,459      5,565
Cash and cash equivalents, begin-
 ning of period...................   279,833       40,160    40,160      3,331
                                   ---------  -----------  --------  ---------
Cash and cash equivalents, end of
 period........................... $  40,160  $     3,331  $ 75,619  $   8,896
                                   =========  ===========  ========  =========
Cash paid during the period for:
  Interest........................ $      --  $     6,394  $     --  $      --
                                   =========  ===========  ========  =========
  Income taxes.................... $  33,240  $       267  $    267  $      --
                                   =========  ===========  ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OF THE COMPANY AND BASIS OF PRESENTATION

  USWeb New York Central (the "Company"), formerly Reach Networks, Inc., was incorporated in 1993 under the laws of the State of Delaware and during 1993 merged with its predecessor, Reach Networks, Inc., a New York Corporation, incorporated in 1988. The Company, a provider of communications software and services, was primarily engaged in the development, marketing, licensing and maintenance of private on-line networks based on Internet standards that were targeted towards business organizations and associations. The Company developed and maintained private on-line networks for customers in the United States, Europe and Asia.

  During 1997, the Company's management shifted the Company's product focus to provide solutions to complex information flows through the use of Internet technologies. During 1997 the Company began to derive significant revenues from custom application and website development and design, systems integration and support services including web/server hosting and management.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses for the years ended April 30, 1996 and 1997. At April 30, 1997 the Company had an accumulated deficit of $1,573,820 and a working capital deficit of $1,970,640. Such losses have primarily resulted from the decreasing demand for private on-line networks and the transition by the Company to becoming a provider of Internet solutions. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations as they come due. The Company has a pending merger agreement with USWeb Corporation ("USWeb") and a pending stock purchase agreement with unaffiliated parties and it believes that when and if such arrangements are consummated will provide sufficient funding to meet its planned business objectives (Note 11). These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of consolidation

  The consolidated financial statements include the accounts of Reach Networks, Inc. and its wholly owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Losses of majority-owned subsidiaries are not allocated to minority interests if such allocation results in the minority interest becoming negative. To date, the Company's majority-owned subsidiaries have incurred cumulative operating losses and no allocation of losses has been made in excess of the original capital contributions of the minority interests.

 Revenue recognition

  License fees are recognized upon delivery of the Company's online network products and the completion of all significant vendor obligations. Network management and website hosting fees are recognized as services are performed. Fees derived from long-term network or website management contracts are recognized ratably over the life of the underlying contracts.

  Communication fees received by the Company for providing network access as well as incremental charges, which generally consist of faxing and mailing services, are recognized upon performance of the service.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Development fees from short-term projects to customize the Company's proprietary software, custom software development on behalf of customers and website development are recognized using the completed contract method. These short-term projects were generally less than nine months in duration. The Company records a current asset for network development projects in process on the reporting date when the accumulated costs exceed related billings or a current liability when the excess accumulated billings exceed related costs. Unbilled costs and accrued earnings consist primarily of services performed which were not billed at the end of the period.

 Product development expenses

  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, ("SFAS No. 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs incurred after the establishment of technological feasibility are capitalized and amortized to cost of revenues on a straight-line basis over the expected useful life of the software. Product development costs incurred prior to the attainment of technological feasibility are expensed as incurred. As of April 30, 1996 and 1997, the Company had no capitalized software development costs.

 Advertising costs

  Advertising costs are expensed as incurred. Advertising costs included in selling and marketing expenses were $90,498 for the year ended April 30, 1996. No significant advertising costs were incurred subsequent to fiscal 1996.

 Cash and cash equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Equipment

  Equipment is stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided on the shorter of the useful life of the improvement or the remaining lease term.

 Income taxes

  Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Fair Value of Financial Instruments

  The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable to stockholders approximate their fair values due to the relatively short maturity of these investments.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Data

  The unaudited financial data at July 31, 1997 and for the three months ended July 31, 1996 and 1997 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows. The results of operations for the three months ended July 31, 1997 are not necessarily indicative of the operating results to be expected for the entire year ending April 30, 1998.

3. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF RISKS

  The Company is dependent on a limited number of customers for a substantial portion of its revenues. One customer accounted for approximately 39% and 34% of revenues in 1996 and 1997, respectively and approximately 25% and 20% of accounts receivable as of April 30, 1996 and 1997, respectively. In connection with the discontinuation of its private on-line network products the Company terminated service to such customer in 1998. A second customer, which accounted for 29% and 14% of revenues in 1996 and 1997, respectively, and 24% of accounts receivable as of April 30, 1996 did not renew its contract that expired in March 1997. A third customer accounted for 10% of revenues in 1996 none of which was outstanding as of April 30, 1996. A fourth customer accounted for 22% of revenues in 1997 and 28% of accounts receivable as of April 30, 1997.

  Financial instruments which potentially subject the Company concentrations of credit risk are primarily cash, accounts receivable, accounts payable and loans payable to stockholders. The Company generally does not require collateral and its trade receivables are unsecured.

4. EQUIPMENT

  Equipment is comprised of:

                                   ESTIMATED       APRIL 30,
                                  USEFUL LIFE ---------------------   JULY 31,
                                    (YEARS)      1996       1997        1997
                                  ----------- ----------  ---------  -----------
                                                                     (UNAUDITED)
Network equipment and computers.        5     $1,144,965  $ 519,620   $ 517,928
Furniture and fixtures..........       10        145,490    146,037     146,037
Software licenses...............        3        175,245     62,323      62,323
Leasehold improvements..........                  52,127     52,127      52,127
                                              ----------  ---------   ---------
  Total equipment...............               1,517,827    780,107     778,415
Less--accumulated depreciation
 and amortization...............                (552,963)  (354,264)   (383,442)
                                              ----------  ---------   ---------
  Net equipment.................              $  964,864  $ 425,843   $ 394,973
                                              ==========  =========   =========

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. LOANS PAYABLE TO STOCKHOLDERS

  The Company has loans payable to stockholders, who are also employees of the Company, which represent amounts owed for funds loaned to the Company and deferred salaries. Loans payable to stockholders are comprised as follows:

                                                       APRIL 30,
                                                   -----------------  JULY 31,
                                                     1996     1997      1997
                                                   -------- -------- -----------
                                                                     (UNAUDITED)
Borrowings from stockholders...................... $168,298 $167,390  $180,390
Deferred salary...................................   23,001   20,000    28,792
Accrued interest..................................    1,200    5,500     5,528
                                                   -------- --------  --------
                                                   $192,499 $192,890  $214,710
                                                   ======== ========  ========

  During 1996 and 1997, the interest rate on loans from stockholders averaged 9% and 10%, respectively. Interest expense on loans payable to stockholders amounted to $1,200 and $10,694 in 1996 and 1997, respectively.

6. INCOME TAXES

  The (benefit) provision for income taxes consisted of the following:

                                                                   THREE MONTHS
                                                                       ENDED
                                                    APRIL 30,        JULY 31,
                                                 ----------------- ------------
                                                   1996      1997   1996   1997
                                                 ---------  ------ ------ ------
                                                                    (UNAUDITED)
Current
  Federal....................................... $ (75,320) $  --  $  --  $  --
  State and local...............................   (45,780)    --     --     --
                                                 ---------  ------ ------ ------
                                                  (121,100)    --     --     --
Deferred
  Federal.......................................    68,756   1,460    --     --
  State and local...............................       --      --     --     --
                                                 ---------  ------ ------ ------
    (Benefit) provision for income taxes........ $ (52,344) $1,460    --     --
                                                 =========  ====== ====== ======

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                             THREE MONTHS
                                           YEAR ENDED            ENDED
                                            APRIL 30,          JULY 31,
                                           --------------    ----------------
                                           1996     1997      1996      1997
                                           -----    -----    ------    ------
                                                              (UNAUDITED)
Statutory rate............................   (34)%    (34)%     (34)%     (34)%
State income taxes, net of federal bene-
 fit......................................   (13)%    (13)%     (13)%     (13)%
Nondeductible expense and other...........     2 %     (3)%      --        --
Valuation Allowance.......................    24 %     50 %      47 %      47 %
                                           -----    -----    ------    ------
Effective income tax rate.................    21 %     --        --        --
                                           =====    =====    ======    ======

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Deferred income taxes at April 30, 1996 and 1997 and July 31, 1997 consisted of the following:

                                                      APRIL 30,
                                                  ------------------  JULY 31,
                                                    1996      1997      1997
                                                  --------  -------- -----------
                                                                     (UNAUDITED)
Current deferred tax assets
   Allowance for doubtful accounts...............  $31,544  $ 16,794  $ 10,251
  Accrued expenses...............................       --    44,415    44,415
                                                  --------  --------  --------
                                                    31,544    61,209    54,666
Noncurrent deferred tax assets
   Equipment write-off...........................       --   169,272   169,272
  Net operating loss.............................   81,118   611,000   705,000
                                                  --------  --------  --------
                                                    81,118   780,272   874,272
                                                  --------  --------  --------
Noncurrent deferred tax liabilities..............   57,460   125,490   130,396
                                                  --------  --------  --------
Net deferred tax asset...........................   55,202   715,991   798,542
Less: valuation allowance........................   56,662   715,991   798,542
                                                  --------  --------  --------
  Net deferred tax asset (liability)............. $ (1,460) $     --  $     --
                                                  ========  ========  ========

  In consideration of the Company's losses during 1996 and 1997 and the uncertainty of its ability to utilize deferred tax benefits in the future, the Company has recorded a valuation allowance for deferred tax benefits in excess of net operating loss amounts that can be carried back to prior years for federal and state income tax purposes. The Company has net operating loss carryforwards of approximately $1,300,000 and $1,500,000 at April 30, 1997 and July 31, 1997, which begin to expire in 2011. These losses are subject to limitation on future years utilization should certain ownership changes occur (Note 11).

7. EMPLOYEE STOCK GRANTS AND ISSUANCES

  In October 1993, the Company issued 150 shares of common stock to an officer of the Company in return for a non-recourse promissory note in the principal amount of $20,756. One-half the principal amount of the note was to be automatically forgiven on each of the first and second anniversary dates of the issuance date of the note, provided the officer continued to be an employee. As of April 30, 1996, the note has been forgiven in its entirety and the Company has recorded compensation expense of $10,378 in the year ending April 30, 1996.

8. STOCK OPTION PLAN AND DEFINED CONTRIBUTION PLAN

 Stock option plan

  During 1995, the Company implemented an employee stock option plan whereby options to purchase up to 100 shares of common stock may be granted to key employees, directors and consultants. As of April 30, 1997 there have been no options granted under the plan.

 Defined contribution plan

  Company employees may participate in an employee savings plan maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code ("IRC"). Eligible participants may contribute a percentage of their pretax salaries, subject to certain IRC limitations. The plan provides for employer matching contributions to be made at the discretion of the Company. There were no discretionary amounts contributed to the plan during the years ended April 30, 1996 and 1997 and three months ended July 31, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. COMMITMENTS

 Network access agreement

  Pursuant to a non-cancelable agreement expiring in fiscal 1998, the Company committed to monthly minimum usage levels with its network access provider. The annual minimum usage commitments amount to $600,000 and $150,000 in 1997 and 1998, respectively. The Company's actual network access usage significantly exceeded the contractually required minimums for each of the years ended April 30, 1996 and 1997. In May 1997, the Company and the network access provider mutually agreed to terminate the agreement.

 Leases

  The Company leases its facilities and certain office equipment under non-cancelable operating leases. Future rental payments on a fiscal year basis under operating leases with initial terms in excess of one year are as follows:

       1998............................................................ $133,056
       1999............................................................  132,944
       2000............................................................  131,712
       2001............................................................   89,633
       2002............................................................      --
                                                                        --------
                                                                        $487,345
                                                                        ========

  Rent expense approximated $157,900 and $189,000, for the years ended April 30, 1996 and 1997, respectively.

 Employment contracts

  The Company has entered into employment agreements with certain employees and officers, who are also stockholders of the Company. The agreements provide for payments, upon termination of the employee, of an amount equal to 50% of the employee's annual base salary.

10. DISCONTINUED PRODUCT LINES

  During 1997 the Company discontinued its private on-line network products and services and abandoned the related network computer equipment and software licenses having a net book value of $360,154. Approximately $7,361,000 and $4,365,000 of the Company's revenues in 1996 and 1997 were generated from private on-line network products and services.

  The Company also terminated one of its employees, who instituted litigation against the Company claiming breach of contract. In October of 1997 the Company and the employee, who is a stockholder, entered into a settlement agreement, which is contingent upon completion of the USWeb share exchange (Note 11). The Company has accrued the costs associated with the pending settlement as of April 30, 1997, which are expected to be less than $100,000.

  Additionally, the Company discontinued development of a private on-line network for the architectural industry in which the Company incurred development and administrative expenses which are included in product development and general and administration expenses, in the amount of $572,000 during the year ended April 30, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. SUBSEQUENT EVENTS

  In October 1997, the Company issued 265 shares of its common stock to certain employees and consultants with immediate vesting in consideration of current services being performed.

  In October of 1997 the Company entered into a merger agreement with USWeb whereby the stockholders of the Company will exchange their shares of common stock for shares of USWeb and the Company will become a wholly-owned subsidiary of USWeb. The closing of the share exchange is subject to certain conditions, which can be waived by USWeb, including the attainment of a specified working capital level. As of November 3, 1997 the Company has not met the working capital requirement. The number of shares to be issued by USWeb is subject to adjustment during the first year subsequent to the completion of the share exchange based on the Company's performance. The Company also entered into a stock purchase agreement during October 1997 with unaffiliated third parties whereby the Company will issue and sell 793.82 shares of its common stock at a price of $1,259.73 per share, providing gross proceeds of $1,000,000. The issuance and sale will be executed contemporaneously with the closing of the USWeb share exchange.

  During September of 1997, the Company entered into an agreement to sell a subsidiary to a former employee which had developed a product for the digital delivery of information over the Internet using a "push" technology. The subsidiary had ceased operations in February 1997 and had generated minimal revenue. The Company received a note, secured by the stock of the subsidiary, in the principal amount of $500,000. The note is payable in four equal quarterly installments commencing September 30, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                --------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Additional Information....................................................   2
Prospectus Summary........................................................   3
Risk Factors..............................................................   5
Forward Looking Statements................................................  14
Use of Proceeds...........................................................  14
Market Information........................................................  14
Dividend Policy...........................................................  14
Capitalization............................................................  15
Selected Consolidated Financial Data......................................  16
Pro Forma Selected Consolidated Financial Data............................  18
Management's Discussion and Analysis of Financial
 Condition and Results of Operations......................................  19
Business..................................................................  28
Management................................................................  42
Certain Transactions......................................................  52
Principal Stockholders....................................................  54
Description of Capital Stock..............................................  56
Plan of Distribution......................................................  58
Restrictions on Resale....................................................  59
Legal Matters.............................................................  59
Experts...................................................................  59
Index to Consolidated Financial Statements and Pro Forma Consolidated Fi-
 nancial Information...................................................... F-1

                               ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               16,666,667 SHARES
                                [LOGO OF USWEB]
                                  COMMON STOCK


                               ----------------
                                   PROSPECTUS
                               ----------------

                              MARCH 26, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to the Certificate of Incorporation of the Registrant to be effective upon the completion of this offering, filed herewith as Exhibit 3.3; the Bylaws of the Registrant, filed herewith as Exhibit 3.5; Section 145 of the Delaware General Corporation Law; and the form of indemnification agreement filed herewith as Exhibit 10.1 which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Registrant intends to obtain directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

  The indemnification provisions in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                        EXHIBIT
                               DOCUMENT                                 NUMBER
                               --------                                 -------
Amended and Restated Certificate of Incorporation......................   3.3
Bylaws of Registrant (Delaware)........................................   3.5
Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers..........................  10.1

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

 2.1+ Agreement and Plan of Reorganization dated as of March 16, 1997 by and among the Registrant, USWeb Acquisition Corporation 101 and XCom Corpo-ration.
 2.2+ Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 103 and Fetch Inter-active, Inc.
 2.3+ Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 106 and Newlink Com-munications Corporation.
 2.4+ Agreement and Plan of Reorganization dated as of April 30, 1997 by and among the Registrant, USWeb Acquisition Corporation 107 and
       InterNetOffice, LLC.
 2.5+ Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 102 and Infopreneurs
       Inc.
 2.6+ Agreement and Plan of Reorganization dated as of August 28, 1997 by and among the Registrant, USWeb Acquisition Corporation 108 and Electronic
       Images, Inc.
 2.7+ Agreement and Plan of Reorganization dated as of July 1, 1997 by and among the Registrant, USWeb Acquisition Corporation 110 and Multimedia
       Marketing & Design Inc.
 2.8+ Agreement and Plan of Reorganization dated as of August 29, 1997 by and among the Registrant, USWeb Acquisition Corporation 111 and KandH., Inc.
 2.9+ Agreement and Plan of Reorganization dated as of August 29, 1997 by and among the Registrant, USWeb Acquisition Corporation 111 and DreamMedia,
       Inc.
 2.10+ Agreement and Plan of Reorganization dated as of September 26, 1997 by and among the Registrant, USWeb Acquisition Corporation 113 and Internet
       Cybernautics, Inc.
 2.11+ Agreement and Plan of Reorganization dated as of July 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 114 and Synergetic
       Systems Integration, Inc.
 2.12+ Agreement and Plan of Reorganization dated as of September 30, 1997 by and among the Registrant, USWeb Acquisition Corporation 119 and Online
       Marketing Company.
 2.13+ Agreement and Plan of Reorganization dated as of September 30, 1997 by and among the Registrant, USWeb Acquisition Corporation 117 and
       Zendatta, Inc.
 2.14+ Agreement and Plan of Reorganization dated as of October 10, 1997 by and among the Registrant, USWeb Acquisition Corporation 118 and W3-design.
 2.15+ Agreement and Plan of Reorganization dated as of October 29, 1997 by and among the Registrant, USWeb Acquisition Corporation 122 and USWeb-Apex,
       Inc.
 2.16+ Agreement and Plan of Reorganization dated as of October 24, 1997 by and among the Registrant, USWeb Acquisition Corporation 112 and Reach Net-works, Inc.
 3.1+  Amended and Restated Certificate of Incorporation of the Registrant.
 3.2+  Bylaws of the Registrant.
 4.1+  Form of Registrant's Common Stock Certificate.
 4.2+ Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.
 4.3+  Form of Registrant's Series A Preferred Stock Purchase Warrant.
 4.4+  Form of Registrant's Series C Preferred Stock Purchase Warrant.
 4.5+  Form of Registrant's Common Stock Purchase Warrant.
 4.6+  Form of Registrant's Signing Warrant.
 4.7+  Form of Registrant's AGR Warrant.
 4.8+  Form of Amended and Restated Investor Rights Agreement dated November 7,
       1997 among the Registrant and the other parties named therein.
 5.1** Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.

 10.1+   Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.
 10.2+   1996 Stock Option Plan and related agreements.
 10.3+   1996 Equity Compensation Plan and related agreements.
 10.4+   1997 Acquisition Stock Option Plan and related agreements.
 10.5+   1997 Employee Stock Purchase Plan.
 10.6+   Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.
 10.7+   Management Continuity Agreement between the Registrant and Joseph P.
         Firmage.
 10.8+   Management Continuity Agreement between the Registrant and Tobin Co-
         rey.
 10.9+   Management Continuity Agreement between the Registrant and Sheldon
         Laube.
 10.10+  Management Continuity Agreement between the Registrant and James J.
         Heffernan.
 10.11+  Form of Affiliate Agreement.
 10.12+  Loan and Security Agreement dated September 29, 1997 between the Reg-
         istrant and Silicon Valley Bank.
 10.13+  Amendment, dated November 5, 1997 to Loan and Security Agreement dated
         September 29, 1997 between the Registrant and Silicon Valley Bank.
 10.14+  Intel-USWeb Relationship Agreement dated as of November 7, 1997 be-
         tween the Registrant and Microsoft Corporation.
 10.15** Lease Agreement dated December 16, 1996 by and between the Company and
         LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa Clara, CA 95054.
 10.16** First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa
         Clara, CA 95054.
 11.1+   Statement of computation of pro forma net loss per share.
 21.1+   Subsidiaries of the Registrant.
 23.1**  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
 23.2    Consent of Price Waterhouse LLP, Independent Accountants (see page II-
         6).
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedule.

---------------------
 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).
** Previously filed.

 (b) Financial Statement Schedules

  None.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent, post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the application registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 20 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON THIS 25TH DAY OF MARCH 1998.

                                          USWEB CORPORATION

                                                    /s/ James Heffernan
                                          By: _________________________________
                                                      JAMES HEFFERNAN
                                              EXECUTIVE VICE PRESIDENT, CHIEF
                                                     FINANCIAL OFFICER
                                                  SECRETARY AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

                  *                    Chairman of the
-------------------------------------   Board and Chief
           JOSEPH FIRMAGE               Executive Officer
                                        (Principal
                                        Executive Officer)

         /s/ James Heffernan           Executive Vice
-------------------------------------   President, Chief        March 25, 1998
           JAMES HEFFERNAN              Financial Officer,
                                        Secretary and
                                        Director (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director
-------------------------------------
           JEFFREY BALLOWE

                  *                    Director
-------------------------------------
             ROBERT HOFF

                  *                    Director
-------------------------------------
            GARY RIESCHEL

                  *                    Director
-------------------------------------
          BARRY RUBENSTEIN

*By:     /s/ James Heffernan
  ----------------------------------                            March 25, 1998
           JAMES HEFFERNAN
          ATTORNEY-IN-FACT

                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-38351) of our reports dated January 20, 1998 (except for Note 12, which is as of March 12, 1998) relating to the consolidated financial statements of USWeb Corporation, September 17, 1997 related to the financial statements of USWeb San Francisco, September 12, 1997 related to the financial statements of USWeb Milwaukee, September 17, 1997 related to the financial statements of USWeb LA Metro, September 18, 1997 related to the financial statements of USWeb Atlanta, September 18, 1997 related to the financial statements of USWeb DC, September 18, 1997 related to the financial statements of USWeb Pittsburgh, October 31, 1997 related to the financial statements of USWeb Chicago Metro, October 31, 1997 related to the financial statements of USWeb Hollywood (formerly KandH, Inc.), October 29, 1997 related to the financial statements of USWeb Hollywood (formerly DreamMedia, Inc.), October 17, 1997 related to the financial statements of USWeb Marin, October 31, 1997 related to the financial statements of USWeb Long Island, October 24, 1997 related to the financial statements of USWeb Detroit, October 15, 1997 related to the financial statements of USWeb San Mateo, October 31, 1997 related to the financial statements of USWeb LA Central, November 4, 1997 related to the financial statements of USWeb Houston, November 5, 1997 related to the financial statements of USWeb New York Central (formerly Reach Networks, Inc.), which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

San Jose, California

March 25, 1998

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
 2.1+    Agreement and Plan of Reorganization dated as of March
         16, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 101 and XCom Corporation.
 2.2+    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 103 and Fetch Interactive, Inc.
 2.3+    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 106 and Newlink Communications Corporation.
 2.4+    Agreement and Plan of Reorganization dated as of April
         30, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 107 and InterNetOffice, LLC.
 2.5+    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 102 and Infopreneurs Inc.
 2.6+    Agreement and Plan of Reorganization dated as of August
         28, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 108 and Electronic Images, Inc.
 2.7+    Agreement and Plan of Reorganization dated as of July 1,
         1997 by and among the Registrant, USWeb Acquisition Cor-
         poration 110 and Multimedia Marketing & Design Inc.
 2.8+    Agreement and Plan of Reorganization dated as of August
         29, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 111 and KandH., Inc.
 2.9+    Agreement and Plan of Reorganization dated as of August
         29, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 111 and DreamMedia, Inc.
 2.10+   Agreement and Plan of Reorganization dated as of Septem-
         ber 26, 1997 by and among the Registrant, USWeb Acquisi-
         tion Corporation 113 and Internet Cybernautics, Inc.
 2.11+   Agreement and Plan of Reorganization dated as of July 31,
         1997 by and among the Registrant, USWeb Acquisition Cor-
         poration 114 and Synergetic Systems Integration, Inc.
 2.12+   Agreement and Plan of Reorganization dated as of Septem-
         ber 30, 1997 by and among the Registrant, USWeb Acquisi-
         tion Corporation 119 and Online Marketing Company.
 2.13+   Agreement and Plan of Reorganization dated as of Septem-
         ber 30, 1997 by and among the Registrant, USWeb Acquisi-
         tion Corporation 117 and Zendatta, Inc.
 2.14+   Agreement and Plan of Reorganization dated as of October
         10, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 118 and W3-design.
 2.15+   Agreement and Plan of Reorganization dated as of October
         29, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 122 and USWeb-Apex, Inc.
 2.16+   Agreement and Plan of Reorganization dated as of October
         24, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 112 and Reach Networks, Inc.
 3.1+    Amended and Restated Certificate of Incorporation of the
         Registrant.
 3.2+    Bylaws of the Registrant (Delaware).
 4.1+    Form of Registrant's Common Stock Certificate.
 4.2+    Amended and Restated Investors' Rights Agreement dated
         May 2, 1997 among the Registrant and the other parties
         named therein.
 4.3+    Form of Registrant's Series A Preferred Stock Purchase
         Warrant.
 4.4+    Form of Registrant's Series C Preferred Stock Purchase
         Warrant.
 4.5+    Form of Registrant's Common Stock Purchase Warrant.
 4.6+    Form of Registrant's Signing Warrant.

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
  4.7+   Form of Registrant's AGR Warrant.
  4.8+   Form of Amended and Restated Investor Rights Agreement
         dated November 7, 1997 among the Registrant and the other
         parties named therein.
  5.1**  Opinion of Wilson Sonsini Goodrich & Rosati regarding le-
         gality of the securities being issued.
 10.1+   Form of Indemnification Agreement entered into by the
         Registrant with each of its directors and executive offi-
         cers.
 10.2+   1996 Stock Option Plan and related agreements.
 10.3+   1996 Equity Compensation Plan and related agreements.
 10.4+   1997 Acquisition Stock Option Plan and related agree-
         ments.
 10.5+   1997 Employee Stock Purchase Plan.
 10.6+   Form of Restricted Stock Purchase Agreement between the
         Registrant and certain executive officers.
 10.7+   Management Continuity Agreement between the Registrant
         and Joseph P. Firmage.
 10.8+   Management Continuity Agreement between the Registrant
         and Tobin Corey.
 10.9+   Management Continuity Agreement between the Registrant
         and Sheldon Laube.
 10.10+  Management Continuity Agreement between the Registrant and James J. Heffernan.
 10.11+  Form of Affiliate Agreement.
 10.12+  Loan and Security Agreement dated September 29, 1997 be-
         tween the Registrant and Silicon Valley Bank.
 10.13+  Amendment, dated November 5, 1997 to Loan and Security
         Agreement dated September 29, 1997 between the Registrant
         and Silicon Valley Bank.
 10.14+  Intel-USWeb Relationship Agreement dated as of November
         7, 1997 between the Registrant and Microsoft Corporation.
 10.15** Lease Agreement dated December 16, 1996 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside
         Drive, Santa Clara, CA 95054.
 10.16** First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880
         Lakeside Drive, Santa Clara, CA 95054.
 11.1+   Statement of computation of pro forma net loss per share.
 21.1+   Subsidiaries of the Registrant.
 23.1**  Consent of Wilson Sonsini Goodrich & Rosati (included in
         Exhibit 5.1).
 23.2    Consent of Price Waterhouse LLP, Independent Accountants
         (see page II-6).
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedule.

---------------------
 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).
** Previously filed.